Exhibit 99.1

DEUTSCHE BANK AG NEW YORK BRANCH DEUTSCHE BANK SECURITIES 60 Wall Street New York, New York 10005	BARCLAYS 745 Seventh Avenue New York, New York 10019	CITIGROUP GLOBAL MARKETS INC. 390 Greenwich Street New York, New York 10013

CREDIT SUISSE SECURITIES (USA) LLC CREDIT SUISSE AG Eleven Madison Avenue New York, New York 10010	ROYAL BANK OF CANADA Three World Financial Center 200 Vesey Street, 10th Floor New York, New York 10281	UBS AG, STAMFORD BRANCH UBS SECURITIES LLC 1285 Avenue of the Americas New York, New York 10019

NATIXIS, NEW YORK BRANCH 1251 Avenue of the Americas, 3rd Floor New York, New York 10020

CONFIDENTIAL

May 31, 2016

Texas Competitive Electric Holdings Company LLC

1601 Bryan St.

Dallas, Texas 75201

Attn:	Paul Keglevic Chief Financial Officer

Commitment Letter

Ladies and Gentlemen:

Deutsche Bank AG New York Branch (“DBNY”) and Deutsche Bank Securities Inc. (“DBSI” and, together with DBNY, “DB”), Barclays Bank PLC (“Barclays”), Citi (as defined below), Credit Suisse AG (acting through such of its affiliates and branches it deems appropriate, “CS”) and Credit Suisse Securities (USA) LLC (acting through such of its affiliates and branches it deems appropriate, “CS Securities” and together with CS and their respective affiliates, “Credit Suisse”), Royal Bank of Canada (“Royal Bank”) and RBC Capital Markets (“RBCCM” and, together with Royal Bank, “RBC”)1, UBS AG, Stamford Branch (“UBS Stamford”) and UBS Securities LLC (“UBSS” and, together with UBS Stamford, “UBS”), and Natixis, New York Branch (“Natixis NY” and, together with any other Commitment Parties appointed as described below, the “Commitment Parties”, “we” or “us”), understand that Texas Competitive Electric Holdings Company LLC, a Delaware limited liability company (“you” or

[1]	RBC Capital Markets is a brand name for the capital markets activities of Royal Bank of Canada and its affiliates.

the “Company”) and certain of the Company’s domestic subsidiaries (the “Subsidiary Debtors” and, collectively with the Company and Energy Future Competitive Holdings Company, the “Debtors” (for the avoidance of doubt, the “Debtors” do not include Energy Future Holdings Corp. or any direct or indirect subsidiary thereof that is not Energy Future Competitive Holdings Company, the Company or a direct or indirect subsidiary of the Company)) are operating as debtors-in-possession pursuant to voluntary cases, jointly administered under Case No. 14-10979 (the “Case”), commenced under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (as amended, the “Bankruptcy Code”). You have advised the Commitment Parties that you expect that the Debtors will be reorganized and/or will consummate any other restructuring transaction, including a sale pursuant to section 363 of the Bankruptcy Code, pursuant to the Plan (as defined in Exhibit A hereto). You have advised us that you desire to establish certain credit facilities in order to consummate the transactions described in the Plan and the other Transactions as defined and described in the transaction description attached hereto as Exhibit A (the “Transaction Description”). Capitalized terms used but not defined herein have the respective meanings assigned to them in the Transaction Description, the Summary of Terms and Conditions attached hereto as Exhibit B (the “Senior Term Sheet”), the Summary of Terms and Conditions attached hereto as Exhibit C (the “DIP Roll Term Sheet” and, together with the Senior Term Sheet and the Conditions Precedent to Funding set forth in Exhibit D and Exhibit E, the “Term Sheets”), the Conditions Precedent to Funding attached hereto as Exhibit D (solely with respect to the Senior Term Sheet), the Conditions Precedent to Funding attached hereto as Exhibit E (solely with respect to the DIP Roll Term Sheet) (together with this letter agreement, the Transaction Description and the Term Sheets, collectively, the “Commitment Letter”) and the Fee Letter (as defined below). In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this letter agreement shall be determined by reference to the context in which it is used. For purposes of this Commitment Letter, “Citi” shall mean Citigroup Global Markets Inc., Citibank N.A., Citicorp USA, Inc., Citicorp North America, Inc. and/or any of their affiliates as may be appropriate to provide the services contemplated herein.

1.	Commitments.

In connection with the Transactions, (a) DBNY hereby commits to provide (i) $135,000,000 of the aggregate principal amount of the Senior Revolving Credit Facility and (ii) $631,000,000 of the aggregate principal amount of the Senior Term Loan Facilities, (b) Barclays hereby commits to provide (i) $110,000,000 of the aggregate principal amount of the Senior Revolving Credit Facility and (ii) $513,000,000 of the aggregate principal amount of the Senior Term Loan Facilities, (c) Citi hereby commits to provide (i) $110,000,000 of the aggregate principal amount of the Senior Revolving Credit Facility and (ii) $513,000,000 of the aggregate principal amount of the Senior Term Loan Facilities, (d) CS hereby commits to provide (i) $110,000,000 of the aggregate principal amount of the Senior Revolving Credit Facility and (ii) $513,000,000 of the aggregate principal amount of the Senior Term Loan Facilities, (e) RBC hereby commits to provide (i) $110,000,000 of the aggregate principal amount of the Senior Revolving Credit Facility and (ii) $513,000,000 of the aggregate principal amount of the Senior Term Loan Facilities, (f) UBS Stamford hereby commits to provide (i) $100,000,000 of the aggregate principal amount of the Senior Revolving Credit Facility and (ii) $467,000,000 of the aggregate principal amount of the Senior Term Loan Facilities, and (g) Natixis NY hereby commits to provide (i) $75,000,000 of the aggregate principal amount of the Senior Revolving

2

Credit Facility and (ii) $350,000,000 of the aggregate principal amount of the Senior Term Loan Facilities (DBNY, Barclays, Citi, CS, RBC, UBS Stamford and Natixis NY, each in such capacity, an “Initial Senior Lender”), (h) DBNY hereby commits to provide (i) $135,000,000 of the aggregate principal amount of the DIP Roll Revolving Credit Facility and (ii) $631,000,000 of the aggregate principal amount of the DIP Roll Term Loan Facilities, (i) Barclays hereby commits to provide (i) $110,000,000 of the aggregate principal amount of the DIP Roll Revolving Credit Facility and (ii) $513,000,000 of the aggregate principal amount of the DIP Roll Term Loan Facilities, (j) Citi hereby commits to provide (i) $110,000,000 of the aggregate principal amount of the DIP Roll Revolving Credit Facility and (ii) $513,000,000 of the aggregate principal amount of the DIP Roll Term Loan Facilities, (k) CS hereby commits to provide (i) $110,000,000 of the aggregate principal amount of the DIP Roll Revolving Credit Facility and (ii) $513,000,000 of the aggregate principal amount of the DIP Roll Term Loan Facilities, (l) RBC hereby commits to provide (i) $110,000,000 of the aggregate principal amount of the DIP Roll Revolving Credit Facility and (ii) $513,000,000 of the aggregate principal amount of the DIP Roll Term Loan Facilities, (m) UBS Stamford hereby commits to provide (i) $100,000,000 of the aggregate principal amount of the DIP Roll Revolving Credit Facility and (ii) $467,000,000 of the aggregate principal amount of the DIP Roll Term Loan Facilities, and (n) Natixis NY hereby commits to provide (i) $75,000,000 of the aggregate principal amount of the DIP Roll Revolving Credit Facility and (ii) $350,000,000 of the aggregate principal amount of the DIP Roll Term Loan Facilities (DBNY, Barclays, Citi, CS, RBC, UBS Stamford and Natixis NY, each in such capacity, an “Initial DIP Roll Lender”, and together with the Initial Senior Lender, the “Initial Lenders”), in each case, upon the terms set forth in this Commitment Letter, the applicable Term Sheet and the Fee Letter and subject only to the satisfaction or waiver of the conditions expressly set forth in Section 5 of this Commitment Letter. It is understood and agreed that the commitments of the Initial Lenders under this Commitment Letter shall be several and not joint.

Notwithstanding anything to the contrary herein, the Borrower must elect to fund either the Senior Facilities or the DIP Roll Facilities by written notice to the Lead Arrangers no later than the earlier of (i) fifteen (15) days prior to the Closing Date and (ii) the commencing of the syndication of the Facilities (the “Facilities Election”), and upon such election each Commitment Party’s commitment to fund the Senior Facilities or the DIP Roll Facilities (in either case if not selected) shall automatically terminate without any action by any party hereto or thereto. Each of the parties hereto hereby acknowledges and agrees that under no circumstances shall the Initial Lenders be obligated to fund commitments under both the Senior Facilities and the DIP Roll Facilities. Each Commitment Party’s commitment to fund the Senior Facilities or the DIP Roll Facilities is in the alternative such that each such Commitment Party’s total commitment is in the amount of either the Senior Facilities or the DIP Roll Facilities.

2.	Syndication.

You hereby appoint (i) in respect of the Senior Facilities, DBSI, Barclays, Citi, Credit Suisse, RBC, UBS and Natixis NY (each in such capacity, a “Senior Lead Arranger”) to act, and each Senior Lead Arranger hereby agrees to act, as a joint lead arranger and bookrunner, upon the terms set forth in this Commitment Letter and in the Senior Term Sheet and the Fee Letter and (ii) in respect of the DIP Roll Facilities, DBSI, Barclays, Citi, Credit Suisse, RBC, UBS and Natixis NY (each in such capacity, a “DIP Roll Lead Arranger” and together with

3

each Senior Lead Arranger, individually and collectively, the “Lead Arrangers”) to act, and each DIP Roll Lead Arranger hereby agrees to act, as a joint lead arranger and bookrunner upon the terms set forth in this this Commitment Letter, the DIP Roll Term Sheet and the Fee Letter.

The Company shall have the right to appoint, with up to 20% of the economics and commitment amounts for each of the Facilities, additional financial institutions or other entities as lead arrangers, bookrunners, managers, arrangers, agents or co-agents (any such lead arranger, bookrunner, manager, arranger, agent or co-agent (an “Additional Agent”) within 15 business days (provided that (a) each such Additional Agent’s several commitment shall be in respect of both the Senior Facilities and the DIP Roll Facilities and shall be pro rata among the respective Senior Facilities or DIP Roll Facilities, as applicable, (b) no Additional Agent shall receive a greater percentage of the economics with respect to the Senior Term Loan Facilities or the DIP Roll Term Loan Facilities than the percentage awarded to any Initial Lender as of the date hereof and (c) such Additional Agent (or its affiliates) shall assume a proportion of the commitments with respect to the Facilities that is equal to the proportion of the economics allocated to such Additional Agent (or its affiliates) and the economics allocated to, and the commitment amounts of, the relevant Initial Lenders in respect of such Facility will be proportionally reduced by the amount of economics allocated to, and the commitment amount of such Additional Agents (or their affiliates), upon execution by such Additional Agents of customary joinder documentation, and thereafter each such Additional Agent shall constitute a “Commitment Party”, “Initial Senior Lender”, “Initial DIP Roll Lender”, “Initial Lender”, “Senior Lead Arranger”, “DIP Roll Lead Arranger” and/or “Lead Arrangers,” as applicable, under this Commitment Letter and under the Fee Letter (as defined below), it being agreed and understood that Excluded Affiliates (as defined below) of such Additional Agents shall be treated in the same manner as Excluded Affiliates of any Commitment Party hereunder.

It is further agreed that (a) DBSI shall appear on the “left” of all marketing and other materials in connection with the Senior Facilities and will have the rights and responsibilities customarily associated with such name placement, (b) DBSI shall appear on the “left” of all marketing and other materials in connection with the DIP Roll Facilities and will have the rights and responsibilities customarily associated with such name placement and (c) the Additional Agents will be listed in the order determined by you in any marketing and other materials. No other arrangers, bookrunners, managers, agents or co-agents will be appointed and no Lender (as defined below) will receive compensation for committing to any of the Facilities outside the terms contained herein and in the letter of even date herewith addressed to you providing, among other things, for certain fees relating to the Facilities (the “Fee Letter”) in order to obtain its commitment to participate in the Facilities, in each case unless you and we so agree.

The Lead Arrangers reserve the right, prior to or after the Closing Date (as defined on Exhibit A) to syndicate all or a portion of the Initial Lenders’ commitments hereunder to one or more banks, financial institutions or other institutional lenders and investors reasonably acceptable to you (such acceptance not to be unreasonably withheld, delayed, conditioned or denied) that will become parties to the Senior Facilities Documentation or the DIP Roll Facilities Documentation (collectively, the “Facilities Documentation”) pursuant to syndications to be managed by the Lead Arrangers and reasonably satisfactory to you (the banks, financial institutions or other institutional lenders and investors becoming parties to the Facilities

4

Documentation, together with the Initial Lender, being collectively referred to as the “Lenders”); provided that, notwithstanding each Initial Lender’s right to syndicate the Facilities and receive commitments with respect thereto, (a) neither any Initial Lender nor any Lead Arranger will syndicate, assign or participate (i) to those banks, financial institutions or other persons separately identified in writing by you to us on or prior to the date hereof or as you and we shall mutually agree after the date hereof, or to any affiliates of such banks, financial institutions or other persons identified by you in writing or that are readily identifiable as affiliates on the basis of their name or (ii) to competitors identified in writing to us from time to time (or affiliates thereof identified by you in writing or that are readily identifiable as affiliates on the basis of their name) of the Company or any of its subsidiaries (other than bona fide fixed income investors or debt funds that purchase commercial loans in the ordinary course of business); provided that no such identification after the date hereof pursuant to clauses (i) and (ii) shall apply retroactively to disqualify any person that has previously acquired an assignment or participation of an interest in any of the Facilities with respect to amounts previously acquired or (iii) to Excluded Affiliates (it being understood that ordinary course trading activity shall not be considered to be providing advisory services) (collectively, the “Disqualified Institutions”), and no Disqualified Institutions may become Lenders or otherwise participate in the Facilities, and (b) notwithstanding each Lead Arranger’s right to syndicate the Facilities and receive commitments with respect thereto and except as provided herein with respect to Additional Agents upon the joinder of such Additional Agents pursuant to the terms hereof, in respect of the amount allocated to such Additional Agents, (i) no Initial Lender shall be relieved, released or novated from its obligations hereunder (including its obligation to fund the Facilities on the Closing Date) in connection with any syndication, assignment or participation of the Facilities, including its commitments hereunder in respect thereof, until after the Closing Date has occurred, (ii) no assignment or novation by any Initial Lender shall become effective as between you and such Initial Lender with respect to all or any portion of such Initial Lender’s commitments in respect of the Facilities until after the initial funding of the Facilities and the occurrence of the Closing Date and (iii) unless you otherwise agree in writing, each Initial Lender shall retain exclusive control over all rights and obligations with respect to its commitments in respect of the Facilities, including all rights with respect to consents, modifications, supplements, waivers and amendments, until the Closing Date has occurred.

In connection with the syndication of the Facilities, you agree to use your commercially reasonable efforts to assist the Lead Arrangers in seeking to complete syndications reasonably satisfactory to each Lead Arranger and you until the date that is the earlier of (a) the date that is 90 days following the Closing Date and (b) the date on which a “Successful Senior Syndication” or a “Successful DIP Roll Syndication” (each, as defined in the Fee Letter), as applicable, is achieved (such earlier date, the “Syndication Date”). Such assistance shall include your using commercially reasonable efforts to (i) ensure that the syndication efforts benefit from your existing banking relationships and the existing banking relationships of the TCEH First Lien Ad Hoc Committee, (ii) cause direct contact between your senior management, on the one hand, and the proposed Lenders on the other hand at mutually agreed upon times and reasonable locations, (iii) assist in the preparation of a customary confidential information memorandum for transactions of this type (the “Confidential Information Memorandum”) for each of the Facilities and other customary and reasonably available marketing materials to be used in connection with the syndication of the Facilities (all of which shall be in form consistent with confidential information memoranda and marketing materials used in recent transactions by

5

you), (iv) host, with the Lead Arrangers and at the request of any Lead Arranger, one meeting of prospective Lenders at a time and a location to be mutually agreed upon (and to the extent necessary, one or more conference calls with prospective Lenders in addition to such meeting) (and causing your senior management to be available for any such meeting or call), (v) provide promptly to each Lead Arranger all reasonably available customary information with respect to you and your respective subsidiaries and the Transactions, including financial projections relating to you and your subsidiaries (such financial projections, the “Projections”), in each case, as each Lead Arranger may reasonably request in connection with the syndication of the Facilities, (vi) in each case to the extent obtainable, obtain a public corporate credit rating (but no specific rating) and a public corporate family rating (but no specific rating) in respect of the Borrower from each of Standard & Poor’s Ratings Group (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) and public ratings (but no specific ratings) for each of the Facilities from each of S&P and Moody’s prior to the launch of general syndication of the Facilities and (vii) ensure that until the Syndication Date, there shall be no competing offering, placement or arrangement of any debt securities or syndicated credit facilities by you and your subsidiaries (in each case, other than the Facilities, working capital and other indebtedness incurred in the ordinary course of business, indebtedness disclosed to the Commitment Parties on or prior to the date hereof, other indebtedness permitted to be outstanding under the Plan and indebtedness approved by each Lead Arranger (such consent not to be unreasonably withheld, delayed, conditioned or denied)) without the prior written consent of each Lead Arranger if such offering, placement or arrangement would have a materially detrimental effect upon the primary syndication of the Facilities. You understand that the Lead Arrangers may decide to commence syndication efforts for the Facilities promptly after the date hereof (but in no event shall any Lead Arranger commence syndication without your prior written consent as set forth in the immediately succeeding paragraph). Notwithstanding anything to the contrary contained in this Commitment Letter, the Fee Letter, the Facilities Documentation or any other letter agreement or undertaking concerning the financing of the Transactions to the contrary, (i) the compliance with any of the provisions of this Commitment Letter (other than the conditions expressly set forth in Exhibit D attached hereto (or, solely to the extent the Company elects to fund the DIP Roll Facilities, the conditions expressly set forth in Exhibit E attached hereto)), (ii) the commencement and the completion of the syndication of any of the Facilities and (iii) the obtaining of the ratings referenced above shall not, in the case of any of the foregoing clauses (i) through (iii), constitute a condition precedent to the Initial Lenders’ commitments hereunder or to the funding and availability of the applicable Facilities on the Closing Date. For the avoidance of doubt, (x) you will not be required to provide any information to the extent that the provision thereof would violate or waive any attorney-client or other privilege (or otherwise constitutes attorney work product) or violate or contravene any law, rule or regulation, or any obligation of confidentiality (not created in contemplation hereof) binding on you, the Company or your or its respective subsidiaries or affiliates (provided that if you do not provide information in reliance on the forgoing exclusions, you shall use commercially reasonable efforts to promptly notify the Commitment Parties that such information is being withheld) and (y) the only financial statements that shall be required to be provided to the Lead Arrangers or the Initial Lenders in connection with the syndication of the Facilities or otherwise shall be those required to be delivered pursuant to Exhibit D hereto (or, solely to the extent the Company elects to fund the DIP Roll Facilities, those required to be delivered pursuant to Exhibit E attached hereto).

6

The Lead Arrangers will manage, in consultation with you, all aspects of the syndication of the Facilities, including, without limitation, when to begin syndication (subject to your consent), selection of Lenders (subject to your reasonable consent and excluding Disqualified Institutions), determination of when a Lead Arranger will approach prospective Lenders, the time of acceptance of the Lenders’ commitments, the final allocations of the commitments among the Lenders (subject to your reasonable consent (such consent not to be unreasonably withheld, delayed, conditioned or denied)) and the amount and distribution of fees among the Lenders.

You agree, at the reasonable request of the Lead Arrangers, to use commercially reasonable efforts to assist in the preparation of a version of the Confidential Information Memorandum to be used in connection with the syndication of the Facilities, consisting exclusively of information and documentation that is publically available or not material with respect to you or your subsidiaries or any of your or their respective securities for purposes of United States federal and state securities laws (all such information and documentation being “Public Lender Information” and with any information and documentation that is not Public Lender Information being referred to herein as “Private Lender Information”).

You hereby acknowledge that the Lead Arrangers will make available, on a confidential basis, such information, Projections and other offering and marketing materials and presentations, including the Confidential Information Memorandum, to be used in connection with the syndication of the Facilities (such information, Projections, other offering and marketing material and the Confidential Information Memorandum, collectively, with the Term Sheets, the “Information Materials”), to the proposed syndicate of Lenders by posting the Information Materials on Intralinks, SyndTrak Online or by similar electronic means.

It is understood that in connection with your assistance described above, a customary authorization letter will be included in the Confidential Information Memorandum that authorizes the distribution thereof to prospective Lenders, confirms (if applicable) that the Public Lender Information version of the Confidential Information Memorandum does not include any Private Lender Information (other than information about the Transactions or the Facilities) and that the Confidential Information Memorandum shall contain customary provisions exculpating the existing equity holders, you, and the respective affiliates and subsidiaries of the foregoing and us and our affiliates with respect to any liability related to the use or misuse of the contents of the Information Materials or related offering and marketing materials by the recipients thereof. Before distribution of any Information Materials, you agree to use commercially reasonable efforts to identify that portion of the Information Materials that may be distributed to the public-side lenders which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof. By marking Information Materials as “PUBLIC”, you shall be deemed to have authorized the Lead Arrangers and the proposed Lenders to treat such Information Materials as not containing any Private Lender Information (it being understood that you shall not be under any obligation to mark the Information Materials “PUBLIC”). You agree that, unless expressly identified as “PUBLIC”, each document to be disseminated by the Lead Arrangers (or any other agent) to any Lender in connection with the Facilities will be deemed to contain Private Lender Information.

7

You agree, subject to the confidentiality and other provisions of this Commitment Letter, that the Lead Arrangers on your behalf may distribute the following documents to all prospective Lenders, unless you advise the Lead Arrangers in writing (including by email) within a reasonable time prior to their intended distributions (after you have been given a reasonable opportunity to review such documents) that such material should only be distributed to prospective private Lenders: (a) administrative materials for prospective Lenders such as lender meeting invitations and funding and closing memoranda; (b) notifications of changes to the Facilities’ terms; and (c) drafts and final versions of term sheets and definitive documents with respect to the Facilities. If you advise us in writing (including by email) within a reasonable time prior to their intended distributions (after you have been given a reasonable opportunity to review such documents) that any of the foregoing items should be distributed only to private Lenders, then the Lead Arrangers will not distribute such materials to public Lenders without your consent.

3.	Information.

You hereby represent and warrant that (a) all written information concerning you, your subsidiaries and your and their respective businesses (other than the Projections, estimates, forecasts and budgets and other forward-looking information and information of a general economic or industry nature) that has been or will be made available by you (or on your behalf at your request) to any Commitment Party in connection with the Transactions (the “Information”) did not or will not when furnished, taken as a whole and as supplemented from time to time, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made, and (b) the Projections contained in the Confidential Information Memorandum will be prepared in good faith based upon assumptions believed by you to be reasonable at the time of delivery thereof; it being understood that such Projections (i) are subject to significant uncertainties and contingencies, many of which are beyond your control, that no assurance can be given that any particular projections will be realized, that actual results may differ and that such differences may be material and (ii) are not a guarantee of performance. If at any time prior to the later of the Closing Date and the Syndication Date, you become aware that any of the representations and warranties in the preceding sentence are incorrect in any material respect, you agree to promptly supplement the Information and the Projections such that the representations and warranties in the preceding sentence remain true in all material respects. The accuracy of the foregoing representations and warranties, whether or not cured, shall not be a condition to the obligations of the Initial Lenders hereunder or the funding of the applicable Facility on the Closing Date. In arranging the Facilities, including the syndication of the Facilities, each of the Commitment Parties will be entitled to use and rely on the Information and the Projections without responsibility for independent verification thereof.

4.	Fees.

As consideration for the Initial Lenders’ commitments hereunder and the Lead Arrangers’ agreements to structure and arrange the Facilities, you agree to pay (or to cause to be paid) the nonrefundable (except as set forth in the Fee Letter) fees as set forth in the Fee Letter.

8

5.	Conditions.

The Initial Lenders’ commitments hereunder to fund the Senior Facilities on the Closing Date are subject solely to the conditions set forth in Exhibit D hereto (or, solely to the extent the Company elects to fund the DIP Roll Facilities, the conditions expressly set forth in Exhibit E attached hereto), and upon the satisfaction (or waiver by the Commitment Parties) of such conditions, the initial funding of the Senior Facilities or the DIP Roll Facilities, as elected by the Company, shall occur. There are no conditions (implied or otherwise) to the commitments hereunder, and there will be no conditions (implied or otherwise) under the applicable Facilities Documentation to the funding of the applicable Facilities on the Closing Date, including compliance with the terms of this Commitment Letter, the Fee Letter and the Facilities Documentation, other than those that are expressly stated in Exhibit D (or, solely to the extent the Company elects to fund the DIP Roll Facilities, the conditions expressly set forth in Exhibit E attached hereto).

6.	Indemnity; Costs and Expenses.

You agree to indemnify and hold harmless each Commitment Party, its affiliates (other than any Excluded Affiliate), permitted successors and assigns and their respective officers, directors, employees, members, agents, advisors, representatives and controlling persons, in each case involved in the Transactions (each, a “related party”) it being understood that in no event will this indemnity apply to any Commitment Party or its affiliates in their capacity as financial advisors to you or your subsidiaries (collectively, the “Indemnified Persons” and each individually an “Indemnified Person”), from and against any and all losses, claims, damages, liabilities and expenses, joint or several, to which any such Indemnified Person may become subject arising out of or in connection with this Commitment Letter, the Fee Letter or the Transactions, the Facilities or the use of proceeds thereof or any claim, litigation, investigation or proceeding relating to any of the foregoing (any of the foregoing, a “Proceeding”), regardless of whether any such Indemnified Person is a party thereto or whether a Proceeding is brought by a third party or by you or any of your affiliates, and to reimburse each such Indemnified Person within 30 days after receipt of a written request (together with reasonably detailed backup documentation supporting such reimbursement request) for the reasonable fees and reasonable out-of-pocket expenses of one primary counsel for all Indemnified Persons (taken as a whole) and to the extent reasonably necessary, one local counsel for all Indemnified Persons (taken as a whole) in each relevant material jurisdiction and one regulatory counsel (and, solely in the case of an actual or perceived conflict of interest, one additional counsel as necessary to the Indemnified Persons actually affected by such conflict taken as a whole in each relevant material jurisdiction and one regulatory counsel), but no other third-party advisors without your prior consent (not to be unreasonably withheld, delayed, conditioned or denied), and other reasonable out-of-pocket expenses incurred in connection with investigating, or defending any of the foregoing and in connection with enforcement of any provision of this Commitment Letter or the Fee Letter (in each case, excluding allocated costs of in-house counsel); provided that, the foregoing indemnity will not, as to any Indemnified Person, apply to losses, claims, damages, liabilities or expenses to the extent (i) they resulted from (A) the willful misconduct, bad faith or gross negligence of such Indemnified Person or any of its controlled affiliates or related parties (as determined in a final non-appealable judgment in a court of competent jurisdiction), (B) any material breach of the obligations of such Indemnified

9

Person or any of its controlled affiliates or related parties under this Commitment Letter or the Fee Letter (as determined in a final non-appealable judgment in a court of competent jurisdiction) or (C) any dispute among Indemnified Persons (or their respective affiliates or related parties) that does not involve an act or omission by you or any of your subsidiaries (other than any claims against an Administrative Agent, collateral agent or other named agent or a Lead Arranger in their capacity as such but subject to clause (i)(A) and (B) above) or (ii) they have resulted from any agreement governing any settlement referred to below by such Indemnified Person that is effected without your prior written consent (not to be unreasonably withheld, delayed, conditioned or denied). Each Indemnified Person agrees (by accepting the benefits hereof), severally and not jointly, to refund and return any and all amounts paid by you (or on your behalf) under this Section 6 to such Indemnified Person to the extent such Indemnified Person is not entitled to payment of such amounts in accordance with the terms hereof.

In addition, if the Closing Date occurs, you hereby agree to reimburse the Lead Arrangers and Initial Lenders on the Closing Date (to the extent you have been provided an invoice therefor at least three (3) business days prior to the Closing Date) for all reasonable documented out-of-pocket expenses (including, without limitation, reasonable documented out-of-pocket expenses of the Lead Arrangers’ due diligence investigation, consultants’ fees (to the extent any such consultant has been hired with your prior consent), syndication expenses, travel expenses and reasonable fees, disbursements and other charges of counsel, but in the case of legal fees and expenses, limited to the reasonable fees and reasonable documented out-of-pocket expenses of one primary counsel to be mutually agreed, one regulatory counsel and one local counsel in each relevant material jurisdiction) incurred in connection with the preparation of this Commitment Letter, the Fee Letter and the Facilities Documentation.

Notwithstanding any other provision of this Commitment Letter, no party hereto shall be liable for (i) any damages arising from the use by others of information or other materials obtained through electronic, telecommunications or other information transmission systems, except to the extent such damages have resulted from the willful misconduct, bad faith, gross negligence or material breach of such party or any of its controlled affiliates or related parties of this Commitment Letter, the Term Sheets, the Fee Letter or the Facilities Documentation, as determined in a final, non-appealable judgment of a court of competent jurisdiction, or (ii) any special, indirect, consequential or punitive damages arising out of or in connection with this Commitment Letter or the Fee Letter (provided that the foregoing clauses (i) and (ii) shall not limit your indemnity or reimbursement obligations to the extent set forth above in the second preceding paragraph in respect of any losses, claims, damages, liabilities and expenses incurred or paid by an Indemnified Person to a third party unaffiliated with the Commitment Parties that are otherwise required to be indemnified in accordance with this Section 6).

You shall not be liable for any settlement of any Proceedings (or any expenses related thereto) effected without your consent (which consent shall not be unreasonably withheld, delayed, conditioned or denied), but if settled with your written consent or if there is a final non-appealable judgment against an Indemnified Person in any such Proceedings, you agree to indemnify and hold harmless each Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with the second preceding paragraph. You shall not, without the prior written consent of the

10

applicable Indemnified Person (which consent shall not be unreasonably withheld, delayed, conditioned or denied, it being understood that any consent withheld in connection with any settlement not effected in accordance with the succeeding clauses (a) and (b) shall be reasonable), effect any settlement of any pending or threatened Proceedings in respect of which indemnity could have been sought hereunder by such Indemnified Person unless (a) such settlement includes an unconditional release of such Indemnified Person in form and substance reasonably satisfactory to such Indemnified Person from all liability on claims that are the subject matter of such Proceedings and (b) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of such Indemnified Person.

In case any Proceeding is instituted involving any Indemnified Person for which indemnification is to be sought hereunder by such Indemnified Person, then such Indemnified Person will promptly notify you of the commencement of any Proceeding; provided, however, that the failure to so notify you will not relieve you from any liability that you may have to such Indemnified Person pursuant to this Section 6. Notwithstanding the above, following such notification, you may elect in writing to assume the defense of such Proceeding, and, upon such election, you will not be liable for any legal costs subsequently incurred by such Indemnified Person (other than reasonable costs of investigation and providing evidence) in connection therewith, unless (i) you have failed to provide counsel reasonably satisfactory to such Indemnified Person in a timely manner, (ii) counsel provided by you reasonably determines that its representation of such Indemnified Person would present it with a conflict of interest or (iii) the Indemnified Person reasonably determines that there are actual or perceived conflicts of interest between you and the Indemnified Person, including situations in which there may be legal defenses available to it which are different from or in addition to those available to you. In connection with any one Proceeding, you will not be responsible for the fees and expenses of more than one separate law firm for all Indemnified Persons except as expressly provided above.

7.	Confidentiality, etc.

You acknowledge that the Lead Arrangers, the Initial Lenders and their respective affiliates may be providing debt financing, equity capital or other services (including, without limitation, financial advisory services) to other companies in respect of which you or the Company may have conflicting interests. None of the Commitment Parties and their respective affiliates will use information obtained from you or any of your affiliates and subsidiaries or on your or their behalf by virtue of the transactions contemplated by this Commitment Letter or any of your relationships with your affiliates and subsidiaries or on your or their behalf in connection with the performance by them and their respective affiliates of services for other persons or entities, and none of the Commitment Parties or their respective affiliates will furnish any such information to such other persons or entities. You also acknowledge that none of the Commitment Parties or their respective affiliates has any obligation to use in connection with the transactions contemplated by this Commitment Letter, or to furnish to you or your subsidiaries, confidential information obtained by the Commitment Parties and their respective affiliates from other persons or entities.

You further acknowledge and agree that (a) no fiduciary, advisory or agency relationship between you and the Commitment Parties is intended to be or has been created in respect of any of the debt transactions contemplated by this Commitment Letter, irrespective of

11

whether the Commitment Parties or their respective affiliates have advised or are advising you on other matters, (b) the Commitment Parties, on the one hand, and you, on the other hand, have an arm’s-length business relationship that does not directly or indirectly give rise to, nor do you rely on, any fiduciary duty on the part of the Commitment Parties, (c) you are capable of and responsible for evaluating and understanding, and you understand and accept, the terms, risks and conditions of the transactions contemplated by this Commitment Letter, (d) you have been advised that the Commitment Parties and their respective affiliates are engaged in a broad range of transactions that may involve interests that differ from your interests and that the Commitment Parties and their respective affiliates have no obligation to disclose such interests and transactions to you by virtue of any fiduciary, advisory or agency relationship, (e) in connection herewith and with the process leading to the debt financing transactions contemplated hereby, the Commitment Parties and their affiliates (as the case may be) are acting solely as a principal and not as agents or fiduciaries of you, your management, stockholders, creditors, affiliates or any other persons, (f) we are not advising you as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction (including, without limitation, with respect to any consents needed in connection with the transactions contemplated hereby), and you have consulted legal and financial advisors to the extent you have deemed appropriate, (g) Citibank, N.A. is acting as administrative agent and collateral agent under the Existing DIP Credit Agreement (as defined below) and (h) no Commitment Party or any of its affiliates has any obligation to you or your affiliates with respect to the debt financing transactions contemplated hereby except those obligations expressly set forth herein or in any other express writing executed and delivered by such Commitment Party and the Borrower. You further acknowledge and agree that you are responsible for making your own independent judgment with respect to the transactions contemplated by this Commitment Letter and the process leading thereto.

You further acknowledge that the Lead Arrangers (or an affiliate thereof) may be full service securities firms engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, each such person may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of you and other companies with which you may have commercial or other relationships. With respect to any securities and/or financial instruments so held by such person or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion in accordance with applicable law. To the fullest extent permitted by law, you hereby waive and release any claims that you may have against the Lead Arrangers with respect to any breach or alleged breach of any agency or fiduciary duty owed to you in connection with any aspect of any transaction contemplated by this Commitment Letter.

You agree that you will not disclose this Commitment Letter, the Fee Letter or the contents of any of the foregoing to any person without our prior written approval (which may include through electronic means) (not to be unreasonably withheld, delayed, conditioned or denied), except that you may disclose (a) this Commitment Letter, the Fee Letter and the contents hereof and thereof as required by applicable law, compulsory legal process, pursuant to the order of any court or administrative agency in any pending legal, judicial or administrative proceeding (including, without limitation, as may be required to obtain Bankruptcy Court (as

12

defined below) approval; provided, that any such disclosure of the Fee Letter to obtain Bankruptcy Court approval shall be made via a filing under seal and, to the extent required, by providing an unredacted copy thereof directly to the Bankruptcy Court, the Office of the United States Trustee and to advisers to the TCEH Committee (as defined in the Existing Plan) on a confidential professionals’ eyes only basis) or to the extent required by governmental and/or regulatory authorities (in which case you agree to use commercially reasonable efforts to inform us promptly thereof to the extent lawfully permitted to do so), (b) this Commitment Letter, the Term Sheets, the Fee Letter and the contents hereof and thereof to your subsidiaries and parent companies and to your and their respective directors, officers, employees, affiliates, members, partners, prospective and actual investors (including the TCEH First Lien Ad Hoc Committee (as defined in the Existing Plan)) and its advisors, attorneys, accountants, independent auditors, agents and other advisors on a confidential basis in writing and such parties agree to keep such information confidential, (c) the existence and contents of Exhibit A hereof and the Term Sheets to any rating agency, (d) the existence and contents of this Commitment Letter, the Term Sheets and the Fee Letter to an Additional Agent or, other than with respect to the Fee Letter, to a potential Lender in connection with the Transactions, (e) the aggregate fee amounts contained in the Fee Letter as part of projections, pro forma information or a generic disclosure of aggregate sources and uses related to fee amounts related to the Transactions to the extent customary or required in offering and marketing materials or in any public filing relating to the Transactions, (f) the existence and contents of this Commitment Letter and the Term Sheets in any proxy, public filing, prospectus, offering memorandum, offering circular, syndication materials or other marketing materials relating to the Transactions and any transactions contemplated under the Plan, (g) this Commitment Letter, the Term Sheets, the Fee Letter and the contents hereof and thereof to the extent reasonably necessary in connection with any remedy or enforcement of any right under this Commitment Letter or the Fee Letter and (h) after the Closing Date, the Fee Letter on a confidential basis to persons performing customary accounting functions, including accounting for deferred financing costs; provided that, the foregoing restrictions shall cease to apply after the Facilities Documentation shall have been executed and delivered by the parties thereto (other than in respect of the Fee Letter and the contents thereof to the extent required hereby), or, to the extent the Facilities Documentation are not executed and delivered by the parties thereto, two years after the date hereof. Notwithstanding anything to the contrary in the foregoing, you may, after consulting with the Commitment Parties, disclose to the Bankruptcy Court and the United States Trustee the fees and expenses payable under the Fee Letter on an aggregate basis with the other fees and expenses payable by you in connection with the Transactions (including legal, professional and advisory and other out of pocket fees and expenses).

Each Commitment Party agrees to keep confidential, and not to publish, disclose or otherwise divulge, confidential information with respect to the Transactions or obtained from or on behalf of you, the Company or your respective affiliates in the course of the transactions contemplated hereby, except that the Commitment Parties shall be permitted to disclose such confidential information (a) to their affiliates and their and their affiliates’ respective directors, officers, agents, employees, attorneys, accountants and advisors involved in the Transactions (other than Excluded Affiliates) on a “need to know” basis and who are made aware of and agree to comply with the provisions of this paragraph, in each case on a confidential basis (with the Commitment Party responsible for such persons’ compliance with this Section 7), (b) on a confidential basis to any bona fide prospective Lender, prospective participant or swap

13

counterparty (in each case, other than a Disqualified Institution and other persons to whom you have affirmatively declined to consent to the syndication or assignment thereto prior to the disclosure of such confidential information to such person to the extent you are permitted to do so in accordance with the terms hereof) that agrees to keep such information confidential in accordance with (x) the provisions of this paragraph (or language substantially similar to this paragraph that is reasonably acceptable to you) for the benefit of you or (y) other customary confidentiality language in a “click-through” arrangement, (c) as required by the order of any court or administrative agency or in any pending legal, judicial or administrative proceeding, or otherwise as required by applicable law, regulation or compulsory legal process (in which case we agree to use commercially reasonable efforts to inform you promptly thereof to the extent lawfully permitted to do so (except with respect to any audit or examination conducted by bank accountants or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority)), (d) to the extent requested by any bank regulatory authority having jurisdiction over a Commitment Party or its affiliates (including in any audit or examination conducted by bank accountants or any self-regulatory authority or governmental or regulatory authority exercising examination or regulatory authority), (e) to the extent such information: (i) becomes publicly available other than as a result of a breach of this Commitment Letter, the Fee Letter or other confidential or fiduciary obligation owed by such Commitment Party to you or your affiliates or (ii) becomes available to the Commitment Parties on a non-confidential basis from a source other than you or on your behalf that, to such Commitment Party’s knowledge (after due inquiry), is not in violation of any confidentiality obligation owed to you or your affiliates, (f) to the extent you shall have consented to such disclosure in writing (which may include through electronic means), (g) as is necessary in protecting and enforcing the Commitment Parties’ rights with respect to this Commitment Letter or the Fee Letter, (h) for purposes of establishing any defense available under applicable laws, including, without limitation, establishing a “due diligence” defense, (i) to the extent independently developed by such Commitment Party or its affiliates without reliance on confidential information, (j) to the extent already in our possession prior to any confidentiality obligation entered into in connection with the Transactions, or (k) with respect to the existence and contents of the Term Sheet, in consultation with you, to the rating agencies; provided that, no such disclosure shall be made to the members of such Commitment Party’s or any of its affiliates’ deal teams that are engaged as principals primarily in private equity, mezzanine financing or venture capital (a “Private Equity Affiliate”) or are known by the Commitment Parties’ deal teams to be engaged in advising creditors receiving distributions in connection with the Plan or any other person involved in the negotiation of the Plan (other than the Company and its subsidiaries), including through the provision of advisory services (a “Competing Affiliate” and, together with the Private Equity Affiliates, the “Excluded Affiliates”) other than a limited number of senior employees who are required, in accordance with industry regulations or such Commitment Party’s internal policies and procedures to act in a supervisory capacity and the Commitment Parties’ internal legal, compliance, risk management, credit or investment committee members. The Commitment Parties’ and their respective affiliates’, if any, obligations under this paragraph shall terminate automatically to the extent superseded by the confidentiality provision in the Facilities Documentation upon the effectiveness thereof and, in any event, will terminate two years from the date hereof.

14

8.	Patriot Act.

We hereby notify you that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001) (the “Patriot Act”)), each of us and each of the Lenders may be required to obtain, verify and record information that identifies the Borrower and each other Senior Loan Party or DIP Roll Loan Party, as applicable, which information may include its name and address and other information that will allow each of us and the Lenders to identify the Borrower and each other Senior Loan Party or DIP Roll Loan Party, as applicable, in accordance with the Patriot Act. This notice is given in accordance with the requirements of the Patriot Act and is effective for each of us and the Lenders.

9.	Governing Law, Etc.

This Commitment Letter and the commitments hereunder and the Fee Letter shall not be assignable by any party hereto (except (a) by an Initial Lender in connection with the syndication of the Facilities subject to Section 2 above (and the limitations set forth therein) and (b) by you to the Borrower or one or more wholly owned domestic subsidiaries in connection with the consummation of the transactions contemplated by the Plan) without the prior written consent of each of the other parties hereto, and any attempted assignment without such consent shall be void; provided that any Lead Arranger may, without notice to the Company, assign its rights and obligations under this Agreement to any other registered broker-dealer wholly-owned by such Lead Arranger or its parent entity to which all or substantially all of such parent’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Commitment Letter. Except as set forth herein, this Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by the Commitment Parties and you. This Commitment Letter may be executed in any number of counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one agreement. Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission or electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Commitment Letter. This Commitment Letter and the Fee Letter are the only agreements that have been entered into among the parties hereto with respect to the Facilities and set forth the entire understanding of the parties hereto with respect thereto. This Commitment Letter is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person other than the parties hereto, the Indemnified Persons and, if any of this Commitment Letter or any commitment hereunder is assigned in accordance with the first sentence of this Section 9 above, the applicable assignee or assignees. Subject to the limitations set forth in Section 2 above, the Commitment Parties may perform the duties and activities described hereunder through any of their respective affiliates (other than an Excluded Affiliate, or other Disqualified Institution) and the provisions of Section 6 shall apply with equal force and effect to any of such affiliates so performing any such duties or activities. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York.

Each party hereto hereby irrevocably and unconditionally submits to the exclusive jurisdiction of any state or Federal court sitting in the Borough of Manhattan in the City of New York (or, to the extent required by the Bankruptcy Court, the Bankruptcy Court), and, in

15

each case, any appellate court thereof, over any suit, action or proceeding arising out of or relating to this Commitment Letter or the Fee Letter or the performance of services hereunder or thereunder, whether in contract, tort or otherwise, and irrevocably and unconditionally agrees that it will not commence any such suit, action or proceeding against any of the other parties hereto arising out of or in any way relating to this Commitment Letter or the Fee Letter or the performance of services hereunder or thereunder in any forum other than such courts. Each party hereto agrees that service of any process, summons, notice or document by registered mail addressed to such party shall be effective service of process for any suit, action or proceeding brought in any such court. Each party hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in any inconvenient forum and agrees that a final judgment in any such suit, action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other matter provided by law. EACH PARTY HERETO HEREBY IRREVOCABLY AGREES TO WAIVE (TO THE EXTENT PERMITTED BY APPLICABLE LAW) TRIAL BY JURY IN ANY SUIT, ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM BROUGHT BY OR ON BEHALF OF ANY PARTY RELATED TO OR ARISING OUT OF THIS COMMITMENT LETTER OR THE FEE LETTER OR THE PERFORMANCE OF SERVICES HEREUNDER OR THEREUNDER OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Each of the parties hereto agrees that (a) this Commitment Letter is a binding and enforceable agreement with respect to the subject matter contained herein, including an agreement to negotiate in good faith the Facilities Documentation by the parties hereto in a manner consistent with this Commitment Letter, it being acknowledged and agreed that the funding of the Facilities is subject to the conditions precedent set forth in Section 5 hereof and (b) the Fee Letter is a binding and enforceable agreement with respect to the subject matter contained therein. Reasonably promptly after the execution by the parties hereto of this Commitment Letter, the parties hereto shall proceed with the negotiation in good faith of the Facilities Documentation in a manner consistent with this Commitment Letter (including the Documentation Principles) for the purpose of executing and delivering the Facilities Documentation substantially simultaneously with the consummation of the Plan to the extent applicable or as soon as possible to the extent the Company elects to fund the DIP Roll Facilities.

The syndication, information, indemnification, expense reimbursement, jurisdiction, waiver of jury trial, service of process, venue, governing law, absence of fiduciary duty and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether the Facilities Documentation shall be executed and delivered and (except with respect to syndication and information) notwithstanding the termination of this Commitment Letter or the Initial Lenders’ commitments hereunder; provided that your obligations under this Commitment Letter, other than your obligations relating to syndication assistance in respect of the Facilities (which shall terminate in accordance with Section 2), information (which shall terminate in accordance with Section 4) and confidentiality hereunder and under the Fee Letter to the extent set forth herein, shall automatically terminate and be superseded by the provisions of the Facilities Documentation to the extent covered thereby upon the execution and delivery thereof, and you shall automatically be released from all liability in connection therewith at such time. You may terminate all or any portion of the Initial Lenders’ commitments hereunder at any time on a pro rata basis across all Initial Lenders and subject to the provisions of the preceding sentence.

16

Please indicate your acceptance of the terms hereof and of the Fee Letter by signing in the appropriate space below and in the Fee Letter and returning to DB, on behalf of the Commitment Parties, the enclosed duplicate originals (or facsimiles or electronic copies) of this Commitment Letter and the Fee Letter, in each case not later than 11:59 p.m., New York City time, five (5) business days after the date hereof, failing which the Initial Lenders’ commitments hereunder will expire at such time. In the event that (a) the initial borrowing under the Facilities does not occur on or before November 6, 2016, (b) the Company shall not have filed a motion with the Bankruptcy Court in form and substance reasonably satisfactory to the Commitment Parties, for the entry of an order authorizing the Company’s entry into and performance under this Commitment Letter and the Fee Letter (the “Approval Order”) and an order approving the Company’s entry into and performance under the DIP Roll Facilities, (the “DIP Order”) on or prior to June 6, 2016, (c) the Bankruptcy Court shall not have entered the Approval Order (in form and substance reasonably satisfactory to the Requisite Senior Term Lead Arrangers (as defined in the Fee Letter) or Requisite DIP Roll Term Lead Arrangers (as defined in the Fee Letter), as applicable (it being agreed and understood that the form of Approval Order attached hereto as Exhibit F is reasonably satisfactory to the Requisite Senior Term Lead Arrangers or Requisite DIP Roll Term Lead Arrangers, as applicable), on or prior to 45 days after the filing of the motion referenced in clause (b) above (or 60 days after such filing if the Bankruptcy Court has not entered the Approval Order by such 45th day after use of commercially reasonable efforts by the Debtors to obtain such Approval Order by such 45th day), (d) the Approval Order shall have been amended, supplemented, waived or otherwise modified in a manner that is, in the aggregate, materially adverse to the interests of the Commitment Parties (taken as a whole) unless the Requisite Senior Term Lead Arrangers or the Requisite DIP Roll Term Lead Arrangers, as applicable, consent in writing, (e) prior to the entry of the Approval Order, the Company shall have knowingly and actively solicited commitments for an alternative financing that would be provided in lieu of the Facilities, (f) substantial consummation of the Plan occurs with or without the use of the Facilities (in each case, as to such Facility), (g) the Case with respect to any Debtor that directly owns any of the Principal Properties is converted to a proceeding under Chapter 7 of the Bankruptcy Code, (h) the 30th day after the date on which the Debtors file (and have not withdrawn in such 30 day period), or the Bankruptcy Court confirms, any plan of reorganization or liquidation for any Debtor that directly owns any of the Principal Properties other than the Plan or (i) a trustee or examiner with enlarged powers (having powers beyond those set forth in sections 1106(a)(3) and 1106(a)(4) of the Bankruptcy Code) is appointed with respect to the Debtors and substantially all of their respective properties, then this Commitment Letter and the commitments hereunder shall automatically terminate upon the occurrence of such event unless we shall, in our sole discretion, agree to an extension. Notwithstanding anything to the contrary herein, upon the Facilities Election, each Commitment Party’s commitment to fund the Senior Facilities or the DIP Roll Facilities (in either case if not selected) shall automatically terminate without any action by any party hereto or thereto. The termination of any commitment shall not prejudice your rights and remedies in respect of any breach of this Commitment Letter or the Fee Letter.

[Signature Page Follows]

17

We are pleased to have been given the opportunity to assist you in connection with the financing for the Transactions.

Very truly yours,

DEUTSCHE BANK AG NEW YORK BRANCH

By:	/s/ Craig Molson
	Name:	Craig Molson
	Title:	Managing Director

By:	/s/ Sandeep Desai
	Name:	Sandeep Desai
	Title:	Managing Director

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Craig Molson
	Name:	Craig Molson
	Title:	Managing Director

By:	/s/ Sandeep Desai
	Name:	Sandeep Desai
	Title:	Managing Director

BARCLAYS BANK PLC

By:	/s/ Kevin Crealese
	Name:	Kevin Crealese
	Title:	Managing Director

19

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Shapleigh Smith
	Name:	Shapleigh Smith
	Title:	Managing Director

20

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Jonathon Kaufman
	Name:	Jonathon Kaufman
	Title:	Managing Director

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH

By:	/s/ William O’Daly
	Name:	William O’Daly
	Title:	Authorized Signatory

By:	/s/ Karim Rahimtoola
	Name:	Karim Rahimtoola
	Title:	Authorized Signatory

21

ROYAL BANK OF CANADA

By:	/s/ James S. Wolfe
	Name:	James S. Wolfe
	Title:	Managing Director Head of Global Leveraged Finance

22

UBS AG, STAMFORD BRANCH

By:	/s/ Luke Bartolone
	Name:	Luke Bartolone
	Title:	Director

By:	/s/ John Stroll
	Name:	John Stroll
	Title:	Executive Director

UBS SECURITIES LLC

By:	/s/ Luke Bartolone
	Name:	Luke Bartolone
	Title:	Director

By:	/s/ John Stroll
	Name:	John Stroll
	Title:	Executive Director

23

NATIXIS, NEW YORK BRANCH

By:	/s/ Kevin Murray
	Name:	Kevin Murray
	Title:	Managing Director

By:	/s/ J. Stéphane Lautner
	Name:	J. Stéphane Lautner
	Title:	Director

24

Accepted and agreed to as of the date first written above:

TEXAS COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

By:	/s/ Anthony R. Horton
	Name:	Anthony R. Horton
	Title:	Treasurer

EXHIBIT A

Term Loan B Facility

Term Loan C Facility

Senior Revolving Credit Facility

DIP Roll Facilities

Transaction Description

Capitalized terms used but not defined in this Exhibit A shall have the respective meanings set forth in the letter agreement to which this Exhibit A is attached and in the other Exhibits attached thereto. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit A shall be determined by reference to the context in which it is used.

Texas Competitive Electric Holdings Company LLC, a Delaware limited liability company (the “Company”) and certain of the Company’s domestic subsidiaries (the “Subsidiary Debtors” and, collectively with the Company and Energy Future Competitive Holdings Company, the “Debtors” (for the avoidance of doubt, the “Debtors” do not include Energy Future Holdings Corp. or any direct or indirect subsidiary thereof that is not Energy Future Competitive Holdings Company, the Company or a direct or indirect subsidiary of the Company)) are operating as debtors-in-possession pursuant to voluntary cases, jointly administered under Case No. 14-10979 (the “Case”), commenced under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101 et seq. (as amended, the “Bankruptcy Code”). The Debtors will be reorganized pursuant to either (i) the Amended Joint Plan of Reorganization of Energy Future Holdings Corp., et al. filed in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) on May 10, 2016 [Docket No. 8422] (together with all schedules, documents and exhibits contained therein, as amended, supplemented, modified or waived as permitted by clause (h) of Exhibit D or Section 1 of the Section of Exhibit C entitled “Conversion Date”, as applicable, the “Existing Plan”) or (ii) any other plan of reorganization and/or any other restructuring transaction, including a sale pursuant to section 363 of the Bankruptcy Code, for the Debtors which satisfies in all material respects the requirements set forth on Annex II of Exhibit C (together with all schedules, documents and exhibits contained therein, an “Alternative Acceptable Plan”; either of the Existing Plan or an Alternative Acceptable Plan, the “Plan”; provided that as used herein, the terms “Existing Plan” and “Alternative Acceptable Plan” refer to a plan of reorganization and/or any other restructuring transaction, including a sale pursuant to section 363 of the Bankruptcy Code, as they relate to the Debtors only, and without regard to the plan of reorganization and/or any other restructuring transaction, including a sale pursuant to section 363 of the Bankruptcy Code, for the Debtors’ Debtor-affiliates).

In connection with the foregoing, it is intended that:

a)	The Borrower[2] will obtain either (1) (x) a senior secured first lien revolving credit facility in an aggregate principal amount of $750,000,000, the “Senior Revolving Credit

[2]

The Borrower under the Facilities shall be a new domestic entity resulting from transactions in connection with consummation of the Plan that succeeds to the business and operations of the Company (or if the DIP Roll Facilities are funded, the Company).

Facility”), (y) a senior secured term loan facility in an aggregate principal amount of $2,850,000,000 (the “Senior Term Loan B Facility”), and (z) a senior secured term loan facility in an aggregate principal amount of $650,000,000 (the “Senior Term Loan C Facility”, and together with the Senior Term Loan B Facility, the “Senior Term Loan Facilities”, and together with the Senior Revolving Credit Facility, the “Senior Facilities”), in each case described in Exhibit B to the Commitment Letter and subject to the satisfaction (or waiver by the Commitment Parties) of the Conditions Precedent to Funding attached to the Commitment Letter as Exhibit D, or (2) a senior secured superpriority debtor-in-possession and exit credit agreement consisting of (x) a superpriority senior secured first lien revolving credit facility in an aggregate principal amount of $750,000,000 (the “DIP Roll Revolving Credit Facility”), (y) a superpriority senior secured term loan facility in an aggregate principal amount of $2,850,000,000 (the “DIP Roll Term Loan B Facility”), and (z) a superpriority senior secured term loan facility in an aggregate principal amount of $650,000,000 (the “DIP Roll Term Loan C Facility”, and together with the DIP Roll Term Loan B Facility, the “DIP Roll Term Loan Facilities”, and together with the DIP Roll Revolving Credit Facility, the “DIP Roll Facilities” and, together with the Senior Facilities, the “Facilities”) described in Exhibit C to the Commitment Letter and subject to the satisfaction (or waiver by the Commitment Parties) of the Conditions Precedent to Funding attached to the Commitment Letter as Exhibit E, which DIP Roll Facilities will convert to longer term facilities on the Conversion Date (as defined in Exhibit C to the Commitment Letter).

b)	Proceeds received by the Borrower will be used to fund (i) the repayment in full (or, if applicable, the termination, discharge or defeasance (or arrangements reasonably satisfactory to the Initial Lenders for the termination, discharge or defeasance)) of all outstanding indebtedness of the Company and its subsidiaries (the “Closing Refinancing”) under that certain Senior Secured Superpriority Debtor-In-Possession Credit Agreement, dated as of May 5, 2014, by and among Energy Future Competitive Holdings Company LLC, a Delaware limited liability company and a debtor and debtor-in-possession, as parent guarantor, the Company, and the lending institutions from time to time parties thereto (as amended, restated or otherwise modified through the date of the Commitment Letter, the “Existing DIP Credit Agreement”), (ii) fees, premiums and expenses incurred in connection with the foregoing and transactions (including the Transactions) related thereto (such fees and expenses, the “Transaction Costs”), (iii) fees, expenses and costs relating to the consummation of the Plan (or the funding of operations prior to the consummation of the Plan if the DIP Roll Facilities are funded), (iv) distributions required in connection with the consummation of the Plan, (v) working capital and general corporate purposes, and (vi) to backstop or replace existing letters of credit.

The transactions described above, together with the transactions related thereto (including the payment of all Transaction Costs), are collectively referred to herein as the “Transactions”. For purposes of the Commitment Letter and the Fee Letter, “Closing Date” shall mean, as applicable, either the date that (i) the initial loans under the Senior Facilities are funded and the Plan and the Closing Refinancing are consummated or (ii) solely to the extent the Company elects to fund the DIP Roll Facilities, the initial loans under the DIP Roll Facilities are funded and the Closing Refinancing is consummated.

A–2

EXHIBIT B

Senior Term Loan B Facility

Senior Term Loan C Facility

Senior Revolving Credit Facility

Summary of Terms and Conditions

Capitalized terms used but not defined in this Exhibit B shall have the meanings set forth in the Commitment Letter to which this Exhibit B is attached and in the other Exhibits attached thereto. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit B shall be determined by reference to the context in which it is used.

Borrower:	The Borrower shall be (and the term “Borrower” as used herein shall mean) a new domestic entity resulting from transactions in connection with the consummation of the Plan that succeeds to the business and operations of the Company.

Senior Administrative Agent and Collateral Agent:	DBNY will act as the sole administrative agent and sole collateral agent (in such capacities and together with its successors, the “Senior Administrative Agent”) for a syndicate of banks, financial institutions and other institutional lenders and investors (other than Disqualified Institutions) (together with the Initial Senior Lenders, the “Senior Lenders”) reasonably acceptable to the Borrower (such acceptance not to be unreasonably withheld or delayed).

Senior Lead Arrangers and Bookrunners:	DBSI, Barclays, Citi, CS Securities, RBC, UBS and Natixis NY (each, a “Senior Lead Arranger”); provided that, the Borrower shall have the right, on the terms set forth in the Commitment Letter, to appoint additional financial institutions and other institutional lenders and investors, as a lead arranger, book runner, manager, arranger, agent or co-agent.

Senior Term Loan B Facility:	Term Loan Facility: A term loan B facility denominated in U.S. dollars (the “Senior Term Loan B Facility”) in an aggregate principal amount of $2,850,000,000 (the “Senior Term B Loans”).

Use of Proceeds: The proceeds of Senior Term B Loans will be used by the Borrower, together with cash on hand of the Borrower and its subsidiaries, (a) to pay Transaction Costs, (b) to fund the Closing Refinancing, (c) to fund distributions required in connection with the consummation of the Plan, (d) for working capital and general corporate purposes, and (e) to pay fees, expenses and costs relating to the consummation of the Plan and funding the transactions contemplated by the Plan and for other purposes to be mutually agreed.

Availability: The full amount of Senior Term B Loans must be drawn in a single drawing on the Closing Date. Amounts repaid or prepaid under the Senior Term Loan B Facility may not be reborrowed.

Interest Rates and Fees: As set forth on Annex I hereto.

Maturity and Amortization: The Senior Term Loan B Facility will mature on the day that is 7 years after the Closing Date (the “Term Loan B Termination Date”) and will amortize in equal quarterly installments in an aggregate annual amount equal to 1% of its original principal amount (subject to reduction in connection with debt prepayments and debt buy backs), commencing the first full fiscal quarter after the Closing Date, with the balance payable on the final maturity date.

Senior Term Loan C Facility:	Term Loan Facility: A term loan C facility denominated in U.S. dollars (the “Senior Term Loan C Facility”, and together with the Senior Term Loan B Facility, the “Senior Term Loan Facilities”) in an aggregate principal amount of $650,000,000 (the “Senior Term C Loans”, and together with the Senior Term B Loans, the “Senior Term Loans”).

Use of Proceeds: The proceeds of Senior Term C Loans will be used by the Borrower (together with cash on hand and other available sources of cash) to cash fund in an amount not to exceed $650 million, one or more interest-bearing cash collateral accounts established with a depository bank which, at the request of the applicable Funded LC Issuing Bank (as defined below), shall be such Funded LC Issuing Bank or an affiliate thereof, in the name of the Borrower and invested in cash and cash equivalents as directed, absent an Event of Default, by Borrower (with any gains or losses being for the account of Borrower) (each, a “Cash Collateral Account”).

Amounts on deposit in any such Cash Collateral Account at a Funded LC Issuing Bank will secure (i) the Borrower’s obligations in respect of Term Letters of Credit issued by such Funded LC Issuing Bank on a first-priority basis, (ii) the Borrower’s obligations in respect of the Term Letters of Credit issued by all other Funded LC Issuing Banks on a second-priority basis, and (iii) the other obligations of the Borrower and the Guarantors under the Senior Facilities on a third-priority basis for the secured parties under the definitive documentation for the Senior Facilities. The Borrower shall cause the balance of each Cash Collateral Account for the benefit of a Funded LC Issuing Bank at all times to at least equal the sum of the face amounts of all undrawn Term Letters of Credit issued by such Funded LC Issuing Bank plus all unpaid reimbursement obligations

B–2

with respect thereto plus any unused commitments in respect of Term Letters of Credit issued by such Funded LC Issuing Bank (if any) (such amount for any Funded LC Issuing Bank, an “Individual Senior Funded LC Exposure Amount”).

Availability: The full amount of Senior Term C Loans must be drawn in a single drawing on the Closing Date. Amounts repaid or prepaid under the Senior Term Loan C Facility may not be reborrowed.

Interest Rates and Fees: As set forth on Annex I hereto.

Maturity: The Senior Term Loan C Facility will mature on the day that is 7 years after the Closing Date (the “Term Loan C Termination Date”) and will not amortize.

The proceeds of the Senior Term Loan C Facility shall be available to support the issuance, via 100% cash collateralization, of standby and trade letters of credit, available in U.S. dollars (together with any such existing letters of credit to be rolled into the Senior Term Loan C Facility, the “Term Letters of Credit”) to support obligations of the Borrower and any direct or indirect subsidiary of the Borrower (or issued to support any direct or indirect parent of the Borrower or subsidiaries of such direct or indirect parent of the Borrower in an amount not to exceed, together with any Revolving Letters of Credit issued to support any direct or indirect parent of the Borrower and such other subsidiaries (but excluding any letters of credit issued to support the obligations of any direct or indirect parent which obligations were entered into primarily to benefit the business of Borrower and its subsidiaries), $50,000,000).

Term Letters of Credit may be issued on the Closing Date in order to backstop or replace letters of credit outstanding on the Closing Date and for funding the transactions contemplated by the Plan and for other purposes to be mutually agreed.

Term Letters of Credit will be issued by the Senior Administrative Agent and any other Senior Lender which has agreed in writing to be an additional issuing bank under the Senior Term Loan C Facility (for purposes of standby, trade or both standby and trade letters of credit) and is reasonably acceptable to the Borrower (each in such capacity, a “Funded LC Issuing Bank”); provided that the aggregate face amount of outstanding Term Letters of Credit issued by the Senior Administrative Agent or any other Senior Lender which has agreed in writing to be a Funded LC Issuing Bank under the Senior Term Loan C Facility at any time shall not exceed an amount to be agreed. Maturities for Term Letters of Credit will not exceed twelve

B–3

months (unless otherwise approved by the applicable Funded LC Issuing Bank or to replace existing letters of credit with a maturity of longer than twelve months) and shall be renewable annually thereafter in the case of standby Term Letters of Credit and, in any event, shall not extend beyond the Term Loan C Termination Date (unless collateralized or backstopped in a manner to be mutually agreed between the Borrower and the applicable Funded LC Issuing Bank); provided, however, that any standby letter of credit may provide for renewal thereof for additional periods of up to 12 months or such longer period of time as may be reasonably acceptable to the applicable Funded LC Issuing Bank (which in no event shall extend beyond the date referred to above, unless collateralized or backstopped in a manner to be mutually agreed upon between the Borrower and the applicable Funded LC Issuing Bank).

Drawings under any Term Letters of Credit shall be reimbursed by the Borrower on the next succeeding business day after receiving notice thereof. To the extent that the Borrower does not reimburse the applicable Funded LC Issuing Bank by such time, funds shall be drawn from the applicable Cash Collateral Account to so reimburse the applicable Funded LC Issuing Bank.

Consistent with the Senior Facilities Documentation Principles, the Borrower shall have the right (a) to (subject to the requirements under “Mandatory Prepayments” as set forth below) reduce the amount of cash deposited in any Cash Collateral Account from time to time to the extent of any excess of such funds over the applicable Individual Senior Funded LC Exposure Amount, and upon notice to the Senior Administrative Agent, upon any such reduction the Borrower shall have the right to withdraw cash from the Cash Collateral Accounts in an amount equal to such excess and thereupon shall prepay the Senior Term Loan C Facility in an amount equal to such cash withdrawn (except to the extent already prepaid from another source) and (b) to increase the commitment of any Funded LC Issuing Bank in respect of Term Letters of Credit with the consent of such Funded LC Issuing Bank, in its sole discretion.

No Funded LC Issuing Bank shall have any obligation to issue any Term Letter of Credit if its Individual Senior Funded LC Exposure exceeds (or upon issuance of such Term Letter of Credit would exceed) the lesser of (i) the aggregate amounts on deposit in the applicable Cash Collateral Accounts and (ii) the aggregate commitments of such Funded LC Issuing Bank in respect of Term Letters of Credit.

Senior Revolving Credit Facility:	Revolving Credit Facility: A revolving credit facility in an aggregate principal amount equal to $750,000,000 (the “Senior Revolving

B–4

Credit Facility” and together with the Senior Term Loan Facilities, collectively, the “Senior Facilities”) will be available to the Borrower. Amounts under the Senior Revolving Credit Facility will be available to the Borrower in U.S. dollars.

Use of Proceeds: The proceeds of loans under the Senior Revolving Credit Facility (the “Revolving Loans”) may be utilized (a) on the Closing Date to fund (i) a portion of the Transaction Costs, and (ii) any OID or upfront fees required to be funded in connection with the “market flex” provisions of the Fee Letter, (b) on and after the Closing Date, to backstop or replace existing letters of credit or to cash collateralize outstanding letters of credit other than Term Letters of Credit, (c) on or after the Closing Date, for working capital, capital expenditures and general corporate purposes (including acquisitions, investments, restricted payments and other transactions not prohibited by the Senior Facilities Documentation) (as defined below), and (d) to fund the transactions contemplated by the Plan and for other purposes to be mutually agreed; provided that, on the Closing Date, borrowings of Revolving Loans to fund uses described in clause (c) shall not exceed a cap to be mutually agreed.

Availability: Revolving Loans may be borrowed, repaid and reborrowed on and after the Closing Date (without premium or penalty) and prior to the Revolving Loan Termination Date as set forth under “Use of Proceeds” above and in accordance with the terms of the Senior Facilities Documentation referred to below.

Interest Rates and Fees: As set forth on Annex I hereto.

Maturity: The Senior Revolving Credit Facility will terminate on the day that is 5 years after the Closing Date (the “Revolving Loan Termination Date”).

Revolving Letters of Credit:	A portion of the Senior Revolving Credit Facility in an aggregate committed face amount to be mutually agreed between the Borrower and the Senior Administrative Agent (but in any event no less than $500,000,000) shall be available for the issuance of standby and trade letters of credit, available in U.S. dollars (together with any such existing letters of credit to be rolled into the Senior Revolving Credit Facility, the “Revolving Letters of Credit”, and together with the Term Letters of Credit, the “Letters of Credit”) to support obligations of the Borrower and any direct or indirect subsidiary of the Borrower (or issued to support any direct or indirect parent of the Borrower or subsidiaries of such direct or indirect parent of the Borrower) in an amount not to exceed, together with any Term Letters of Credit issued to support any direct or indirect parent of the Borrower and such other subsidiaries (but excluding any letters of credit issued to

B–5

support the obligations of any direct or indirect parent which obligations were entered into primarily to benefit the business of Borrower and its subsidiaries), $50,000,000).

Revolving Letters of Credit may be issued on the Closing Date in order to backstop or replace letters of credit outstanding on the Closing Date and for other purposes to be mutually agreed.

Revolving Letters of Credit will be issued by the Senior Administrative Agent and any other Senior Lender which has agreed in writing to be an additional Issuing Bank under the Senior Revolving Credit Facility (for purposes of standby, trade or both standby and trade letters of credit) and is reasonably acceptable to the Borrower; provided that the aggregate face amount of outstanding Revolving Letters of Credit issued by the Senior Administrative Agent or any other Senior Lender which has agreed in writing to be an additional Issuing Bank under the Senior Revolving Credit Facility at any time shall not exceed an amount to be agreed (each in such capacity, an “Issuing Bank”). Maturities for Revolving Letters of Credit will not exceed twelve months (unless otherwise approved by the applicable Issuing Bank or to replace existing letters of credit with a maturity of longer than twelve months), and shall be renewable annually thereafter in the case of standby Revolving Letters of Credit and, in any event, shall not extend beyond the Revolving Loan Termination Date (unless collateralized or backstopped in a manner to be mutually agreed between the Borrower and the applicable Issuing Bank); provided, however, that any standby letter of credit may provide for renewal thereof for additional periods of up to 12 months or such longer period of time as may be reasonably acceptable to the applicable Issuing Bank (which in no event shall extend beyond the date referred to above, unless collateralized or backstopped in a manner to be mutually agreed upon between the Borrower and the applicable Issuing Bank). Revolving Letter of Credit outstandings will reduce availability under the Senior Revolving Credit Facility on a dollar-for-dollar basis. Neither Barclays nor CS shall be required to issue trade letters of credit unless it agrees to do so.

Drawings under any Revolving Letter of Credit shall be reimbursed by the Borrower within one business day after written notice is received by the Borrower from the Issuing Bank (whether with its own funds or with proceeds of borrowings under the Senior Revolving Credit Facility). To the extent that the Borrower does not reimburse the Issuing Bank in the time period specified above, each Senior Lender under the Senior Revolving Credit Facility (each, a “Revolving Lender”) shall acquire an irrevocable and unconditional pro rata participation in all Revolving Letter of Credit outstandings.

B–6

If any Revolving Lender becomes a Defaulting Senior Lender (as defined below), then the Revolving Letter of Credit exposure of such Defaulting Senior Lender will automatically be reallocated among the non-Defaulting Senior Lenders pro rata in accordance with their commitments under the Senior Revolving Credit Facility up to an amount such that the revolving credit exposure of each such non-Defaulting Senior Lender does not exceed its commitments under the Senior Revolving Credit Facility. In the event such reallocation does not fully cover the Revolving Letter of Credit exposure of such Defaulting Lender, the applicable Issuing Bank may require the Borrower to cash collateralize such “uncovered” exposure in respect of each outstanding Revolving Letter of Credit and will have no obligation to issue new Revolving Letters of Credit under the Senior Revolving Credit Facility to the extent Revolving Letter of Credit exposure would exceed the unused commitments of the non-Defaulting Senior Lenders under the Senior Revolving Credit Facility, unless such “uncovered” exposure is cash collateralized to the applicable Issuing Bank’s reasonable satisfaction. The Borrower shall also have the right to terminate the commitment of any Defaulting Senior Lender to the extent such termination does not cause the revolving credit exposure to exceed the revolving credit commitments under the Senior Revolving Credit Facility.

Swingline Loans:

A portion of the Senior Revolving Credit Facility in an aggregate amount to be mutually agreed between the Borrower and the Senior Administrative Agent (but in any event no less than $250,000,000) shall be available in U.S. dollars prior to the Revolving Loan Termination Date for swingline loans (the “Swingline Loans”) to be made by the Senior Administrative Agent (in such capacity, the “Swingline Lender”) on same-day notice. Any outstanding Swingline Loans will reduce availability under the Senior Revolving Credit Facility on a dollar-for-dollar basis. Each Revolving Lender shall acquire an irrevocable and unconditional pro rata participation in each Swingline Loan.

If any Revolving Lender becomes a Defaulting Senior Lender, then the Swingline Loan exposure of such Defaulting Senior Lender will automatically be reallocated among the non-Defaulting Senior Lenders under the Senior Revolving Credit Facility pro rata in accordance with their commitments under the Senior Revolving Credit Facility up to an amount such that the revolving credit exposure of each such non-Defaulting Senior Lender does not exceed its commitments under the Senior Revolving Credit Facility. In the event that such reallocation does not fully cover the exposure of such Defaulting Senior Lender, the Swingline Lender may require the

B–7

Borrower to cash collateralize or repay such “uncovered” exposure in respect of the outstanding Swingline Loans and will have no obligation to make further Swingline Loans to the extent Swingline Loans exposure would exceed the unused commitments of the non-Defaulting Senior Lenders under the Senior Revolving Credit Facility, unless such “uncovered” exposure is cash collateralized to the Swingline Lender’s reasonable satisfaction. The Borrower shall have the right to terminate the commitment of any Defaulting Senior Lender to the extent such termination does not cause the revolving credit exposure to exceed the revolving credit commitments under the Senior Revolving Credit Facility.

Guarantees:	All obligations of the Borrower under the Senior Facilities and, at the option of the Borrower, the obligations of the Borrower or any of its restricted subsidiaries under interest rate protection, currency exchange or other hedging arrangements with the Senior Administrative Agent, a Lead Arranger, a Senior Lender or an affiliate of the Senior Administrative Agent, a Lead Arranger or a Senior Lender (at the time such agreement was entered into or, in the case of any such arrangements existing on the Closing Date, on the Closing Date) or any other person party to a hedging arrangement that delivers an accession agreement and becomes a party to the security agreement securing the Senior Facilities, specifically designated by the Borrower as “Secured Hedging Arrangements” (collectively, the “Secured Hedging Arrangements”) and, at the option of the Borrower, the cash management obligations of the Borrower or any of its restricted subsidiaries owing to the Senior Administrative Agent, a Lead Arranger, any Senior Lender or an affiliate of the Senior Administrative Agent, a Lead Arranger, any Senior Lender or any other person providing cash management services to the Borrower that delivers an accession agreement and becomes a party to the security agreement securing the Senior Facilities (at the time such arrangement was entered into or, in the case of any such arrangements existing on the Closing Date, on the Closing Date) and specifically identified by the Borrower as “Secured Cash Management Obligations” (collectively, “Secured Cash Management Obligations”) will be unconditionally guaranteed (the “Senior Guarantees”) by the immediate parent company of the Borrower (“Holdings”), the Preferred Stock Entity (if applicable and as defined in the Plan (“PrefCo”)) and its restricted subsidiaries, and each existing and subsequently acquired or organized direct or indirect wholly-owned U.S. organized restricted subsidiary of the Borrower (in each case other than (a) unrestricted subsidiaries, (b) immaterial subsidiaries, (c) any non-U.S. subsidiary, (d) any direct or indirect U.S. subsidiary of (i) a non-U.S. subsidiary that is a “controlled foreign corporation” within the meaning of Section 957 of the Internal Revenue Code (a “CFC”) or (ii) a CFC Holding

B–8

Company (as defined below), (e) any direct or indirect U.S. subsidiary of the Borrower that owns no material assets other than (i) equity interests (including, for this purpose, any debt or other instrument treated as equity for U.S. federal income tax purposes) in one or more non-U.S. subsidiaries, each of which is a CFC and (ii) cash, cash equivalents and incidental assets related thereto held on a temporary basis (a “CFC Holding Company”), (f) any other U.S. subsidiary of the Borrower with respect to which the Senior Guarantee could reasonably be expected to result in an adverse tax consequence to the Borrower or any of its subsidiaries (including as a result of the operation of Section 956 of the Internal Revenue Code) as reasonably determined by the Borrower in consultation with the Senior Administrative Agent, including, for the avoidance of doubt, any CFC or direct or indirect subsidiary of a CFC, (g) captive insurance subsidiaries, if any, (h) non-profit subsidiaries, if any, (i) joint ventures, if any, (j) special purpose entities, if any, or securitization entities designated by the Borrower, (k) broker-dealer subsidiaries, if any, (l) subsidiaries for which guarantees are (I) prohibited by law or require governmental consent, approval, license or authorization that has not been obtained (provided that there shall be no obligation to seek such consent, approval, license or authorization) or (II) contractually prohibited on the Closing Date or, following the Closing Date, the date of acquisition (provided that such contractual prohibition is not entered into in contemplation of such acquisition), (m) where the burden or cost of obtaining a guarantee outweighs the benefit to the Senior Lenders, as determined by the Senior Administrative Agent and the Borrower, (n) any restricted subsidiary acquired pursuant to a Permitted Acquisition (as defined below) or permitted investment financed with indebtedness permitted to be incurred pursuant to the Senior Facilities Documentation and any restricted subsidiary thereof that guarantees such indebtedness, in each case to the extent such indebtedness prohibits such subsidiary from becoming a Senior Guarantor, and (o) other subsidiaries as mutually agreed between the Borrower and the Senior Administrative Agent (each such subsidiary as set forth in the foregoing clauses (a) through (o), an “Excluded Subsidiary”)) to the extent permitted by applicable law and subject to exceptions and limitations to be mutually agreed upon between the Borrower and the Senior Administrative Agent and consistent with the Senior Facilities Documentation Principles (as defined below) (collectively, the “Senior Guarantors” and, together with the Borrower, the “Senior Loan Parties”); provided that subsidiaries that are not “eligible contract participants” (after giving effect to any “keepwell” provisions) shall not guarantee swap obligations to the extent it is illegal or unlawful under the Commodity Exchange Act, or any regulation thereunder, by virtue of such subsidiary failing to

B–9

constitute an “eligible contract participant”. Notwithstanding the foregoing, it is understood and agreed that there shall be no guaranties governed under the laws of any non-U.S. jurisdiction.

Security:

The Senior Facilities, the Senior Guarantees, the Secured Hedging Arrangements and the Secured Cash Management Obligations will be secured by, subject to permitted liens (including a first priority lien in favor of the Railroad Commission of Texas to provide credit support to secure reclamation obligations with the Railroad Commission of Texas from time to time (the “RCT Lien”), until such time as the Borrower has obtained applicable regulatory approvals to “self-bond” such obligations on an unsecured basis, provided that to the extent unsecured self-bonding is subsequently unavailable or prohibited, the RCT Lien shall automatically be permitted (all such obligations, including credit support required to be provided to the Railroad Commission of Texas, collectively, “Reclamation Obligations”)) and other exceptions consistent with the Senior Facilities Documentation Principles, substantially all of the present and after acquired assets of each of the Senior Loan Parties and a perfected pledge by Holdings of all of the capital stock of the Borrower (collectively, but excluding the Excluded Assets (as defined below), the “Collateral”), including, (a) a perfected pledge of all the capital stock of each direct, wholly owned material restricted subsidiary held by any Senior Loan Party (which pledge, in the case of any CFC Holding Company or CFC shall be limited to 65% of the voting capital stock (and 100% of the non-voting capital stock) of such CFC Holding Company or CFC) and (b) a perfected security interest in substantially all other tangible and intangible assets of the Senior Loan Parties (including but not limited to accounts receivable, inventory, equipment, general intangibles, investment property, owned real property (with all required mortgages being permitted to be delivered on a post-closing basis), intellectual property and the proceeds of the foregoing).

Notwithstanding the foregoing, the following shall be excluded from the Collateral: (i) in excess of 65% of the voting capital stock or equity interests of any CFC Holding Company or CFC; (ii) all leasehold interests in real property, including any requirement to obtain any landlord or other third party waivers, estoppels, consents or collateral access letters; (iii) all owned real property located outside the U.S. or with a fair market value of less than $20,000,000 (with all required mortgages being permitted to be delivered post-closing); (iv) motor vehicles, airplanes and other assets subject to certificates of title; (v) letter of credit rights (other than supporting obligations); (vi) commercial tort claims for which no claim has been made or such claim is below a threshold consistent with the Senior Facilities Documentation Principles; (vii) a security interest that could reasonably be expected to result in an adverse tax consequence

B–10

as reasonably determined by the Borrower in consultation with the Senior Administrative Agent; (viii) equity interests issued by unrestricted subsidiaries, immaterial subsidiaries (other than to the extent achieved by a UCC-1 filing), broker-dealer subsidiaries, not-for-profit subsidiaries, special purpose entities and captive insurance subsidiaries; (ix) equity interests issued by, or assets of, any person, other than (1) a material wholly-owned restricted subsidiary, (2) immaterial subsidiaries (to the extent achieved by a UCC-1 filing as provided above), and (3) Holdings (provided that, for the avoidance of doubt, equity issued by Holdings shall not be pledged) and the Borrower) (provided, that the common equity (if any) of PrefCo and each of its subsidiaries shall be pledged as Collateral); (x) a security interest to the extent the burden or cost of granting or perfecting such security interest or obtaining title insurance outweighs the benefit of such security to the Senior Lenders as reasonably determined by the Borrower and the Senior Administrative Agent; (xi) intent-to-use trademark applications prior to filing a statement of use in respect thereof; (xii) any lease, license, permit, franchise, charter, authorization or agreement (and the assets subject thereto) to the extent that a grant of a security interest therein would violate or invalidate such lease, license, permit, franchise, charter, authorization or agreement or result in the creation of a security interest thereunder or create a right of termination in favor of any other party thereto or otherwise require consent thereunder (after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code), in each case excluding the proceeds and receivables thereof which are not Excluded Assets; (xiii) property subject to a purchase money agreement, capital lease or similar arrangement to the extent creation of a security interest therein is prohibited thereby or create a right of termination in favor of any other party thereto or otherwise require consent thereunder, after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code; (xiv) margin stock; (xv) a security interest prohibited by law (including all applicable regulations and laws restricting assignments of, and security interests in, government receivables) or agreement or which would require governmental or other third party consent, approval, license or authorization that has not been obtained (provided that there shall be no obligation to seek such consent, approval, license or authorization) or create a right of termination in favor of any third party, in each case after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law, excluding the proceeds and receivables thereof (to the extent not otherwise constituting Excluded Assets); and (xvi) any assets, including any stock or equity interests in another entity, owned by a CFC (collectively, the assets described in clauses (i) through (xvi), the “Excluded Assets”).

B–11

Notwithstanding anything to the contrary, the Borrower and the Senior Guarantors shall not be required, nor shall the Senior Administrative Agent be authorized, (i) to perfect the above-described pledges, security interests and mortgages by any means other than by (A) filings pursuant to the Uniform Commercial Code in the office of the secretary of state (or similar central filing office) of the relevant State(s), (B) filings in United States government offices with respect to intellectual property as expressly required in the Senior Facilities Documentation, (C) delivery to the Senior Administrative Agent, for its possession, of all Collateral consisting of material intercompany notes, stock certificates of the Borrower and its material wholly-owned restricted subsidiaries or (D) mortgages in respect of fee-owned real property located in the U.S. with a fair market value in excess of $20,000,000 (with all required mortgages being permitted to be delivered post-closing), in each case as expressly required in the Senior Facilities Documentation, (ii) to enter into any control agreement with respect to any deposit account, securities account or commodities account or contract (other than in respect of the Cash Collateral Accounts), (iii) to take any action in any non-U.S. jurisdiction or pursuant to the requirements of the laws of any non-U.S. jurisdiction in order to create any security interests or to perfect any security interests, including with respect to any intellectual property registered outside the U.S. (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction), (iv) except as expressly set forth above (including with respect to the Cash Collateral Accounts), to take any other action with respect to any Collateral to perfect through control agreements or to otherwise perfect by “control” or (v) to provide any notice to obtain the consent of governmental authorities under the Federal Assignment of Claims Act (or any state equivalent thereof).

All the above-described pledges and security interests shall be created on terms, and pursuant to documentation, consistent with the Senior Facilities Documentation Principles and subject to exceptions permitted under the Senior Facilities Documentation.

Uncommitted Senior Incremental Facilities:	After the Closing Date, the Borrower will have the right to solicit the existing Senior Lenders or prospective lenders determined by the Borrower to provide (x) incremental commitments consisting of one or more increases to the Senior Revolving Credit Facility and/or one or more new tranches of revolving credit facilities available under the Senior Facilities Documentation (each, an “Incremental Revolving Facility”) and/or (y) incremental commitments consisting of one or more increases to the Term Loan B Facility or Term Loan C Facility, as applicable, and/or one or more new tranches of term loans to be made available under the Senior Facilities Documentation (each, a

B–12

“Senior Incremental Term Facility” and together with any Incremental Revolving Facility, the “Senior Incremental Facilities”) in an aggregate amount not to exceed the sum of (1) the greater of (x) $1,000,000,000 and (y) an amount equal to the Corresponding Multiple of LTM Consolidated EBITDA at such date of determination (the “Incremental Fixed Dollar Basket”), plus (2) all voluntary prepayments of the Senior Term Loan Facilities, any Senior Incremental Facility, any Senior Incremental Equivalent Debt and commitment reductions of the Senior Revolving Credit Facility (in each case except to the extent (i) funded with proceeds of long term refinancing indebtedness or (ii) the prepaid indebtedness was originally incurred under clause (3) below) plus (3) an unlimited amount so long as, in the case of this clause (3) only, such amount at such time could be incurred without causing (x) in the case of indebtedness secured by liens on the Collateral that rank pari passu with the Collateral securing the Senior Facilities, the pro forma Consolidated First Lien Net Leverage Ratio (as defined below) to exceed 3.00:1.00, (y) in the case of indebtedness secured by liens on the Collateral that rank junior to the liens on the Collateral securing the Senior Facilities, the pro forma Consolidated Secured Net Leverage Ratio (as defined below) to exceed 4.00:1.00, and (z) in the case of unsecured indebtedness or debt secured only by liens on assets that do not constitute Collateral, the pro forma Consolidated Total Net Leverage Ratio (as defined below) to exceed 4.50:1.00 in each case, after giving effect to any acquisition consummated in connection therewith and all other appropriate pro forma adjustments (including giving effect to the prepayment of indebtedness in connection therewith), and assuming for purposes of this calculation that (i) the full committed amount of any Incremental Revolving Facility then being incurred shall be treated as outstanding for such purpose and (ii) cash proceeds of any such Senior Incremental Facility and Senior Incremental Equivalent Debt then being incurred shall not be netted from indebtedness for purposes of calculating such Consolidated First Lien Net Leverage Ratio, Consolidated Secured Net Leverage Ratio or Consolidated Total Net Leverage Ratio, as applicable (provided, however, that if amounts incurred under this clause (3) are incurred concurrently with the incurrence of Senior Incremental Facilities in reliance on clause (1) and/or clause (2) above, the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio shall be permitted to exceed the Consolidated First Lien Net Leverage Ratio, the Consolidated, Secured Net Leverage Ratio or Consolidated Total Net Leverage Ratio, as applicable, set forth in clause (3) above to the extent of such amounts incurred in reliance on clause (1) and/or clause (2) solely for the purpose of determining whether such concurrently incurred amounts

B–13

incurred under this clause (3) are permissible), on terms agreed by the Borrower and the lender(s) providing the respective Senior Incremental Facility (it being understood that (A) if the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio, as applicable, incurrence test is met, then, at the election of the Borrower, any Senior Incremental Facility may be incurred under clause (3) above regardless of whether there is capacity under clause (1) and/or clause (2) above and (B) any portion of any Senior Incremental Facility incurred in reliance on clause (1) and/or clause (2) shall be reclassified, as the Borrower may elect from time to time, as incurred under clause (3) if the Borrower meets the applicable leverage ratio under clause (3) at such time on a pro forma basis); provided that in connection with complying with Reclamation Obligations, if the Borrower is not permitted to secure such obligations by “self-bonding” on an unsecured basis or by maintaining in effect the RCT Superpriority Lien (as defined below), the Borrower may incur additional Senior Incremental Facilities in the form of pre-funded letter of credit term loan “C” facilities in an aggregate amount not to exceed $975,000,000 (without duplication of amounts then incurred under the liens basket set forth in clause (h) of paragraph 6 under “Negative Covenants” below); provided that the proceeds thereof are used to cash collateralize term letters of credit issued in favor of the Railroad Commission of Texas and, upon any reduction in any such term letters of credit and commitments in respect thereof, such excess cash collateral shall be withdrawn and applied to repay loans under such term loan “C” facilities; provided further, that:

(i) no event of default (or, in the case of a Senior Incremental Facility the proceeds of which will be used to finance an acquisition or other investment or repayment of indebtedness that requires an irrevocable prepayment or redemption notice only to the extent required by the providers of such Senior Incremental Facility) exists or would exist after giving effect thereto (provided that at a minimum there shall be a no payment or bankruptcy event of default condition),

(ii) (x) any Senior Incremental Facility shall rank pari passu or junior in right of payment with the Senior Facilities and will either be secured on a pari passu or junior basis with the Senior Facilities by the same Collateral (in whole or any portion thereof) securing the Senior Facilities or be unsecured, and shall not be secured by any lien on the assets of the Borrower or any Senior Guarantor that does not also secure the then outstanding Senior Facilities, or be guaranteed by any person other than a Senior Loan Party under the then outstanding Senior Facilities, provided that with respect to any Senior Incremental Facility secured on a junior basis with the Senior

B–14

Facilities, customary intercreditor agreements are entered into which are either substantially in the form attached to the Senior Facilities Documentation or otherwise which are reasonably acceptable to the Borrower and Senior Administrative Agent, and (y) any Senior Incremental Facility that is a revolving facility shall contain provisions to be agreed ensuring pro rata treatment with the Senior Revolving Credit Facility, and

(iii) loans to be made under any Senior Incremental Facility (each, under any Senior Incremental Term Facility, a “Senior Incremental Term Loan” and, each, under any Incremental Revolving Facility, an “Incremental Revolving Loan” and, collectively with the Senior Incremental Term Loans, the “Senior Incremental Loans”) shall be subject to terms, interest rate margins and original issue discount or upfront fees (if any) and interest rate floors (if any) determined by the Borrower and the lenders providing such Senior Incremental Facility, except that, unless any Senior Incremental Term Loans are made a part of a Senior Term Loan Facility (in which case all terms thereof shall be identical to those of the applicable Senior Term Loan Facility) or such Incremental Revolving Facility is made part of the Senior Revolving Credit Facility (in which case all terms thereof shall be identical to those of the Senior Revolving Credit Facility), (a) if the “effective margin” applicable to any Senior Incremental Term Loans that are pari passu in right of payment and security with the initial applicable Senior Term Loans (which (x) shall be deemed to include all upfront or similar fees or OID (amortized over four years) payable to all lenders providing such Senior Incremental Term Loans, (y) if such Senior Incremental Term Loans include an interest rate floor greater than the applicable interest rate floor under the initial applicable Senior Term Loans, such differential between interest rate floors shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the interest rate margin under the initial applicable Senior Term Loans shall be required, but only to the extent an increase in the interest rate floor in the initial applicable Senior Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case, the interest rate floor (but not the interest rate margin) applicable to the initial applicable Senior Term Loans shall be increased to the extent of such differential between interest rate floors and (z) shall exclude structuring, underwriting, ticking, arrangement, commitment and other similar fees not payable to all lenders generally in connection therewith) determined as of the initial funding date for such Senior Incremental Term Loans, exceeds the “effective margin” applicable to the initial applicable Senior Term Loans (determined on the same basis as provided above) by more than 50 basis points, then the “effective margin” for the initial applicable Senior Term Loans shall be increased so that the “effective margin” thereof equals the

B–15

“effective margin” of such Senior Incremental Term Loans, minus 50 basis points (all adjustments made pursuant to this clause (iii)(a), the “MFN Adjustment”); provided that if any Senior Incremental Term Loan is incurred more than 12 months after the Closing Date, the MFN Adjustment shall not apply, (b) (x) the final stated maturity date for any Senior Incremental Term Loans may be the same or later (but not sooner) than the final stated maturity date applicable to the initial applicable Senior Term Loans and (y) the final stated maturity date for a Senior Incremental Revolving Loans shall be the same or later (but not sooner) than the final stated maturity applicable to the initial Senior Revolving Credit Facility, (c) the average weighted life to maturity of such Senior Incremental Term Loans shall be no shorter than the average weighted life to maturity applicable to the initial applicable Senior Term Loans (without giving effect to any prepayments on the outstanding applicable Senior Term Loans), (d) with respect to mandatory prepayments of the initial Senior Term B Loans, the Senior Incremental Term Loans shall not participate on a greater than pro rata basis than the Senior Term Loan Facilities, (e) the Borrower may issue, in lieu of any Senior Incremental Term Loans, first lien secured or junior lien secured or unsecured notes, first lien loans, junior lien loans, unsecured loans, or secured or unsecured “Mezzanine” debt (“Senior Incremental Equivalent Debt”) (in each case, if in the form of junior lien or unsecured loans or notes, with a maturity at least 91 days after the maturity of the initial Senior Term Loans, and to the extent secured, subject to customary intercreditor terms to be consistent with the Senior Facilities Documentation Principles) if the applicable conditions to effecting and borrowing under a Senior Incremental Term Facility (as if such Senior Incremental Equivalent Debt were a Senior Incremental Term Loan) would have been satisfied; provided, that, the provisions of the preceding clause (iii)(a) shall not apply other than with respect to any loans that are pari passu with the Senior Term Loans in security and right of payment, and clauses (iii)(b) and (iii)(c) shall not apply to any customary bridge facility so long as the long-term debt into which any such customary bridge facility is to be converted satisfies such clauses. Existing Senior Lenders may, at the option of the Borrower, but shall not be obligated to without their prior written consent, provide a commitment and/or make any loans pursuant to any Senior Incremental Facility, and nothing contained herein constitutes, or shall be deemed to constitute, a commitment with respect to any Senior Incremental Facility. The use of proceeds, if any, of any Senior Incremental Facility will be as agreed by the Borrower and the lenders providing such Senior Incremental Facility (and as otherwise permitted by the Senior Facilities Documentation).

“Consolidated First Lien Net Leverage Ratio” shall mean the ratio of (i) funded debt outstanding (including drawings under letters of

B–16

credit to the extent unreimbursed and not cash collateralized) under the Senior Facilities plus all other funded debt outstanding that is secured by a lien on the Collateral that is pari passu with the lien securing the Senior Facilities and capitalized lease obligations and purchase money debt of the Borrower and its restricted subsidiaries (net of (x) unrestricted cash and cash equivalents of the Borrower and its restricted subsidiaries and (y) the amount of funds on deposit in the Cash Collateral Accounts) to (ii) Consolidated EBITDA for the most recent four fiscal quarter period for which financial statements are available.

“Consolidated Secured Net Leverage Ratio” shall mean the ratio of (i) all funded debt outstanding (including drawings under letters of credit to the extent unreimbursed and not cash collateralized) that is secured by a lien on the Collateral and capitalized lease obligations and purchase money debt of the Borrower and its restricted subsidiaries (net of (x) unrestricted cash and cash equivalents of the Borrower and its restricted subsidiaries and (y) the amount of funds on deposit in the Cash Collateral Accounts) to (ii) Consolidated EBITDA for the most recent four fiscal quarter period for which financial statements are available.

“Consolidated Total Net Leverage Ratio” shall mean the ratio of (i) all funded debt outstanding (including drawings under letters of credit to the extent unreimbursed and not cash collateralized) and capitalized lease obligations and purchase money debt of the Borrower and its restricted subsidiaries (net of (x) unrestricted cash and cash equivalents of the Borrower and its restricted subsidiaries and (y) the amount of funds on deposit in the Cash Collateral Accounts) to (ii) Consolidated EBITDA for the most recent four fiscal quarter period for which financial statements are available.

“Consolidated EBITDA” and “Consolidated Net Income” shall each be defined in a manner no less favorable than under the Pre-Petition Credit Agreement, and otherwise consistent with the Senior Facilities Documentation Principles, but in any event to include, without duplication, (i) add-backs and/or adjustments, as applicable (which shall be uncapped), for (A) extraordinary, unusual or non-recurring charges, expenses or losses, (B) non-cash charges, expenses or losses, including, without limitation, any non-cash asset retirement costs, non-cash compensation charges, non-cash translation (gain) loss and non-cash expense relating to the vesting of warrants, (C) restructuring costs, integration costs, costs of strategic initiatives, business optimization expenses or costs, retention, recruiting, relocation and signing and stay bonuses and expenses, including payments made to employees or producers who are subject to non-compete agreements, facility opening, pre-opening and closing and consolidation costs,

B–17

contract termination costs, stock option and other equity-based compensation expenses, severance costs, transaction fees and expenses and consulting and advisory fees, indemnities and expenses, including, without limitation, any one time expense relating to enhanced accounting function or other transaction costs, and public company costs, (D) LTM pro forma results for acquisitions (including acquisitions subject to a letter of intent or purchase agreement at such time) and dispositions of business entities or properties or assets constituting a division or line of business of any business entity and other customary specified transactions and for operational changes and operational initiatives (including, to the extent applicable, from the Transactions), including any “run-rate” synergies, operating expense reductions and improvements and cost savings determined in good faith by the Borrower to result from actions which have been taken or with respect to which substantial steps have been taken or are expected to be taken no later than 24 months following any such acquisition, disposition, other customary specified transaction, operational change or operational initiative, (E) the adjustments previously identified in the Company Model (as defined below), (F) such other adjustments evidenced by or contained in a due diligence quality of earnings report made available to the Senior Administrative Agent prepared with respect to the target of a Permitted Acquisition or similar investment by (x) a “big-four” nationally recognized accounting firm or (y) any other accounting firm that shall be reasonably acceptable to the Senior Administrative Agent, (G) other accruals, payments and expenses (including rationalization, legal, tax, structuring and other costs and expenses) related to the Transactions, acquisitions (including acquisitions subject to a letter of intent or purchase agreement), including investments, dividends, restricted payments, dispositions, refinancings or issuances of debt or equity permitted under the Senior Facilities Documentation or related to any amendment, modification or waiver in respect of the documentation (including the Senior Facilities Documentation) governing the transactions described in this clause (G), (H) any non-cash increase in expenses (1) resulting from the revaluation of inventory (including any impact of changes to inventory valuation policy methods including changes in capitalization of variances) or other inventory adjustments, or any other acquisition or (2) due to purchase accounting, (I) proceeds of business interruption insurance, (J) charges, losses or expenses to the extent paid for, reimbursable, indemnifiable or insurable by a third party, (K) minority interest expense, (L) costs related to implementation of operational and reporting systems and technology initiatives subject to a cap to be mutually agreed, (M) letter of credit fees, (N) [reserved], (O) earnout obligations with respect to any acquisition or investment paid or accrued during the application

B–18

period, (P) costs, charges and expenses in connection with fresh start accounting, (Q) nuclear fuel amortization costs, and (R) costs, charges and expenses in connection with the consummation of the Plan and/or the emergence from the Case and (ii) deductions for income and gain items corresponding to extraordinary or unusual charges and other non-cash charges (other than the accrual of revenue in the ordinary course).

“Corresponding Multiple of LTM Consolidated EBITDA” means, with respect to any dollar basket, the amount of such dollar basket divided by the Consolidated EBITDA on a pro forma basis of the Borrower and its restricted subsidiaries for the most recently available four fiscal quarter period as of the Closing Date, after giving effect to the Transactions, expressed as a multiple.

“Corresponding Percentage of Consolidated Total Assets” means, with respect to any dollar basket, the amount of such dollar basket divided by the initial consolidated total assets on a pro forma basis of the Borrower and its restricted subsidiaries after giving effect to the Transactions, expressed as a percentage.

Senior Refinancing Facilities:	The Senior Facilities Documentation will permit the Borrower to refinance loans under the Senior Term Loan Facilities (or any Senior Incremental Term Facility) or commitments under the Senior Revolving Credit Facility (or any Incremental Revolving Facility) from time to time, in whole or part, with one or more new term facilities (each, a “Refinancing Senior Term Facility”) or new revolving credit facilities (each a “Refinancing Senior Revolving Facility” and, together with any Refinancing Senior Term Facility, collectively, the “Senior Refinancing Facilities”), respectively, under the Senior Facilities Documentation solely with the consent of the Borrower and the institutions providing such Refinancing Senior Term Facility or Refinancing Senior Revolving Facility and with one or more additional series of senior unsecured notes or loans or senior secured notes or loans that will be secured by the Collateral (in whole or any portion thereof) on a pari passu or junior basis with the Senior Facilities (such notes or loans, “Senior Refinancing Notes”); provided that (i) with respect to Senior Refinancing Facilities or Senior Refinancing Notes that are secured, customary intercreditor agreements are entered into which are either substantially in the form attached to the Senior Facilities Documentation, on market terms or otherwise which are reasonably acceptable to the Borrower and Senior Administrative Agent, (ii) any Refinancing Senior Term Facility or Senior Refinancing Notes do not mature prior to the maturity date of, or have a shorter weighted average life than, loans under the Senior Term Loan Facilities or Senior Incremental Term Facility or Senior Revolving Credit Facility being refinanced

B–19

(without giving effect to any prepayments on the outstanding Senior Term Loans or Senior Incremental Term Loans, as applicable), (iii) any Refinancing Senior Revolving Facility does not mature (or require mandatory commitment reductions) prior to the maturity date of the commitments being refinanced, (iv) except to the extent otherwise permitted under the Senior Facilities Documentation (including utilization of any other available baskets or incurrence-based amounts) the aggregate principal amount of any Senior Refinancing Facility or Senior Refinancing Notes shall not be greater than the aggregate principal amount of the applicable class under the Senior Facilities being refinanced or replaced, plus any fees, premiums, original issue discount and accrued interest associated therewith and costs and expenses related thereto, plus unused commitments, (v) the Senior Facilities Documentation will contain provisions providing for the pro rata treatment of the payment, borrowing, participation and commitment reduction of the Senior Revolving Credit Facility and any Refinancing Senior Revolving Credit Facility, (vi) any Senior Refinancing Facility or Senior Refinancing Notes, to the extent secured, shall not be secured by any lien on any asset of the Borrower or any Senior Guarantor that does not also secure the then outstanding applicable Senior Term Loans, or be guaranteed by any person other than the Senior Guarantors under the then outstanding Senior Term Loans, (vii) the other terms and conditions of such Senior Refinancing Facilities or Senior Refinancing Notes (excluding pricing (as to which no “most favored nation” clause shall apply), fees and optional prepayment or redemption terms and other immaterial terms which shall be determined by the Borrower) shall either, at the option of the Borrower, (x) reflect market terms and conditions (taken as a whole) at the time of incurrence or issuance (as determined by the Borrower) or (y) if not consistent with the terms of the corresponding class under the Senior Facilities, not be materially more restrictive to the Borrower, when taken as a whole, than the terms of the applicable class under the Senior Facilities being refinanced or replaced unless (1) the Senior Lenders under the corresponding class under the Senior Facility also receive the benefit of such more restrictive terms or (2) any such provisions apply only after the maturity date of the Senior Facilities. In connection with any Senior Refinancing Facility or Senior Refinancing Notes, the Senior Facilities Documentation will provide the Borrower the right to require the applicable Senior Lenders or lenders in respect of any Senior Incremental Facility to assign their loans and commitments to the providers of any such Senior Refinancing Senior Facility or Refinancing Notes.

Mandatory Prepayments:	The Senior Term B Loans and any Refinancing Senior Term Facilities and Senior Incremental Term Loans in the form of “B” term loans (and, solely to the extent the foregoing loans are no longer

B–20

outstanding, the Senior Term C Loans and any Refinancing Senior Term Facilities or Senior Incremental Term Loans with respect to the Senior Term C Loans) shall be prepaid with:

(a) 100% of the net cash proceeds from issuances of debt by the Borrower or any of its restricted subsidiaries after the Closing Date (with appropriate exceptions for all permitted indebtedness (other than Refinancing Senior Term Facilities and Senior Refinancing Notes in respect of such Senior Term B Loans) and the Senior Incremental Facilities); and

(b) 100% of the net cash proceeds of all non-ordinary course asset sales or other dispositions of property by the Borrower or any of its restricted subsidiaries (including casualty insurance and condemnation proceeds but with exceptions for ordinary course dispositions, dispositions of obsolete or worn-out property and property no longer used or useful in the business and other exceptions to be consistent with the Senior Facilities Documentation Principles, but including, in any event, any asset sales or dispositions made pursuant to the basket set forth in clause (j) of paragraph 1 of “Negative Covenants”) in excess of an individual and annual aggregate threshold amount consistent with the Senior Facilities Documentation Principles (and only in respect of amounts in excess thereof) and subject to a 100% reinvestment right if reinvested (or committed to be reinvested) within 15 months of such sale or disposition (or if later, 6 months following the date on which a reinvestment commitment or letter of intent is entered into (so long as such reinvestment commitment or letter of intent was entered into during such 15-month period)).

Mandatory prepayments shall be applied pro rata among classes of the Senior Term B Loans and any Refinancing Senior Term Facilities and Senior Incremental Term Loans in the form of “B” term loans (and solely to the extent the foregoing loans are no longer outstanding, mandatory prepayments shall be applied pro rata among classes of the Senior Term C Loans and any Refinancing Senior Term Facilities or Senior Incremental Term Loans with respect to the Senior Term C Loans), except that (i) the Borrower may direct that proceeds of Refinancing Senior Term Facilities or Senior Refinancing Notes or Senior Incremental Term Loans with respect to the Senior Term C Loans shall be applied to the class or classes of term loans to be refinanced as selected by the Borrower and (ii) Senior Incremental Term Facilities and Refinancing Senior Term Facilities may participate in mandatory prepayments on a less than pro rata basis. Mandatory prepayments of the Senior Term B Loans shall be applied to scheduled installments thereof in direct order of maturity (without premium or penalty, except, in the case of clause

B–21

(a) above, subject to the Senior Prepayment Premium (as defined below)); provided, that the Senior Facilities Documentation shall provide that in the case of mandatory prepayments pursuant to clause (b) above, a ratable portion of such mandatory prepayment may be applied to redeem, prepay or offer to purchase any pari passu Refinancing Notes or pari passu Senior Incremental Equivalent Debt (collectively, “Additional Senior Debt”), in each case if required under the terms of the applicable documents governing such Additional Senior Debt.

In addition, if at any time the outstandings pursuant to the Senior Revolving Credit Facility (including Revolving Letters of Credit outstandings and Swingline Loans) exceed the aggregate commitments with respect thereto, prepayments of Revolving Loans and/or Swingline Loans (and/or the cash collateralization of Revolving Letters of Credit) shall be required in an amount equal to such excess within one business day following Borrower’s receipt of written notice. The above-described mandatory prepayments shall not reduce the aggregate amount of commitments under the Senior Revolving Credit Facility and amounts prepaid may be reborrowed.

In addition, if at any time the Individual Senior Funded LC Exposure Amount of any Funded LC Issuing Bank exceeds the aggregate amount on deposit in the Cash Collateral Accounts supporting the Term Letters of Credit issued by such Funded LC Issuing Bank, cash collateralization (by way of additional cash deposits in the applicable Cash Collateral Accounts) shall be required in an amount equal to such excess within one business day following Borrower’s receipt of written notice.

All prepayments referred to in clause (b) above are subject to there being no adverse tax consequences and to permissibility under (i) local law (e.g., financial assistance, corporate benefit, restrictions on upstreaming of cash intra-group and the fiduciary and statutory duties of the directors of the relevant subsidiaries) and (ii) material constituent document restrictions of non-wholly owned restricted subsidiaries (including as a result of minority ownership by third parties) and other material agreements (so long as any applicable prohibition is not created in contemplation of such prepayment). The non-application of any prepayment amounts as a consequence of the foregoing provisions will not, for the avoidance of doubt, constitute a default or an event of default, and such amounts shall be available for working capital purposes of the Borrower and its restricted subsidiaries as long as not required to be prepaid in accordance with the following provisions. The Borrower and its restricted subsidiaries will undertake to use commercially reasonable efforts to overcome or eliminate any such restrictions or tax effects (subject to the

B–22

considerations above and as determined in the Borrower’s reasonable business judgment) to make the relevant prepayment. Notwithstanding the foregoing, any prepayments required after application of the above provision shall be net of any costs, expenses or taxes incurred by the Borrower or any of its affiliates and arising as a result of compliance with the preceding sentence.

Any Senior Lender under the Senior Term Loan B Facility may elect not to accept its pro rata portion of any mandatory prepayment (other than with respect to Senior Refinancing Notes and Refinancing Senior Term Facilities) (each, a “Declining Senior Term Loan Lender”). Any prepayment amount declined by a Declining Senior Term Loan Lender may be retained by the Borrower (“Retained Declined Proceeds”) and used for any purposes not prohibited by the Senior Facilities Documentation and will be included in the calculation of the Available Additional Basket.

Voluntary Prepayments and Commitment Reductions:

Voluntary prepayments of borrowings under the Senior Term Loan Facilities and the Senior Revolving Credit Facility and voluntary reductions of the unutilized portion of the commitments under the Senior Revolving Credit Facility will be permitted at any time, in minimum principal amounts to be mutually agreed upon between the Borrower and the Senior Administrative Agent consistent with the Senior Facilities Documentation Principles, without premium or penalty (except the Senior Prepayment Premium referred to below), subject to reimbursement of the Senior Lenders’ redeployment costs (other than lost profits) in the case of a prepayment of Adjusted LIBOR loans prior to the last day of the relevant interest period. Voluntary prepayments of the Senior Term B Loans shall be applied to installments thereof as directed by the Borrower (and absent such direction, in direct order of maturity), as applicable. Upon any voluntary prepayment of the Senior Term C Loans, the outstanding commitments in respect of the Term Letters of Credit may be reduced by an amount equal to the principal amount of such prepayment and the Borrower shall be permitted to withdraw funds in an amount up to the amount of such reduction from the Cash Collateral Accounts; provided that after giving effect to such withdrawal, (x) the Individual Senior Funded LC Exposure Amount of any Funded LC Issuing Bank at such time would not exceed the aggregate amount on deposit in the Cash Collateral Accounts supporting the Term Letters of Credit issued by such Funded LC Issuing Bank and (y) the aggregate principal amount of the Term C Loans shall not exceed the aggregate Individual Senior Funded LC Exposure Amounts of all Funded LC Issuing Banks in aggregate.

Except as otherwise provided herein, all voluntary prepayments shall be applied to the class or classes of term loans or revolving loans (with or without a corresponding commitment reduction) as selected by the Borrower.

B–23

Senior Prepayment Premium:

Voluntary prepayments of initial Senior Term Loans and mandatory prepayments of initial Senior Term Loans made pursuant to clause (a) of the “Mandatory Prepayments” section of this Senior Term Sheet and amendments to initial Senior Term Loans prior to the date that is six months after the Closing Date will be subject to a prepayment premium of 1.00% (the “Senior Prepayment Premium”) of the principal amount prepaid, refinanced or amended to the extent constituting a Repricing Transaction. “Repricing Transaction” shall mean (i) any prepayment or repayment of initial Senior Term Loans with the proceeds of, or any conversion of initial Senior Term Loans into, any substantially concurrent issuance of new or replacement tranche of broadly syndicated senior secured first lien term loans under credit facilities the primary purpose of which is to reduce the all-in-yield applicable to the initial Senior Term Loans and (ii) any amendment to the initial Senior Term Loan Facilities (or any exercise of any “yank-a-bank” rights in connection therewith) the primary purpose of which is to reduce the all-in-yield applicable to the initial Senior Term Loans (with the all-in-yield, in each case, calculated in a manner consistent with the MFN Adjustment); provided that such Senior Prepayment Premium shall not apply if such refinancing or amendment is in connection with a “change of control” transaction, initial public offering or any Transformative Acquisition (as defined below).

“Transformative Acquisition” means any acquisition or investment by the Borrower or any restricted subsidiary that is either (a) not permitted by the terms of the Senior Facilities Documentation immediately prior to the consummation of such acquisition or investment or (b) if permitted by the terms of the Senior Facilities Documentation immediately prior to the consummation of such acquisition or investment, would not provide the Borrower and its restricted subsidiaries with adequate flexibility under the Senior Facilities Documentation for the continuation and/or expansion of their combined operations following such consummation, as determined by the Borrower acting in good faith.

Documentation:	The definitive documentation with respect to the Senior Facilities (the “Senior Facilities Documentation”) will be “covenant-lite” with incurrence-based covenants and will contain only those mandatory prepayments set forth above in this Senior Term Sheet and representations, warranties, conditions to borrowing, affirmative, negative and financial covenants and events of default set forth or referred to below in this Senior Term Sheet, in each case applicable to the Borrower and its restricted subsidiaries (and in certain

B–24

customary limited circumstances and consistent with the Pre-Petition Credit Agreement, Holdings), with materiality thresholds, qualifications, exceptions, “baskets” and grace and cure periods to be mutually agreed and which will be substantially similar to the credit agreement, dated as of October 10, 2007 (as amended prior to the commencement of the Case) by and among Texas Competitive Electric Holdings Company LLC, as borrower, Energy Future Competitive Holdings Company LLC, the lenders party thereto from time to time, Citibank, N.A. as administrative agent and collateral agent and the other agents party thereto from time to time, and related definitive documentation, in each case as in effect on the date of the Commitment Letter (collectively, the “Pre-Petition Credit Agreement”), with changes and modifications (x) that reflect the terms of this Term Sheet and (to the extent applicable) the “market flex” provisions of the Fee Letter, (y) to reflect changes in law or accounting standards and requirements of local law (including customary EU bail-in provisions) or to cure mistakes or defects and (z) as are reasonably necessary to take into account (i) such improvements and additional flexibility to reflect current market terms for a borrower of similar revenue and size and in a similar industry as the Borrower and the operational requirements and strategic requirements of the Borrower and its restricted subsidiaries (after giving effect to the Transactions) in light of their size, industries (and risks and trends associated therewith), businesses and business practices, geographical locations and operations, proposed business plan and financial reporting, (ii) the Company model delivered to the Lead Arrangers on May 11, 2016 (together with any updates or modifications thereto reasonably agreed between the Company and the Lead Arrangers or as necessary to reflect (to the extent applicable) any exercise of “market flex” pursuant to the Fee Letter, the “Company Model”), (iii) exceptions to permit consummation of the transactions contemplated by the Plan (including reinstating, incurring or continuing any debt, investments and liens and permitting restricted payments in connection therewith and exceptions and qualifications contained in the Existing DIP Credit Agreement), and (iv) the customary operational and agency provisions of the Senior Administrative Agent reasonably acceptable to the Borrower (collectively, the “Senior Facilities Documentation Principles”); provided that, notwithstanding anything to the contrary contained in the Commitment Letter or Term Sheets, in no event shall the terms of the Senior Facilities Documentation be less favorable in any respect to the Borrower and its subsidiaries than the terms of the DIP Credit Agreement and the other loan documents in connection therewith. Counsel to the Company shall prepare the initial drafts of the Senior Facilities Documentation.

B–25

Representations and Warranties:	Consistent with the Senior Facilities Documentation Principles and limited to the following (to be applicable to the Borrower and its restricted subsidiaries (and in certain customary limited circumstances and consistent with the Pre-Petition Credit Agreement, Holdings)); financial statements; no Material Adverse Effect (as defined below) after the Closing Date; legal existence; compliance with laws; organizational power and authority; due authorization, execution, delivery and enforceability of the Senior Facilities Documentation; no violation of or conflict with law, organizational documents or material debt agreements; material litigation; ownership of material property; taxes; subsidiaries; use of proceeds; Federal Reserve regulations; ERISA; Investment Company Act; environmental matters; labor matters; OFAC; FCPA; Patriot Act; anti-terrorism and anti-money laundering laws; intellectual property; governmental consents; accuracy of written disclosure; creation, perfection, and validity of security interests (subject to permitted liens as described in “Security” above and other exceptions to perfection to be mutually agreed and consistent with the Senior Facilities Documentation Principles); and consolidated solvency on the Closing Date. “Material Adverse Effect” means any circumstance or condition affecting the business, assets, operations, properties or financial condition of the Borrower and its subsidiaries, taken as a whole (excluding any matters publicly disclosed prior to the date of the Commitment Letter (i) in connection with the Case and the events and conditions related and/or leading up to the Case and the effects thereof or (ii) in the Annual Report on Form 10-K of Energy Future Competitive Holdings Company LLC (“EFCH”) and/or any quarterly or periodic report of EFCH publicly filed thereafter) that would in the aggregate, materially adversely affect (a) the ability of the Borrower and its restricted subsidiaries, taken as a whole, to perform their payment obligations under the Senior Facilities, taken as a whole or (b) material rights or remedies (taken as a whole) of the Senior Administrative Agent and the Senior Lenders under the Senior Facilities Documentation.

Conditions Precedent to Initial Borrowing:	The availability of the Senior Facilities on the Closing Date will be subject solely to the applicable conditions precedent set forth in Exhibit D to the Commitment Letter.

Conditions Precedent to each Borrowing under the Senior Revolving Credit Facility and the issuance of Term Letters of Credit (other than on the Closing Date):	The making of each extension of credit under the Senior Revolving Credit Facility and the issuance of Term Letters of Credit under the Senior Term Loan C Facility after the Closing Date, except as set forth herein (including with respect to Incremental Facilities) shall be conditioned upon (a) the accuracy of representations and warranties in all material respects, (b) the absence of defaults or events of default at the time of, or immediately after giving effect to the

B–26

making of, such extension of credit, and (c) receipt of a customary borrowing notice (including through advance telephonic notice followed by written notice thereafter).

Affirmative Covenants:	Consistent with the Senior Facilities Documentation Principles (to be applicable to the Borrower and its restricted subsidiaries, provided that the provision of financial information of Holdings (or another indirect parent company that indirectly owns all of the Borrower) shall satisfy any requirement of the Borrower hereunder) and limited to the following: delivery of consolidated annual audited financial statements within 90 days of the end of each fiscal year (or, in the case of the first fiscal year following the Closing Date, 120 days) without any going concern qualification or exception (except to the extent such qualification or exception is a result of a current maturity of any debt or any actual or prospective default of a financial maintenance covenant) and, for each of the first three fiscal quarters of any fiscal year, quarterly unaudited financial statements within 45 days for each of the first three fiscal quarters of any fiscal year (or 60 days in the case of the first three fiscal quarters following the Closing Date); annual budgets and quarterly (for the first three fiscal quarters of each fiscal year) and annual compliance certificates and other information reasonably requested by the Senior Lenders through the Senior Administrative Agent (other than attorney work product and information subject to confidentiality obligations or attorney-client privilege); payment of material taxes; customary quarterly MD&A, and, if financial information of Holdings or any indirect parent company of the Borrower provides financial information in lieu of the Borrower, customary reconciliations (provided, however, that the Borrower shall be under no obligation to deliver such reconciliations if the consolidated total assets and the Consolidated EBITDA of the Borrower and its consolidated subsidiaries do not differ from the consolidated total assets and the Consolidated EBITDA, respectively, of Holdings and its consolidated subsidiaries by more than 2.5%); quarterly Lender calls; maintenance of existence; compliance with laws; maintenance of property (subject to casualty, condemnation and normal wear and tear) and adequate insurance; maintenance of books and records; right of the Senior Administrative Agent to inspect property and books and records (subject to frequency and cost reimbursement limitations consistent with the Senior Facilities Documentation Principles and other than information subject to confidentiality obligations or attorney-client privilege and attorney work product and other customary exceptions); limitations on change in fiscal year; notices of default; notices of litigation and ERISA events which, in either case, could reasonably be expected to result in a Material Adverse Effect; use of proceeds; further assurances with respect to the Collateral and Senior Guarantees; changes in lines of business; commercially reasonable efforts to maintain public ratings

B–27

(but not to maintain a specific rating); limitation on transactions with affiliates above a mutually agreed-upon threshold (with exceptions to include, without limitation, (a) transactions among Borrower and its restricted subsidiaries not otherwise prohibited by the Senior Facilities Documentation, and (b) fees payable in connection with the Transactions); in each case, all with customary materiality qualifiers, exceptions and limitations to be mutually agreed upon and consistent with the Senior Facilities Documentation Principles.

Negative Covenants:	Consistent with the Senior Facilities Documentation Principles (to be applicable to the Borrower and its restricted subsidiaries) and limited to the following (which shall be subject to customary materiality qualifiers, exceptions and limitations to be mutually agreed upon and which shall be consistent with the Senior Facilities Documentation Principles) (including in any event an Available Additional Basket (as defined below) that may be used for, among other things, investments, dividends and distributions, stock repurchases and the prepayment of subordinated debt):

1. Limitation on asset sales (with exceptions to include, without limitation, (a) sales of assets in the ordinary course of business and immaterial assets, (b) asset swaps (subject to customary limitations), (c) dispositions of non-Collateral assets, subject to a cap to be mutually agreed, (d) dispositions of non-core assets acquired in connection with a Permitted Acquisition or other permitted investment, (e) sales of obsolete, worn out, uneconomical, negligible or surplus assets or assets no longer used or useful in the business, (f) intercompany transfers subject to a cap to be mutually agreed for transfers to non-guarantors, (g) disposition or discounts of receivables and related assets in a factoring, receivables or securitization facility subject to a cap to be mutually agreed, (h) so long as no event of default exists or would result (as of the date of signing of the definitive agreement for such disposition), dispositions of any other assets on an unlimited basis for fair market value so long as at least 75% of the consideration for such dispositions in excess of a threshold amount consists of cash or cash equivalents (subject to customary exceptions to the cash consideration requirement to be set forth in the Senior Facilities Documentation, including a basket in an amount not less than the greater of $500 million and the Corresponding Multiple of LTM Consolidated EBITDA for non-cash consideration that may be designated as cash consideration) and the proceeds thereof above a threshold amount are applied in accordance with the mandatory prepayment provisions (including the reinvestment provisions) (solely to the extent required thereby), (i) scheduled asset sales to be mutually agreed, and (j) a general basket for dispositions for fair market value in an aggregate amount not to exceed (A) the greater of (x) $500 million and (y) the Corresponding

B–28

Multiple of LTM Consolidated EBITDA or, (B) at the Borrower’s election prior to the launch of general syndication of the Senior Facilities, the greater of (x) $500 million and (y) the Corresponding Percentage of Consolidated Total Assets).

2. Limitation on mergers, liquidations, dissolutions and other fundamental changes (with exceptions to include, without limitation, (a) Permitted Acquisitions and permitted asset sales, (b) certain intercompany mergers or consolidations, (c) other permitted investments, (d) scheduled changes to be mutually agreed, and (e) certain other transactions to be mutually agreed).

3. Limitations on dividends, stock repurchases and redemptions of equity interests (with exceptions to include, without limitation, (a) redemptions or repurchases of equity or options issued by the Borrower or any direct or indirect parent company thereof to directors, officers, employees, and consultants in an annual amount to be mutually agreed (with unused amounts carried forward to subsequent years subject to a limit to be mutually agreed), (b) dividends, repurchases, redemptions or distributions under the Available Additional Basket (as defined below) so long as no payment or bankruptcy event of default exists or would result therefrom, (c) dividends, repurchases, redemptions and distributions funded with qualified equity or proceeds of qualified equity that are not applied under the Available Additional Basket and do not constitute a Specified Equity Contribution, (d) so long as no event of default exists or would result from such dividends, stock repurchases or redemption, a general basket in an aggregate amount not to exceed (A) the greater of (x) $200 million and (y) the Corresponding Multiple of LTM Consolidated EBITDA or (B) at the Borrower’s election prior to the launch of general syndication of the Senior Facilities, the greater of (x) $200 million and (y) the Corresponding Percentage of Consolidated Total Assets, (e) an unlimited general basket provided that (i) no event of default exists or would result from any such dividend, stock repurchase or redemption and (ii) the Borrower shall be in compliance on a pro forma basis with a Consolidated Total Net Leverage Ratio of 2.00:1.00 (computed as of the most recent four fiscal quarter period of the Borrower for which financial statements have been delivered pursuant to the Senior Facilities Documentation), (f) customary tax distributions, (g) AHYDO “catch-up” payments, (h) dividends, distributions or redemptions in connection with and to consummate the Transactions and contemplated by the Plan, including any restricted payments to make payments under the Spin-Off Tax Receivable Agreement (as defined in the Existing Plan) and a Taxable Separation Tax Receivable Agreement (as defined in the Existing Plan), (i) following the one year anniversary of the Closing Date, so long as no event of

B–29

default exists or would result from such dividends, stock repurchases or redemption, following a qualified IPO, other registration or listing of Holdings, the Borrower or any parent entity, the payment of a regular dividend up to an amount to be agreed but no less than 3% per annum of the market capitalization of Holdings, the Borrower or such parent entity, and (j) dividends, repurchases, redemptions or distributions with respect to the preferred stock (if any) of PrefCo as set forth in the Plan.

4. Limitation on incurrence of indebtedness (with exceptions to include, without limitation, (a) indebtedness under the Facilities (including any Incremental Facility and Refinancing Facility), Senior Incremental Equivalent Debt or Senior Refinancing Notes or and any permitted refinancings thereof, (b) indebtedness in an aggregate amount up to the aggregate cash contributions made to the Borrower after the Closing Date (other than disqualified equity and other than amounts constituting a Specified Equity Contribution or building the Available Additional Basket), (c) intercompany debt to the extent permitted as an investment, (d) indebtedness assumed or incurred for any purpose (including in connection with Permitted Acquisitions, other permitted investments or capital expenditures) in an aggregate amount of up to (i) an aggregate amount not to exceed (A) the greater of (x) $275 million and (y) the Corresponding Multiple of LTM Consolidated EBITDA or, (B) at the Borrower’s election prior to the launch of general syndication of the Senior Facilities, the greater of (x) $275 million and (y) the Corresponding Percentage of Consolidated Total Assets, plus (ii) unlimited additional amounts subject to pro forma compliance with a Consolidated Total Net Leverage Ratio of 4.50:1.00; provided that (x) if such indebtedness is assumed or incurred in connection with an acquisition, permitted investment or other customary specified transaction, on a pro forma basis (as of the last day of the most recent determination period, after giving effect to such indebtedness and other customary and appropriate pro forma adjustments consistent with the Senior Facilities Documentation Principles, including any acquisitions (including acquisitions subject to a letter of intent or purchase agreement at the time of such test), permitted investments or dispositions or repayments of indebtedness after the beginning of the relevant determination period but prior to or simultaneous with the assumption or incurrence of such indebtedness and any “run-rate” synergies, operating expense reductions and improvements and cost savings determined in good faith by the Borrower to result from actions which have been taken or with respect to which substantial steps have been taken or are expected to be taken no later than 24 months following any such acquisition, permitted investment, disposition, operational change, operational initiative or other customary specified transaction (the “Specified Pro Forma

B–30

Adjustments”)) after giving effect to the assumption or incurrence of such indebtedness and the consummation of such transaction(s), such Consolidated Total Net Leverage Ratio shall not be higher than 4.50:1.00 or shall not be higher than immediately prior to such acquisition or investment, (y) such indebtedness shall be subject to a cap for indebtedness of non-Senior Loan Parties (when combined with the total amount of indebtedness incurred under clause (e)) of not less than (A) the greater of (x) $300 million and (y) the Corresponding Multiple of LTM Consolidated EBITDA or (B) at the Borrower’s election prior to the launch of general syndication of the Senior Facilities, the greater of (x) $300 million and (y) the Corresponding Percentage of Consolidated Total Assets, and (z) if such indebtedness is (i) “incurred” indebtedness, it shall be subject to customary restrictions with respect to tenor and weighted average life and (ii) “incurred” indebtedness in the form of term loans that are pari passu with the Senior Term Loans in security and right of payment then the MFN Adjustment shall apply as if such term loans were Senior Incremental Term Loans (including if such term loans are incurred more than 12 months after the Closing Date, the MFN Adjustment shall not apply), (e) indebtedness of non-Senior Loan Parties (when combined with the total amount of indebtedness incurred under clause (d)(ii)(y)), including working capital lines of foreign subsidiaries, not to exceed (A) the greater of (x) $300 million and (y) the Corresponding Multiple of LTM Consolidated EBITDA or, (B) at the Borrower’s election prior to the launch of general syndication of the Senior Facilities, the greater of (x) $300 million and (y) the Corresponding Percentage of Consolidated Total Assets, (f) indebtedness assumed in connection with a Permitted Acquisition or permitted investment (and not incurred in contemplation thereof), (g) indebtedness pursuant to accounts receivable factoring facilities in the ordinary course of business or receivables or securitization facilities subject to a cap to be mutually agreed, (h) earnout and other contingent consideration obligations and deferred purchase price obligations, (i) indebtedness in respect of purchase money debt obligations, (j) a capital lease basket in an aggregate amount not to exceed (A) the greater of (x) $500 million and (y) the Corresponding Multiple of LTM Consolidated EBITDA or, (B) at the Borrower’s election prior to the launch of general syndication of the Senior Facilities, the greater of (x) $500 million and (y) the Corresponding Percentage of Consolidated Total Assets), (k) guarantee obligations contemplated by the Plan, (l) Reclamation Obligations, (m) indebtedness to finance capital improvements necessary to comply with the Environmental Protection Agency’s Regional Haze rules and regulations (such indebtedness, “Regional Haze Indebtedness”) not to exceed $500,000,000, (n) qualified non-recourse indebtedness and project financings without dollar limit, (o) a general debt basket in an

B–31

aggregate amount not to exceed (A) the greater of (x) $275 million and (y) the Corresponding Multiple of LTM Consolidated EBITDA or, (B) at the Borrower’s election prior to the launch of general syndication of the Senior Facilities, the greater of (x) $275 million and (y) the Corresponding Percentage of Consolidated Total Assets, (p) indebtedness of joint ventures and/or indebtedness incurred on behalf thereof or representing guarantees of indebtedness of joint ventures, in an aggregate amount not to exceed (A) the greater of (x) $300 million and (y) the Corresponding Multiple of LTM Consolidated EBITDA or, (B) at the Borrower’s election prior to the launch of general syndication of the Senior Facilities, the greater of (x) $300 million and (y) the Corresponding Percentage of Consolidated Total Assets), (q) an unlimited basket for interest rate hedging agreements for non-speculative purposes (as determined by Borrower in good faith) and commodity hedging agreements that are non-speculative or speculative in nature entered into in the ordinary course of business (as determined by Borrower in good faith), (r) scheduled indebtedness to be mutually agreed, and (s) issuances of preferred stock (if any) by PrefCo as set forth in the Plan.

5. Limitation on investments (with exceptions to include, without limitation, (a) Permitted Acquisitions, (b) intercompany investments without a cap so long as such investment is made in a restricted subsidiary of the Borrower, except such investments in non-Senior Loan Parties shall be subject to a sublimit for investments in non-Senior Loan Parties in clause (h) below; provided, that if the pro forma Consolidated Total Net Leverage Ratio is not greater than 3.00 to 1.00, such investments in non-Senior Loan Parties will be unlimited, (c) re-organizations and other activities related to tax planning and re-organization, so long as, after giving effect thereto, the security interest of the Senior Lenders in the Collateral, taken as a whole, is not materially impaired, (d) the Transactions and investments to fund the Transactions, (e) investments made with the Available Additional Basket, (f) such investments funded with the proceeds of qualified equity or consideration paid in qualified equity that is not applied under the Available Additional Basket or constitute a Specified Equity Contribution, (g) a general investment basket in an aggregate amount not to exceed (A) the greater of (x) $300 million and (y) the Corresponding Multiple of LTM Consolidated EBITDA or, (B) at the Borrower’s election prior to the launch of general syndication of the Senior Facilities, the greater of (x) $300 million and (y) the Corresponding Percentage of Consolidated Total Assets, (h) investments in non-Senior Loan Parties, unrestricted subsidiaries, and joint ventures (when combined with the total amount of investments in non-Senior Loan Parties using the dollar basket under clause (b) above) in an aggregate amount not to exceed (A) the greater of (x) $300 million and (y) the Corresponding Multiple of

B–32

LTM Consolidated EBITDA or, (B) at the Borrower’s election prior to the launch of general syndication of the Senior Facilities, the greater of (x) $300 million and (y) the Corresponding Percentage of Consolidated Total Assets; provided, that if the pro forma Consolidated Total Net Leverage Ratio is not greater than 3.00 to 1.00, such investments will be unlimited, (i) investments held by the Borrower and its restricted subsidiaries on the Closing Date, (j) scheduled investments to be mutually agreed, (k) an unlimited general basket provided that the Borrower shall be in compliance on a pro forma basis with a Consolidated Total Net Leverage Ratio of 3.00:1.00 (computed as of the most recent four fiscal quarter period of the Borrower for which financial statements are available), and (l) investments in similar businesses in an outstanding amount not to exceed (A) the greater of (x) $300 million and (y) the Corresponding Multiple of LTM Consolidated EBITDA or, (B) at the Borrower’s election prior to the launch of general syndication of the Senior Facilities, the greater of (x) $300 million and (y) the Corresponding Percentage of Consolidated Total Assets).

6. Limitation on liens (with exceptions to include, without limitation, (a) liens securing the Facilities (including any Senior Incremental Facility and any Senior Refinancing Facility), Senior Incremental Equivalent Debt and Senior Refinancing Notes, (b) liens on assets of a restricted subsidiary which is not a Senior Loan Party securing permitted debt of such restricted subsidiary that is not a Senior Loan Party, (c) liens securing accounts receivables factoring or receivables or securitization facilities, subject to a fixed dollar amount and limitations to be mutually agreed, (d) liens securing indebtedness of the Borrower and Senior Guarantors subject to (i) with respect to indebtedness that is secured by liens that are pari passu in right of security with the Senior Facilities, pro forma compliance with a maximum Consolidated First Lien Net Leverage Ratio of 3.00:1.00 and (ii) with respect to indebtedness that is secured by liens that are junior in right of security with the Senior Facilities, pro forma compliance with a maximum Consolidated Secured Net Leverage Ratio of 4.00:1.00, in each case subject to intercreditor arrangements that are reasonably satisfactory to the Borrower and the Senior Administrative Agent, (e) a general lien basket in an outstanding amount not to exceed the amount of the general debt basket under clause (o) of paragraph 4 above, (f) statutory and other customary permitted encumbrances, including, without limitation, employee benefit and pension liability liens, liens for taxes, real estate encumbrances, judgment liens, landlord/warehousemen liens, liens encumbering deposits (including the right of set-off) and liens in the nature of the right of setoff in favor of counterparties to contractual agreements, (g) liens on assets that are not Collateral so long as the Senior Facilities are equally and ratably secured thereby, (h) liens

B–33

(including super-priority liens in favor of the Railroad Commission of Texas (the “RCT Superpriority Lien”) incurred or assumed by Borrower and its restricted subsidiaries in connection with Reclamation Obligations; provided that the amount of Reclamation Obligations secured thereby together with the amount of outstanding Reclamation Obligations Senior Incremental Facilities shall not exceed $975,000,000, (i) liens securing Regional Haze Indebtedness not to exceed $500,000,000, (j) scheduled liens to be mutually agreed, and (k) liens on assets existing on the time such assets were acquired to the extent, in the case of this clause (k), such liens do not extend to assets other than the assets so acquired (except as otherwise permitted) and such liens were not effected in contemplation of such acquisition).

To the extent liens are incurred in connection with Reclamation Obligations, the relative rights and priorities in the Collateral for the Senior Facilities, on the one hand, and the Reclamation Obligations, on the other hand, will be set forth in an intercreditor agreement reasonably acceptable to the Senior Administrative Agent, the Borrower and the Railroad Commission of Texas (the “Super-Priority/First Lien Intercreditor Agreement”).

7. Limitations on restrictions on distributions from subsidiaries and granting of negative pledge clauses.

8. Limitations on prepayments, redemptions and repurchases of material lien or payment subordinated debt (with exceptions to include, without limitation, prepayments, redemptions and repurchases made (a) with the Available Additional Basket, (b) with proceeds of qualified equity or consideration paid in qualified equity that is not applied under the Available Additional Basket and does not constitute a Specified Equity Contribution, (c) so long as no event of default exists or would result from such prepayments, redemptions or repurchases, from a general basket in an amount equal to the greater of (i) a percentage to be mutually agreed of Consolidated EBITDA or, at the Borrower’s election prior to the launch of syndication of the Senior Facilities, consolidated total assets and (ii) a fixed dollar amount to be mutually agreed, (d) from an unlimited general basket provided that (i) no event of default exists or would result from any such prepayment, redemption or repurchase and (ii) the Borrower shall be in compliance on a pro forma basis with a Consolidated Total Net Leverage Ratio of 2.00:1.00 (computed as of the most recent four fiscal quarter period of the Borrower for which financial statements are available), (e) in respect of any AHYDO “catch-up” payments), and (f) payments of intercompany indebtedness not in violation of applicable subordination provisions).

B–34

9. Limitations on amendments to organizational documents solely to the extent such amendments in the aggregate are materially adverse to the Senior Lenders in their capacities as such, and material payment subordinated debt documents, solely if in violation of the applicable subordination provisions.

10. Limitations on activities of Holdings (with exceptions to include (i) re-organizations and other activities related to tax planning and transactions taken in connection with and reasonably related to consummating an initial public offering, so long as, in each case, after giving effect to such transaction, the security interest of the Senior Lenders in the Collateral, taken as a whole, is not materially impaired and (ii) the consummation of acquisitions, mergers and consolidations (subject to compliance with the other terms of the Senior Facilities Documentation)).

The Borrower and its restricted subsidiaries may make acquisitions (each, a “Permitted Acquisition”), subject solely to the following terms and conditions: (i) after giving effect thereto, the Borrower is in compliance with the permitted lines of business covenant, (ii) if the Borrower or any of its restricted subsidiaries acquires the majority of the equity interests of any person in connection with such acquisition such person will, subject to the right of the Borrower to designate an unrestricted subsidiary, become a restricted subsidiary and, solely to the extent required by, and subject to the limitations set forth in, “Guarantees” and “Security” above, the acquired company and its subsidiaries will become Senior Guarantors and pledge their Collateral to the Senior Administrative Agent and (iii) such acquisition of non-Senior Guarantor subsidiaries shall not exceed an amount in the aggregate to be mutually agreed.

The Borrower will also be permitted to utilize an “Available Additional Basket” in an amount equal to (a) the greater of (i) $200,000,000 and (ii) 20% of pro forma Consolidated EBITDA for the most recent four fiscal quarter period for which financial statements are available prior to such date of determination, plus (b) 50% of cumulative consolidated net income (to be defined consistent with the Senior Facilities Documentation Principles and the terms herein) (which amount, if less than zero, shall not be taken into account for such period), plus (c) the proceeds of new public or private qualified equity issuances by, and cash capital contributions to, the Borrower after the Closing Date, plus (d) debt and disqualified stock issued on or after the Closing Date which have been exchanged or converted into qualified equity of the Borrower (or any direct or indirect parent thereof) after the Closing Date (other than Specified Equity Contributions), plus (e) the proceeds of sales of investments made under the Available Additional Basket, plus (f) without

B–35

duplication of amounts under clause (e) above, returns, profits, distributions and similar amounts received on investments made under the Available Additional Basket, plus (g) the investments of the Borrower and its restricted subsidiaries in any unrestricted subsidiary that has been re-designated as a restricted subsidiary or that has been merged or consolidated into the Borrower or any of its restricted subsidiaries or the fair market value of the assets of any unrestricted subsidiary that have been transferred to the Borrower or any of its restricted subsidiaries, plus (h) the amount of Retained Declined Proceeds, plus (i) the sale of equity interests of an unrestricted subsidiary or any dividend or other distribution by an unrestricted subsidiary, except to the extent used for funding stand-alone tax liabilities of such unrestricted subsidiary payable by a parent company, (j) certain other items to be mutually agreed, in the case of each of the foregoing clauses (a) through (j), to the extent not otherwise applied to make investments or other restricted payments (including payment subordinated debt prepayments, redemptions or repurchases); provided that amounts under clause (b) of the Available Additional Basket shall only be used to make any dividends, stock repurchases and redemptions of equity interests, so long as (x) on a pro forma basis the Consolidated Total Net Leverage Ratio shall not be higher than 4.50:1.00 and (y) no Event of Default shall have occurred or be continuing.

It is understood that there shall be no covenants regarding minimum required commodity hedging or trading arrangements. In addition, any transaction contemplated by or in connection with the Plan in respect of any applicable period and any other transactions (including any payments to affiliates) provided for in any shared services or similar agreement (“Shared Services Agreement”), any tax sharing agreements (“Tax Sharing Agreements”), the Spin-Off Tax Receivable Agreement (as defined in the Existing Plan), a Taxable Separation Tax Receivable Agreement (as defined in the Existing Plan) and the Tax Matters Agreement (as defined in the Existing Plan) will in any event be permitted by the Senior Facilities Documentation.

The Senior Facilities will include exceptions from the relevant covenants allowing for the existence of liens, the posting of cash collateral, the issuance of letters of credit, self-bonding and/or the making of other deposits for the benefit of any trading counterparties (including commodity hedging obligations), utilities, governmental and quasi-governmental entities (including the Federal Energy Regulatory Commission, ERCOT, the Nuclear Regulatory Commission, the Public Utility Commission of Texas and the Railroad Commission of Texas), in each case in respect of any contractual, statutory and regulatory requirements (including for

B–36

purposes of posting bonds and remediation obligations of any nature (including mining reclamation bonds), complying with any contractual, statutory or regulatory requirements, and for self-bonding of permits and licenses).

All ratios and calculations shall be measured on a pro forma basis (to be defined in a manner consistent with the Senior Facilities Documentation Principles).

Limited Condition Transaction:

For purposes of (i) determining compliance with any provision of the Senior Facilities Documentation which requires the calculation of the Consolidated First Lien Net Leverage Ratio, the Consolidated Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio, (ii) determining compliance with representations, warranties, defaults or events of default or (iii) testing availability under baskets set forth in the Senior Facilities Documentation (including baskets measured as a percentage of Consolidated EBITDA or total assets), in each case, in connection with an acquisition (including acquisitions subject to a letter of intent or purchase agreement) by one or more of the Borrower and its restricted subsidiaries of any assets, business or person not prohibited by the Senior Facilities Documentation (any such transaction, a “Limited Condition Transaction”), at the option of the Borrower (the Borrower’s election to exercise such option in connection with any Limited Condition Transaction, an “LCT Election”), the date of determination of whether any such action is permitted hereunder, shall be deemed to be the date the definitive agreements for such Limited Condition Transaction are entered into (the “LCT Test Date”), and if, after giving pro forma effect to the Limited Condition Transaction and the other transactions to be entered into in connection therewith as if they had occurred at the beginning of the most recent test period ending prior to the LCT Test Date, the Borrower could have taken such action on the relevant LCT Test Date in compliance with such ratio or basket, such ratio or basket shall be deemed to have been complied with.

For the avoidance of doubt, if the Borrower has made an LCT Election and any of the ratios or baskets for which compliance was determined or tested as of the LCT Test Date are exceeded as a result of fluctuations in any such ratio or basket (including due to fluctuations of the target of any Limited Condition Transaction) at or prior to the consummation of the relevant transaction or action, such baskets or ratios will not be deemed to have been exceeded as a result of such fluctuations. If the Borrower has made an LCT Election for any Limited Condition Transaction, then in connection with any subsequent calculation of any ratio or basket on or following the relevant LCT Test Date and prior to the earlier of (i) the date on

B–37

which such Limited Condition Transaction is consummated or (ii) the date that the definitive agreement for such Limited Condition Transaction is terminated or expires without consummation of such Limited Condition Transaction, any such ratio or basket shall be calculated on a pro forma basis assuming such Limited Condition Transaction and other transactions in connection therewith (including any incurrence of debt and the use of proceeds thereof) had been consummated.

Financial Covenant:

Senior Term Loan Facilities: None.

Senior Revolving Credit Facility: Only the following financial covenant with respect to the Borrower and its restricted subsidiaries on a consolidated basis, solely for the benefit of the Lenders under the Senior Revolving Credit Facility and solely when required as provided in the next paragraph:

•    a maximum Consolidated First Lien Net Leverage Ratio set at 4.25:1.00 (the “Financial Covenant”).

The Financial Covenant will be tested quarterly on a trailing four fiscal quarter basis for the most recent four fiscal quarter period for which financial statements are required to be delivered under the Senior Facilities Documentation only if, as of the last day of any fiscal quarter of the Borrower (commencing with the first full fiscal quarter of the Borrower following the Closing Date), the aggregate amount of funded Revolving Loans and outstanding Revolving Letters of Credit (including Swingline Loans and unreimbursed drawings under outstanding Revolving Letters of Credit, but excluding (a) up to $100,000,000 of undrawn Revolving Letters of Credit, (b) cash collateralized Revolving Letters of Credit, and (c) solely for the first two full fiscal quarters after the Closing Date, Revolving Loans drawn on the Closing Date to fund any OID or upfront fees required to be funded in connection with “market flex” provisions shall be excluded) are outstanding in an aggregate amount greater than 30% (the “Testing Threshold”) of the total commitments in respect of the Senior Revolving Credit Facility at such time.

For purposes of determining compliance with the Financial Covenant, any cash equity contribution made to Holdings and contributed to the Borrower (which, in each case, shall be common equity or otherwise in a form reasonably acceptable to the Senior Administrative Agent) on or prior to the day that is 15 business days after the day on which financial statements are required to be delivered for such fiscal quarter the “Cure Period”) will be included in the calculation of Consolidated EBITDA solely for the purposes of determining compliance with the Financial Covenant at the end of

B–38

such fiscal quarter and applicable subsequent periods which include such fiscal quarter (any such equity contribution so included in the calculation of Consolidated EBITDA, a “Specified Equity Contribution”); provided that (a) in each four consecutive fiscal quarter period, there shall be at least two fiscal quarters in respect of which no Specified Equity Contribution is made, (b) no more than five Specified Equity Contributions may be made during the term of the Senior Revolving Credit Facility, (c) the amount of any Specified Equity Contribution shall be no greater than the amount required to cause the Borrower to be in pro forma compliance with the Financial Covenant, (d) all Specified Equity Contributions shall be disregarded for all other purposes, including for determining any financial ratio-based conditions, pricing or any baskets with respect to the covenants contained in the Senior Facilities Documentation, and (e) there shall be no pro forma reduction in indebtedness with the proceeds of any Specified Equity Contribution for determining compliance with the Financial Covenant for the fiscal quarter in respect of which such Specified Equity Contribution is made (either directly through prepayment or indirectly as a result of the netting of unrestricted cash). Neither the Senior Administrative Agent nor any Senior Lender shall exercise the right to accelerate the Loans or terminate the commitments and none of the Senior Administrative Agent, any Senior Lender or any other secured party shall exercise any right to foreclose on or take possession of the Collateral or exercise any other remedy prior to the expiration of the Cure Period solely on the basis of an event of default having occurred and being continuing with respect to the Financial Covenant (it being understood that no Lender or Issuing Bank shall be required to fund Senior Revolving Loans or extend new credit in respect of Letters of Credit during any such Cure Period).

Unrestricted Subsidiaries:	The Senior Facilities Documentation will contain provisions pursuant to which, so long as no event of default is continuing or would result therefrom, the Borrower will be permitted to designate any existing or subsequently acquired or organized subsidiary as an “unrestricted subsidiary” and subsequently re-designate any such unrestricted subsidiary as a restricted subsidiary, provided, (x) such designation of a restricted subsidiary as an unrestricted subsidiary shall be deemed to constitute an investment, (y) such redesignation of any unrestricted subsidiary as a restricted subsidiary shall be deemed to constitute the incurrence of indebtedness and liens of such subsidiary (and reduction in an outstanding investment) and (z) any unrestricted subsidiary shall also be designated as an unrestricted subsidiary under any other material indebtedness. Unrestricted subsidiaries will not be subject to the mandatory prepayments, representations and warranties, covenants, events of default or other provisions of the Senior Facilities Documentation, and (other than as expressly set

B–39

forth herein) the results of operations and indebtedness of unrestricted subsidiaries will not be taken into account for purposes of calculating any financial ratios or baskets contained in the Senior Facilities Documentation.

Events of Default:

Consistent with the Senior Facilities Documentation Principles (to be applicable to the Borrower and its restricted subsidiaries (and in certain customary limited circumstances and consistent with the Pre-Petition Credit Agreement, Holdings)) and limited to the following (with grace periods, baskets and materiality to be mutually agreed upon and consistent with the Senior Facilities Documentation Principles): nonpayment of principal when due; nonpayment of interest with a grace period of 5 business days; nonpayment of fees or other amounts with a grace period of 10 business days; any representation or warranty in the Senior Facilities Documentation proving to have been materially incorrect when made or deemed made (subject to a thirty day grace period in the case of misrepresentations that are capable of being cured); failure to perform or observe covenants set forth in the Senior Facilities Documentation within a specified period of time where appropriate (subject, in the case of affirmative covenants, to a grace period of 30 days following written notice from the Senior Administrative Agent (other than in respect of maintenance of the Borrower’s existence and notices of default; provided that notice of such default at any time shall timely cure the failure to provide such notice)); cross-event of default and cross-acceleration to debt in excess of a materiality threshold to be mutually agreed (provided, that the Borrower’s failure to perform or observe the Financial Covenant itself shall not constitute an Event of Default for purposes of any Term Loan (including any term loans incurred under any Incremental Term Facilities) unless and until the Required Revolving Lenders (as defined below) have actually declared all such obligations to be immediately due and payable and terminated the commitments under the Senior Revolving Credit Facility in accordance with the Senior Facilities Documentation and such declaration has not been rescinded); bankruptcy and insolvency defaults (with a 60 day grace period for involuntary proceedings); final monetary judgment defaults (same dollar threshold as cross default to material indebtedness) to the extent not covered by indemnities or insurance above a materiality threshold to be mutually agreed (with a 60 day grace period); customary ERISA events that would result in a Material Adverse Effect; and invalidity of material guarantees or loan documents or impairment of security of a material portion of the Collateral; or a Change of Control (as defined below).

“Change of Control” means at any time (in the case of the DIP Roll Facilities, on or after the Conversion Date), any person or “group”

B–40

(within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date), but excluding (x) any employee benefit plan of such person and its subsidiaries and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan, (y) any members of the TCEH First Lien Ad Hoc Committee and their respective affiliates owning, in the aggregate, directly or indirectly, at least 10% of the Class C3 TCEH First Lien Secured Claims as described in the Existing Plan as of the date of this Commitment Letter, and (z) any one or more direct or indirect parent companies of Borrower in which no person or “group” (other than any persons described in the preceding clause (y)), directly or indirectly, holds beneficial ownership of equity interests representing more than 50.1% of the aggregate voting power represented by the issued and outstanding equity interests of such parent, shall have, directly or indirectly, acquired beneficial ownership of equity interests representing more than 50.1% of the aggregate voting power represented by the issued and outstanding equity interests of Holdings.

Voting:	Amendments and waivers of the Senior Facilities Documentation will require the approval of Senior Lenders holding more than 50% of the aggregate amount of loans and commitments under the Senior Facilities (the “Required Senior Lenders”), except that (a) only the consent of each directly and adversely affected Senior Lender (and not the Required Senior Lenders) shall be required with respect to (i) increases in commitments of such Senior Lender (it being understood that a waiver of any condition precedent or the waiver of any default, event of default or mandatory prepayment shall not constitute an increase of any commitment of any Senior Lender), (ii) reductions of principal, interest or fees payable to such Senior Lender (other than waivers of default interest, a default or event of default or mandatory prepayment), provided that any change in the definitions of any ratio used in the calculation of any rate of interest or fees (or the component definitions) shall not constitute a reduction in any rate of interest or fees, (iii) extensions of final scheduled maturity or scheduled times for payment of amortization payments or payment of principal and interest or fees owing to such Senior Lender (it being understood and agreed that the waiver of any mandatory prepayment, default interest, default or event of default shall only require the consent of the Required Senior Lenders), and (iv) any change to the pro rata payment requirements in the post-default payments waterfall, (b) the consent of all Senior Lenders shall be required with respect to (i) releases of all or substantially all of the value of the Senior Guaranties or all or substantially all of the Collateral (other than in connection with permitted asset sales, dispositions, mergers, liquidations or dissolutions or as otherwise permitted) and (ii) reductions to any of the voting percentages, (c) the

B–41

consent of the Senior Administrative Agent shall be required with respect to amendments and waivers directly adversely affecting its rights or duties, (d) the consent of each Issuing Bank or each Funded LC Issuing Bank, as applicable, shall be required with respect to amendments and waivers directly adversely affecting its rights or duties, (e) the consent of the Swingline Lender shall be required with respect to amendments and waivers directly adversely affecting its rights or duties and (f) amendments and waivers of the Financial Covenant and its component definitions (solely to the extent used therein) shall require only the approval of the Revolving Lenders holding more than 50% of the aggregate commitments under the Senior Revolving Credit Facility (the “Required Revolving Lenders”); it being understood that (i) additional extensions of credit permitted under the Senior Facilities Documentation shall not require the consent of all Senior Lenders but instead shall only require the consent of each Senior Lender extending such credit, (ii) any applicable intercreditor agreement may be amended solely with the consent of the Senior Administrative Agent to give effect thereto or to carry out the purposes thereof and (iii) there shall be no “class” voting requirement for amendments, modifications or supplements to the Senior Facilities Documentation.

The Senior Facilities Documentation shall contain a mechanism to permit the Borrower (a) with the consent of each extending Revolving Lender, but without the consent of any other Senior Lender or the Required Senior Lenders, to extend the maturity date of such Revolving Lender’s revolving commitment and to provide for different interest rates, fees and premiums and prepayments (provided that no extended tranche shall be entitled to more than a pro rata share of prepayments) for the Revolving Lender providing such extended revolving commitment, (b) with the consent of each extending Senior Lender under any Senior Term Loan Facilities, but without the consent of any other Senior Lender or the Required Senior Lenders, to extend the maturity date and to provide for different interest rates, fees and premiums and prepayments (provided that no extended tranche shall be entitled to more than a pro rata share of prepayments) for the Senior Lender providing such extended maturity date, in the case of each of (a) and (b), so long as an offer to extend the final expiration or maturity date of the applicable Senior Facility is made to all Senior Lenders of the applicable class on a pro rata basis pursuant to procedures established by the Senior Administrative Agent and Borrower, and (c) with the consent of each directly and adversely affected Senior Lender under the applicable Senior Facility (but no other Senior Lender) to provide for a “re-pricing” amendment which reduces the interest rate accruing in respect of the Senior Term Loans and/or Revolving Loans held by such Senior Lender.

B–42

In connection with any proposed amendment, modification, waiver or termination (a “Proposed Change”) requiring the consent of all Senior Lenders or all directly and adversely affected Senior Lenders, if the consent to such Proposed Change of other Senior Lenders whose consent is required is not obtained (but the consent of the Required Senior Lenders or more than 50% (in principal amount) of the directly and adversely affected Senior Lenders, as applicable, is obtained) (any such Senior Lender whose consent is not obtained being referred to as a “Non-Consenting Senior Lender”), then the Borrower may, at its option and at its sole expense and effort, upon notice to such Non-Consenting Senior Lender and the Senior Administrative Agent, (x) require such Non-Consenting Senior Lender to assign and delegate, without recourse (in accordance with and subject to customary restrictions on assignment), all its interests, rights and obligations under the Senior Facilities Documentation with respect to the applicable class or classes of loans to an assignee that shall assume such obligations (which assignee may be another Senior Lender, if a Senior Lender accepts such assignment) and/or (y) terminate the commitment of such Non-Consenting Senior Lender and prepay such Senior Lender on a non-pro rata basis; provided that, such Non-Consenting Senior Lender shall have received payment of an amount equal to the outstanding principal of its loans, accrued interest thereon, accrued fees and all other amounts then due and owing to it under the Senior Facilities Documentation with respect to such class or classes from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts).

The Senior Facilities Documentation shall contain customary provisions consistent with the Senior Facilities Documentation Principles for replacing or terminating the commitments of (i) an insolvent Senior Lender, (ii) a Senior Lender failing to fund its commitment (a “Defaulting Senior Lender”), (iii) a Senior Lender seeking indemnity for increased costs or grossed-up tax payments or unable to fund Adjusted LIBOR Loans and (iv) a Senior Lender refusing to extend its commitment, in each case consistent with the Senior Facilities Documentation Principles.

In addition, the Senior Facilities Documentation shall provide for the amendment (or amendment and restatement) of the Senior Facilities Documentation to (a) add one or more additional or replacement credit facilities thereto and changes related thereto and (b) to provide for term loans replacing all or a portion of the Senior Term Loans, subject to customary limitations, with only the consent of the Borrower and the lenders providing such replacement term loans and,

B–43

in connection with any of the foregoing, the right of the Borrower to require the applicable Senior Lenders to assign their Senior Term Loans to the providers of any replacement credit facility or loans or to prepay their outstanding loans and terminate their commitments.

The Senior Facilities Documentation may be amended or otherwise modified solely with the consent of the Senior Administrative Agent and the Borrower without the need to obtain the consent of any other Lender if such amendment is delivered in order to correct or cure (x) ambiguities, errors, omissions or defects, (y) to effect administrative changes of a technical or immaterial nature or (z) incorrect cross references or similar inaccuracies. Guarantees, collateral documents, security documents, intercreditor agreements, and related documents executed in connection with Senior Facilities Documentation may be in a form reasonably determined by the Senior Administrative Agent and the Borrower, and may be amended, modified, terminated or waived, and consent to any departure therefrom may be given, without the consent of any Lender if such amendment, modification, waiver or consent is given in order to (x) comply with local law or advice of counsel or (y) cause such guarantee, collateral document, security document or related document to be consistent with the Senior Facilities Documentation.

Cost and Yield Protection:	Usual for facilities and transactions of this type, with provisions protecting the Senior Lenders from withholding and other tax liabilities consistent with the Senior Facilities Documentation Principles provided that requests for additional payments due to increased costs from market disruption shall be limited to circumstances generally affecting the banking market and when Senior Lenders holding a majority of the Term Loans have made such a request; provided further, that protection for increased costs imposed as a result of rules enacted or promulgated under the Dodd-Frank Act or Basel III shall be included (but solely for such costs that would have been included if they had been otherwise imposed under the applicable increased cost provisions and only to the extent the applicable Senior Lender is imposing such charges on other similarly situated borrowers under comparable syndicated credit facilities) subject to customary exceptions (including with respect to FATCA). The Senior Facilities Documentation shall contain provisions regarding the timing for asserting a claim under these provisions and permitting the Borrower to replace a Senior Lender who asserts such claim without premium or penalty.

Assignments and Participations:	The Senior Lenders will be permitted to assign loans and commitments with the consent (not to be unreasonably withheld or delayed) of the (i) Borrower (unless a payment or bankruptcy (with respect to the Borrower) event of default has occurred and is

B–44

continuing or, (x) in the case of either Senior Term Loan Facility, such assignment is to a Senior Lender, an affiliate of a Senior Lender or an approved fund or (y) in the case of the Senior Revolving Credit Facility, such assignment is to an affiliate of such assigning Revolving Lender having a combined capital and surplus of not less than the greater of (x) $100,000,000 and (y) an amount equal to twice the amount of commitments under the Senior Revolving Credit Facility to be held by such assignee after giving effect to such assignment) and (ii) the Senior Lender Administrative Agent (not to be unreasonably withheld, delayed, conditioned or denied) and, in the case of the Senior Revolving Credit Facility, the consent of the Swingline Lender and the Issuing Bank (in each case, not to be unreasonably withheld, delayed, conditioned or denied); provided that, no loans or commitments shall be assigned to Disqualified Institutions (the list of which shall be made available to the Senior Lenders upon request) (it being agreed and understood that the foregoing shall not apply retroactively to disqualify any parties that have previously acquired an assignment or participation interest in the Senior Facilities (in respect of such amounts, to the extent such party was not a Disqualified Institution as of the time of the applicable assignment or participation, as the case may be) and it is agreed that the consent of the Senior Lender Administrative Agent shall not be required for assignments permitted hereunder to Borrower or its subsidiaries or Holdings or any of their direct or indirect parents, to the extent that any such assignments are made in accordance with all other applicable terms hereof. Each assignment (except to other Senior Lender Lenders or their affiliates) will be in a minimum amount of $5,000,000 in respect of the Senior Revolving Credit Facility and $1,000,000 in respect of either Senior Term Loan Facility or will be the assignment of the entire remaining amount of an assigning Lender’s Senior Term Loans or commitments under the Senior Revolving Credit Facility. Assignments will be by novation.

Non-pro rata distributions will be permitted without any consent with respect to either Senior Term Loan Facility in connection with loan buy-backs, loan exchanges, or similar programs and assignments to, and purchases by, Holdings, the Borrower and their subsidiaries will be permitted without any consent, including through open-market purchases and Dutch auctions; provided, in each case, that (i) no event of default has occurred and is continuing, (ii) the Borrower shall cause any loans assigned to it or any of its subsidiaries to be cancelled, and Holdings shall cause any loans assigned to it to be contributed to the Borrower for cancellation, (iii) no proceeds of loans under the Senior Revolving Facility shall be utilized to make such purchases, and (iv) neither Holdings, the Borrower nor any of its affiliates shall be required to make any representation that it is not in possession of material non-public information with respect to

B–45

Holdings, the Borrower and their subsidiaries or their respective securities and all parties to the relevant transactions shall render customary “big boy” disclaimer letters.

Non-pro rata prepayments will be permitted to the extent required to permit “Extension” transactions and “replacement” facility transactions (with existing and/or new Senior Lenders), subject to customary restrictions consistent with the Senior Facilities Documentation Principles.

The Senior Lenders will be permitted to participate loans and commitments without restriction (except as provided below). Voting rights of participants shall be limited to matters in respect of (a) reductions of principal, interest or fees owing to such participant, (b) extensions of final scheduled maturity or scheduled times for payment of interest or fees owing to such participant and (c) releases of Collateral or Senior Guarantees requiring the approval of all Senior Lenders. In no event shall any portion of the Senior Facilities be participated to any Disqualified Institution (so long as the identity of any such Disqualified Institution to whom no portion of the Senior Facilities shall be participated is available to all Senior Lenders).

The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans to any Disqualified Institution.

Expenses and Indemnification:	The Borrower shall pay within thirty (30) days after written demand (including documentation reasonably supporting such request) or, on the Closing Date, in the case of expenses of the type described in clause (a) incurred prior to the Closing Date to the extent invoiced at least three (3) business days prior to the Closing Date, (a) if the Closing Date occurs, all reasonable documented out-of-pocket expenses of the Senior Administrative Agent and the Senior Lead Arrangers associated with the syndication, preparation, execution, delivery, negotiation, and administration of the Senior Facilities Documentation and any amendment or waiver with respect thereto (in the case of (i) legal fees and expenses, limited to the reasonable fees and reasonable documented out-of-pocket expenses of one primary counsel identified herein, one regulatory counsel and, to the extent reasonably necessary, one local counsel in each relevant material jurisdiction, which, in each case, shall exclude allocated

B–46

costs of in-house counsel and (ii) fees or expenses with respect to any other advisor or consultant, solely to the extent the Borrower has consented to the retention of such person) and (b) all reasonable documented out-of-pocket expenses of the Senior Administrative Agent and the Senior Lenders (in the case of legal fees and expenses, limited to the reasonable documented fees, disbursements and other charges of one primary counsel and one regulatory counsel for the Senior Administrative Agent and the Senior Lenders (taken as a whole) and to the extent reasonably necessary, one local counsel in each relevant material jurisdiction, and, in the event of a conflict of interest, one additional primary counsel, one regulatory counsel and to the extent reasonably necessary, one local counsel in each relevant material jurisdiction for the affected Indemnified Persons (as defined below) taken as a whole, which, in each case, shall exclude allocated costs of in-house counsel), upon the occurrence and during the continuation of an event of default, in connection with the enforcement of the Senior Facilities Documentation.

If the Closing Date occurs, the Borrower will, within thirty (30) days after written demand, indemnify the Senior Administrative Agent, the Senior Lead Arrangers, the Senior Lenders, their affiliates (other than Excluded Affiliates), permitted successors and assigns and their respective officers, directors, employees, members, agents, advisors, representatives and controlling persons involved in the Transactions (each an “Indemnified Person”), and hold them harmless from and against all losses, claims, damages, liabilities and expenses (in the case of (i) legal fees and expenses, limited to reasonable fees and reasonable out-of-pocket expenses of one primary counsel for all such Indemnified Persons (taken as a whole) and to the extent reasonably necessary, one local counsel for all Indemnified Persons (taken as a whole) in each relevant material jurisdiction and one regulatory counsel and, in the event of an actual or perceived conflict of interest, one additional counsel for the affected Indemnified Persons taken as a whole in each relevant material jurisdiction and one regulatory counsel, which, in each case, shall exclude allocated costs of in-house counsel and (ii) any other advisor or consultant, solely to the extent the Borrower has consented to the retention of such person) and liabilities of any such Indemnified Person arising out of or relating to any claim or any action, suit or other proceedings (regardless of whether any such Indemnified Person is a party thereto or whether such claim, litigation, or other proceeding is brought by a third party or by the Borrower or any of its affiliates) that relate to the Senior Facilities Documentation or the use of proceeds therefrom; provided that, no Indemnified Person will be indemnified (a) for its (or any of its controlled affiliates’ or any of its or their respective officers’, directors’, employees’, members’, agents’, advisors’, representatives’ and controlling persons’) willful misconduct, bad

B–47

faith or gross negligence (to the extent determined in a final non-appealable order of a court of competent jurisdiction), (b) for its (or any of its controlled affiliates’ or any of its officers’, directors’, employees’, members’, agents’, advisors’, representatives’ and controlling persons’) material breach of its obligations under the Senior Facilities Documentation (to the extent determined in a final non-appealable order of a court of competent jurisdiction), (c) for any dispute among Indemnified Persons (or any of their respective controlled affiliates or any of their respective officers, directors, employees, agents, advisors, representatives and controlling persons) that does not involve an act or omission by the Borrower or any of its subsidiaries (other than any claims against the Senior Administrative Agent, collateral agent or other named agent or the Senior Lead Arrangers in their capacity as such but subject to clause (a) and (b) above), (d) in its capacity as a financial advisor of the Borrower or its subsidiaries in connection with the Transactions, (e) in its capacity as a co-investor in any potential acquisition of the Company or its subsidiaries or (f) for any settlement effected without the Borrower’s prior written consent, but if settled with Borrower’s prior written consent (not to be unreasonably withheld, delayed, conditioned or denied) or if there is a final non-appealable judgment against an Indemnified Person in any such proceeding, the Borrower will indemnify and hold harmless such Indemnified Person from and against any and all losses, claims, damages, liabilities and expenses by reason of such settlement or judgment in accordance with this section. Each such Indemnified Person agrees to refund and return any and all amounts paid by the Borrower to such Indemnified Person to the extent such person is not entitled to such payment pursuant to the terms hereof. None of the Indemnified Persons or the Borrower shall be liable for any special, indirect, consequential or punitive damages in connection with the Senior Facilities (except to the extent of its indemnity or reimbursement obligations hereunder in respect of any losses, claims, damages, liabilities and expenses incurred or paid by an Indemnified Person to a third party unaffiliated with such Indemnified Person).

Governing Law and Forum:	New York.

Counsel to Senior Administrative Agent and Senior Lead Arrangers:	Counsel to be mutually agreed.

B–48

ANNEX I to

EXHIBIT B

Interest Rates:

Senior Term Loan B Facilities: The interest rates under the Senior Term Loan B Facility will be, at the option of the Borrower, Adjusted LIBOR, plus 5.00% or ABR, plus 4.00%; provided that, following delivery of financial statements for the first full fiscal quarter of the Borrower completed after the Closing Date, interest rate spreads with respect to the Senior Term Loan B Facility will be subject to one 25 basis point reduction based upon a Consolidated First Lien Net Leverage Ratio to be mutually agreed upon between the Borrower and the Senior Lead Arrangers.

Senior Term Loan C Facilities: The interest rates under the Senior Term Loan C Facility will be, at the option of the Borrower, Adjusted LIBOR, plus 5.00% or ABR, plus 4.00%; provided that, following delivery of financial statements for the first full fiscal quarter of the Borrower completed after the Closing Date, interest rate spreads with respect to the Senior Term Loan C Facility will be subject to one 25 basis point reduction based upon a Consolidated First Lien Net Leverage Ratio to be mutually agreed upon between the Borrower and the Senior Lead Arrangers.

Senior Revolving Credit Facility: Borrowings under the Senior Revolving Credit Facility shall bear interest, at the option of the Borrower, Adjusted LIBOR, plus 4.00% or ABR, plus 3.00%.

As used herein:

“Adjusted LIBOR” means the greater of (i) the London interbank offered rate, adjusted for statutory reserve requirements and (ii) with respect to the initial Senior Term Loans only, 1.00%; provided that, if at any time the rate described in clause (i) is less than 0.00%, then such rate in clause (i) shall be deemed to be 0.00% (and each Loan designated as such, an “Adjusted LIBOR Loan”).

“ABR” means the highest of (i) the U.S. prime rate published in the Wall Street Journal from time to time, (ii) the Federal Funds Effective Rate, plus 1/2 of 1.00%, and (iii) Adjusted LIBOR for a one-month interest period plus 1.00%; provided that, if at any time any rate described in clause (i) or (ii) is less than 0.00% then such rate in clause (i) or (ii) shall be deemed to be 0.00% (and each Loan designated as such, an “ABR Loan”).

Adjusted LIBOR borrowings may be made for interest periods of 1 week (solely in the case of the Senior Revolving Credit Facility), 1, 2, 3 or 6 months and, if available to all relevant Senior Lenders, a period shorter than one month or a period of 12 months, as selected by the Borrower.

Interest on Adjusted LIBOR Loans and all fees will be payable in arrears on the basis of a 360-day year, calculated on the basis of the actual number of days elapsed. Interest on ABR Loans will be payable in arrears on the basis of a 365-day year (or a 366-day year in a leap year) calculated on the basis of the actual number of days elapsed. Interest will be payable on Adjusted LIBOR Loans on the last day of the applicable interest period (or at the end of each three months, in the case of interest periods longer than three months) and upon prepayment, and on ABR Loans quarterly and upon prepayment.

Default Rate:	Upon any payment event of default, the interest rate will be, with respect to overdue principal, the applicable interest rate, plus 2.00% per annum and, with respect to any other overdue amount, the interest rate applicable to ABR Loans, plus 2.00% per annum (other than to Defaulting Senior Lenders). Interest on such overdue amounts will be payable upon written demand.

Revolving Letter of Credit Fees:	A per annum fee equal to the applicable spread over Adjusted LIBOR under the Senior Revolving Credit Facility in effect from time to time will accrue on the aggregate face amount of outstanding Revolving Letters of Credit under the Senior Revolving Credit Facility, payable in arrears on the tenth business day after the end of each quarter after the Closing Date and upon termination of the Senior Revolving Credit Facility. Such fees shall be distributed to the Revolving Lenders (other than to Defaulting Senior Lenders) pro rata in accordance with their commitments under the Senior Revolving Credit Facility. In addition, the Borrower shall pay to the relevant Issuing Bank, for its own account, (a) a fronting fee of 0.125% on the aggregate face amount of outstanding Revolving Letters of Credit under the Senior Revolving Credit Facility, payable in arrears on the tenth business day after the end of each quarter after the Closing Date and upon termination of the Senior Revolving Credit Facility and (b) such Issuing Bank’s customary and reasonable issuance and administration fees.

Term Letter of Credit Fees:	The Borrower shall pay to the relevant Issuing Bank, for its own account, (a) a fronting fee of 0.125% on the aggregate face amount of outstanding Term Letters of Credit under the Senior Term Loan C Facility, payable in arrears at the end of each quarter after the Closing Date and upon termination of the Senior Term Loan C Facility and (b) such Issuing Bank’s customary and reasonable issuance and administration fees.

Commitment Fees:	The Borrower shall pay to the Revolving Lenders (other than Defaulting Senior Lenders) a commitment fee of 0.50% per annum on the undrawn portion (for this purpose, disregarding Swingline

B–I–2

Loans as a utilization of the Senior Revolving Credit Facility) of the commitments in respect of the Senior Revolving Credit Facility (subject to one stepdown to 0.375% following delivery of financial statements for the first full fiscal quarter of the Borrower completed after the Closing Date, based on meeting Consolidated First Lien Net Leverage Ratio to be mutually agreed upon between the Borrower and the Senior Administrative Agent). All commitment fees shall be payable quarterly in arrears after the Closing Date and upon the termination of the commitments.

B–I–3

EXHIBIT C

DIP Roll Facilities

Summary of Terms and Conditions

Capitalized terms used but not defined in this Exhibit C shall have the meanings set forth in the Commitment Letter to which this Exhibit C is attached and in the other Exhibits attached thereto. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit C shall be determined by reference to the context in which it is used.

Borrower:	Initially, the Company, provided, that after the Conversion Date the Borrower shall be a new domestic entity resulting from transactions in connection with the consummation of the Plan that succeeds to the business and operations of the Company.

DIP Roll Administrative Agent and Collateral Agent:	DBNY will act as the sole administrative agent and sole collateral agent (in such capacities and together with its successors, the “DIP Roll Administrative Agent”) for a syndicate of banks, financial institutions and other institutional lenders and investors (other than Disqualified Institutions) (together with the Initial DIP Roll Lenders, the “DIP Roll Lenders”) reasonably acceptable to the Borrower (such acceptance not to be unreasonably withheld or delayed).

DIP Roll Lead Arrangers and Bookrunners:	DBSI, Barclays, Citi, Credit Suisse, RBC, UBS and Natixis NY (each, a “DIP Roll Lead Arranger”); provided that, the Borrower shall have the right, on the terms set forth in the Commitment Letter, to appoint additional financial institutions and other institutional lenders and investors, as a lead arranger, book runner, manager, arranger, agent or co-agent.

DIP Roll Term Loan B Facility:	Same as set forth in Exhibit B, other than as set forth below

Term Loan Facility: A term loan B facility denominated in U.S. dollars (the “DIP Roll Term Loan B Facility”) in an aggregate principal amount of $2,850,000,000 (the “DIP Roll Term B Loans”).

Use of Proceeds: The proceeds of DIP Roll Term B Loans will be used by the Borrower (a) to pay Transaction Costs, (b) to fund the Closing Refinancing, (c) to fund distributions in connection with the consummation of the Plan, (d) for working capital and general corporate purposes, and (e) to pay fees, expenses and costs relating to the consummation of the Plan and funding the transactions contemplated by the Plan (and the funding of operations prior to the consummation of the Plan) and for other purposes to be mutually agreed.

Interest Rates and Fees: As set forth on Annex I hereto.

Maturity and Amortization: The DIP Roll Term Loan B Facility will mature on October 31, 2017 and shall not amortize; provided, that after the Conversion Date (as defined below), the DIP Roll Term Loan B Facility will mature on the day that is 7 years after the Closing Date and will amortize in the same manner as set forth in Exhibit B.

DIP Roll Term Loan C Facility:	Same as set forth in Exhibit B, other than as set forth below.

Term Loan Facility: A term loan C facility denominated in U.S. dollars (the “DIP Roll Term Loan C Facility”, and together with the DIP Roll Term Loan B Facility, the “DIP Roll Term Loan Facilities”) in an aggregate principal amount of $650,000,000 (the “DIP Roll Term C Loans”, and together with the DIP Roll Term B Loans, the “DIP Roll Term Loans”).

Use of Proceeds: The proceeds of DIP Roll Term C Loans will be used by the Borrower (together with cash on hand and other available sources of cash) to cash fund, in an amount not to exceed $650 million, one or more Cash Collateral Accounts.

Interest Rates and Fees: As set forth on Annex I hereto.

Maturity: The DIP Roll Term Loan C Facility will mature on October 31, 2017 and shall not amortize; provided, that after the Conversion Date, the DIP Roll Term Loan C Facility will mature on the day that is 7 years after the Closing Date and will not amortize.

DIP Roll Revolving Credit Facility:

Same as set forth in Exhibit B, other than as set forth below.

Revolving Credit Facility: A revolving credit facility in an aggregate principal amount equal to $750,000,000 (the “DIP Roll Revolving Credit Facility” and together with the DIP Roll Term Loan Facilities, collectively, the “DIP Roll Facilities”) will be available to the Borrower. Amounts under the DIP Roll Revolving Credit Facility will be available to the Borrower in U.S. dollars.

Use of Proceeds: The proceeds of loans under the DIP Roll Revolving Credit Facility may be utilized (a) on the Closing Date to fund (i) a portion of the Transaction Costs, (ii) any OID or upfront fees required to be funded in connection with the “market flex” provisions of the Fee Letter, (b) on and after the Closing Date, to cash collateralize or backstop or replace outstanding letters of credit, (c) on or after the Closing Date, for working capital, capital expenditures and general corporate purposes (including acquisitions, investments, restricted payments and other transactions not prohibited by the DIP Roll Facilities Documentation (as defined below)), and

C–2

(d) to fund the transactions contemplated by the Plan (and the funding of operations prior to the emergence from the Case until the consummation of the Plan) and for other purposes to be mutually agreed.

Interest Rates and Fees: As set forth on Annex I hereto.

Maturity: The DIP Roll Revolving Credit Facility will mature on October 31, 2017; provided, that after the Conversion Date, the DIP Roll Revolving Credit Facility will terminate on the day that is 5 years after the Closing Date.

Letters of Credit:	Same as set forth in Exhibit B.

Swingline Loans:	Same as set forth in Exhibit B.

Guarantees:	Same as set forth in Exhibit B (with the Senior Loan Parties referred to therein being referred to herein as the “DIP Roll Loan Parties”), provided, that prior to the Conversion Date, the Guarantees will benefit from the claim and priority status as set forth in the Existing DIP Credit Agreement and will otherwise be substantially similar to the Existing DIP Credit Agreement.

Security/Priority:	Same as set forth in Exhibit B, provided, that prior to the Conversion Date, the Security will benefit from the claim and priority status as set forth in the Existing DIP Credit Agreement and will otherwise be substantially similar to the Existing DIP Credit Agreement.

Uncommitted DIP Roll Incremental Facilities:	Same as set forth in Exhibit B, provided, that prior to the Conversion Date, such provisions will be substantially similar to the Existing DIP Credit Agreement; provided, further, that any dollar baskets set forth in the Existing DIP Credit Agreement shall be refreshed as of the Closing Date and may be increased as mutually agreed.

DIP Roll Refinancing Facilities:	Same as set forth in Exhibit B, provided, that prior to the Conversion Date, such provisions will be substantially similar to the Existing DIP Credit Agreement.

Mandatory Prepayments:	Same as set forth in Exhibit B, provided, that prior to the Conversion Date, such provisions will be substantially similar to the Existing DIP Credit Agreement; provided, further, that any dollar baskets set forth in the Existing DIP Credit Agreement shall be refreshed as of the Closing Date and may be increased as mutually agreed.

Voluntary Prepayments and Commitment Reductions:	Same as set forth in Exhibit B, provided, that prior to the Conversion Date, such provisions will be substantially similar to the Existing DIP Credit Agreement and the Senior Prepayment Premium shall not

C–3

apply to a Bona Fide DIP Refinancing (as defined in the Fee Letter); provided, further, that any dollar baskets set forth in the Existing DIP Credit Agreement shall be refreshed as of the Closing Date and may be increased as mutually agreed.

DIP Roll Prepayment Premium:	Same as set forth in Exhibit B.

Documentation:	Same as set forth in Exhibit B, provided, that prior to the Conversion Date, such provisions will be substantially similar to the Existing DIP Credit Agreement (including any provisions concerning the Case); provided, further, that any dollar baskets set forth in the Existing DIP Credit Agreement shall be refreshed as of the Closing Date and may be increased as mutually agreed (with the definitive documentation with respect to the DIP Roll Facilities being herein called the “DIP Roll Facilities Documentation”).

Representations and Warranties:	Same as set forth in Exhibit B, provided, that prior to the Conversion Date, the DIP Roll Facilities Documentation shall contain representations consistent with the Existing DIP Credit Agreement related to the Case and with respect to creation, perfection, and validity of security interests (other than as a result of the Approval Order) and shall not contain representations regarding no Material Adverse Effect.

Conditions Precedent to Initial Borrowing:	The availability of the DIP Roll Facilities on the Closing Date will be subject solely to the applicable conditions precedent set forth in Exhibit E to the Commitment Letter.

Conditions Precedent to each Borrowing under the DIP Roll Revolving Credit Facility and the issuance of DIP Roll Term Letters of Credit (other than on the Closing Date):	Same as set forth in Exhibit B.

Affirmative Covenants:	Same as set forth in Exhibit B, provided, that (i) prior to the Conversion Date, such provisions will be substantially similar to the Existing DIP Credit Agreement and (ii) any provisions, including Section 9.15 of the Existing DIP Credit Agreement, in respect of a plan of reorganization (or orders approving any such plan of reorganization) shall be amended to conform to the terms set forth

C–4

herein; provided, further, that any dollar baskets set forth in the Existing DIP Credit Agreement shall be refreshed as of the Closing Date and may be increased as mutually agreed.

Negative Covenants:	Same as set forth in Exhibit B, provided, that prior to the Conversion Date, such provisions will be substantially similar to the Existing DIP Credit Agreement; provided, further, that any dollar baskets set forth in the Existing DIP Credit Agreement shall be refreshed as of the Closing Date and may be increased as mutually agreed.

Limited Condition Transaction:	Same as set forth in Exhibit B, provided, that prior to the Conversion Date, such provisions (if any) will be substantially similar to the Existing DIP Credit Agreement.

Financial Covenant:	Same as set forth in Exhibit B; provided, that prior to the Conversion Date, clause (i) of “Consolidated First Lien Net Leverage Ratio” shall be limited to the loans outstanding under the DIP Roll Facilities and any other funded debt secured by a superpriority lien on the Collateral.

Unrestricted Subsidiaries:	Same as set forth in Exhibit B, provided, that prior to the Conversion Date, such provisions will be substantially similar to the Existing DIP Credit Agreement.

Events of Default:	Same as set forth in Exhibit B, provided, that (i) prior to the Conversion Date, such provisions will be substantially similar to the Existing DIP Credit Agreement (including those related to the Case (as amended to conform to the terms set forth herein) and shall not include bankruptcy and insolvency defaults until after the Conversion Date) and (ii) any provisions in respect of the Case or a plan of reorganization (or orders approving any such plan of reorganization) shall be amended to conform to the terms set forth herein; provided, further, that any dollar baskets set forth in the Existing DIP Credit Agreement shall be refreshed as of the Closing Date and may be increased as mutually agreed.

Conversion Date:

The Conversion Date shall occur upon the satisfaction in all material respects or waiver by the DIP Roll Lenders holding more than 50% of the aggregate amount of loans and commitments under the DIP Roll Facilities (the “Required DIP Roll Lenders”) of the following conditions precedent (such date, the “Conversion Date”):

1. The Bankruptcy Court shall have entered a final order confirming (or in the case of a Plan effectuated through a sale pursuant to section 363 of the Bankruptcy Code, approving) the Plan with respect to the Debtors (the “Confirmation/Approval Order”; provided that as used

C–5

herein, the term “Confirmation/Approval Order” refers to the confirmation and/or approval order as it relates to the Debtors only, and without regard to the confirmation and/or approval order for the Debtors’ Debtor-affiliates), which Confirmation/Approval Order shall be in full force and effect, shall authorize the Debtors’ entry into and performance under the DIP Roll Facilities, as applicable, and shall not otherwise be materially inconsistent with this Term Sheet in a manner that is, in the aggregate, materially adverse to the DIP Roll Lenders (taken as a whole) unless the Required DIP Roll Lenders consent in writing, and which such Confirmation/Approval Order shall not be subject to any stay and shall not be subject to any pending appeals, except for any of the following, which shall be permissible appeals the pendency of which shall not prevent the occurrence of the Conversion Date: (a) any appeal brought by (1) the holders of asbestos claims or any representative thereof to the extent such appeal is consistent with or otherwise relates to or addresses in any manner any of the arguments previously raised in any of the asbestos objections or motions in the Case [Docket Nos. 1791, 1796, 1983, 5072, 5194, 5361, 6344. 6610, 6703, 8244, and 8450], or on appeal at USDC C.A. No. 15-1183 (RGA) (including, in the Case, Docket Nos. 6342, 7414, and 7547), (2) the holders of PCRB Claims (as such term is defined in the Existing Plan) or any agent or representative thereof to the extent such appeal is consistent with or otherwise relates to or addresses in any manner any of the arguments previously raised in any of the PCRB Trustee’s (as defined in the Plan) objections in the Case [Docket Nos. 6621 and 6623], (3) the United States Trustee to the extent such appeal is consistent with or otherwise relates to or addresses in any manner any of the arguments previously raised in any of the United States Trustee’s objections in the Case [Docket Nos. 5858, 5872, 6705], or (4) the Internal Revenue Service or any agent or representative thereof, (b) any appeal with respect to or relating to the distributions (or the allocation of such distributions) between and among creditors under the Plan or (c) any other appeal, the result of which would not have a materially adverse effect on the rights and interests of the DIP Roll Lenders (taken as a whole and in their capacities as such). Neither the Plan nor the Confirmation/Approval Order shall have been waived, amended, supplemented or otherwise modified in any respect that is, in the aggregate, materially adverse to the rights and interests of the DIP Roll Lenders (taken as a whole) in their capacities as such unless consented to in writing by the Required DIP Roll Lenders (such consent not to be unreasonably withheld, conditioned, denied or delayed and provided that the Required DIP Roll Lenders shall be deemed to have consented to such waiver, amendment, supplement or other modification unless they shall object thereto within ten (10)

C–6

business days after either (x) their receipt from the Company of written notice of such waiver, amendment, supplement or other modification or (y) such waiver, amendment, supplement or other modification is publicly filed with the Bankruptcy Court, unless the DIP Roll Administrative Agent has given written notice to the Company within such ten (10) business day period that the Required DIP Roll Lenders are continuing to review and evaluate such amendment or waiver, in which case the Required DIP Roll Lenders shall be deemed to have consented to such amendment or waiver unless they object within ten (10) business days after such notice is given to the Company). Each condition precedent to the effective date of the Plan with respect to the Debtors shall have been satisfied in all material respects in accordance with its terms (or waived with the prior written consent of the Required DIP Roll Lenders, such consent not to be unreasonably withheld, conditioned, denied or delayed and provided that the Required DIP Roll Lenders shall be deemed to have consented to such waiver unless they shall object thereto within ten (10) business days after either (x) their receipt from the Company of written notice of such waiver or (y) such waiver is publicly filed with the Bankruptcy Court, unless the DIP Roll Administrative Agent has given written notice to the Company within such ten (10) business day period that the Required DIP Roll Lenders are continuing to review and evaluate such amendment or waiver, in which case the Required DIP Roll Lenders shall be deemed to have consented to such amendment or waiver unless they object within ten (10) business days after such notice is given to the Company; provided no such consent will be required if the waiver of such condition precedent is not in the aggregate materially adverse to the rights and interests of any or all of the DIP Roll Lenders (taken as a whole) in their capacities as such). The Debtors shall be in compliance in all material respects with the Confirmation/Approval Order.

2. The Borrower shall deliver a written notice to the DIP Roll Administrative Agent electing to extend the maturity dates of the DIP Roll Facilities Documentation.

3. On the Conversion Date, no material Event of Default shall be continuing (a “material” Event of Default means (x) an Event of Default in connection with bankruptcy, judgments, financial covenants or negative covenants which has continued for ten (10) days from the time of written notice thereof by the DIP Roll Administrative Agent), (y) an Event of Default in connection with payments of amounts, other than principal or interest, which has continued for five (5) days from the time of written notice thereof by the DIP Roll Administrative Agent and (z) a default in connection with the payment of principal or interest).

C–7

4. All fees required to be paid pursuant to the Fee Letter and reasonable and documented out-of-pocket expenses required to be paid pursuant to the DIP Roll Facilities Documentation, in each case to the extent invoiced at least three (3) business days prior to the Conversion Date, shall have been paid, or shall be paid on the Conversion Date.

5. Receipt of a solvency certificate (after giving effect to the Transactions) in the form attached hereto as Annex III.

6. Receipt of a consolidated pro forma balance sheet of the Borrower (after giving effect to the Transactions).

7. The Borrower shall have a minimum liquidity (to be defined as the sum of (i) the amount of unrestricted cash of the Borrower and its restricted subsidiaries, (ii) the amount on deposit in the Cash Collateral Accounts in excess of the sum of (x) the face amount of all Term Letters of Credit outstanding as of such date and (y) all reimbursement obligations in respect of Term Letters of Credit as of such date and (iii) the unused availability under the DIP Roll Revolving Credit Facility at such time) of $500 million as of the Conversion Date.

8. The Plan shall be substantially consummated substantially concurrently with the occurrence of the Conversion Date, and any indebtedness of the Borrower and its restricted subsidiaries that is outstanding immediately after consummation of the Plan shall not exceed the amount contemplated or otherwise permitted by the Plan.

9. (i) Receipt of customary security documents (and, if applicable, an assumption agreement, guaranty joinders and joinders to applicable security documents) duly authorized, executed and delivered by the DIP Roll Loan Parties (notwithstanding anything herein to the contrary, the DIP Roll Loan Parties will be afforded a post-closing period to be mutually agreed for the delivery of any security documents relating to real property to the extent constituting Collateral) and related items to the extent necessary to create and perfect (or continue the perfection) of the security interests in the Collateral and (ii) the delivery of customary legal opinions in respect of such documentation from counsel to the DIP Roll Loan Parties and customary secretary’s certificates with respect to the DIP Roll Loan Parties (to the extent not previously provided).

C–8

10. The Specified Representations shall be true and correct in all material respects on the Conversion Date. “Specified Representations” means the representations of the Borrower and each Guarantor (to the extent applicable to such Guarantor in the Pre-Petition Credit Agreement) in the DIP Roll Facilities Documentation relating to corporate existence, corporate power and authority to enter into the DIP Roll Facilities Documentation, due authorization and execution, no conflict with the DIP Roll Loan Parties’ organizational documents, delivery and enforceability of the DIP Roll Facilities Documentation, Federal Reserve margin regulations, the Investment Company Act, use of proceeds of the loans not violating PATRIOT Act, FCPA, OFAC, laws against sanctioned persons and other anti-terrorism and anti-money laundering laws, consolidated solvency on the Conversion Date (in the form of the solvency certificate attached hereto as Annex III to Exhibit C), and the creation, validity and perfection of the security interest granted in the intended Collateral (after giving effect to all actions required on the Conversion Date) to the relevant perfection action is required on or prior to the Conversion Date.

11. No amendment, modification or supplement to either the Settlement Agreement (as defined in the Plan as in effect on the date hereof) or the Settlement Order (as defined in the Plan as in effect on the date hereof) shall have occurred in a manner that is, in the aggregate, materially adverse to the DIP Roll Lenders, taken as a whole.

12. The Bankruptcy Court shall have entered the Settlement Order, which order shall be final and in full force and effect subject to changes and modifications permitted in paragraph 11 above.

13. The Settlement Agreement shall remain in full force and effect subject to changes and modifications permitted in paragraph 11 above.

14. Receipt of a certificate by an officer of the Borrower as to the satisfaction of the conditions set forth in paragraphs 3, 7 and 10 above and 15 (if applicable) and 16 below.

15. Solely in the event that the Financial Covenant is required to be tested at such time, the Borrower is in pro forma compliance with the Financial Covenant.

16. No Material Adverse Change (as defined in Exhibit D) shall have occurred since the Closing Date.

C–9

17. Receipt (at least three (3) business days prior to the Conversion Date) of all documentation and other information about the Borrower (to the extent the Borrower will become a separate entity resulting from transactions in connection with the consummation of the Plan that succeeds to the business and operations of the Company) as has been reasonably requested in writing at least ten (10) business days prior to the Conversion Date that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

Voting:	Same as set forth in Exhibit B, provided, that prior to the Conversion Date, such provisions will be substantially similar to the Existing DIP Credit Agreement.

Cost and Yield Protection:	Same as set forth in Exhibit B, provided, that prior to the Conversion Date, such provisions will be substantially similar to the Existing DIP Credit Agreement.

Assignments and Participations:	Same as set forth in Exhibit B, provided, that prior to the Conversion Date, such provisions will be substantially similar to the Existing DIP Credit Agreement; provided, further, that prior to the Conversion Date, the DIP Roll Facilities Documentation shall not prevent consent of the Borrower to assignments as a result of the Case.

Expenses and Indemnification:	Same as set forth in Exhibit B, provided, that the provisions of the DIP Credit Agreement relating to fees and expenses of the Bankruptcy Court, the United States Trustee and any official committee of unsecured creditors to the Debtors shall continue to apply.

Governing Law and Forum:	New York.

Counsel to DIP Roll Administrative Agent and DIP Roll Lead Arrangers:	Counsel to be mutually agreed.

C–10

ANNEX I to

EXHIBIT C

Interest Rates:

DIP Roll Term Loan B Facilities: Same as set forth in Annex I to Exhibit B.

DIP Roll Term Loan C Facilities: Same as set forth in Annex I to Exhibit B.

DIP Roll Revolving Credit Facility: Same as set forth in Annex I to Exhibit B.

Default Rate:	Same as set forth in Annex I to Exhibit B.

DIP Roll Revolving Letter of Credit Fees:	Same as set forth in Annex I to Exhibit B.

DIP Roll Term Letter of Credit Fees:	Same as set forth in Annex I to Exhibit B.

Commitment Fees:	Same as set forth in Annex I to Exhibit B.

C–11

ANNEX II to

EXHIBIT C

Alternative Acceptable Plan

A plan of reorganization or any other restructuring transaction, including a sale pursuant to section 363 of the Bankruptcy Code, for the Debtors which satisfies the following requirements in all material respects shall constitute an Alternative Acceptable Plan:

(a) upon substantial consummation of such plan of reorganization or any other restructuring transaction, including a sale pursuant to section 363 of the Bankruptcy Code, no person or group acting collectively owns, directly or indirectly, beneficially and of record, at least a majority of the voting stock of the ultimate parent company of the Borrower other than the holders of TCEH First Lien Claims (as defined in the Plan);

(b) upon substantial consummation of such plan of reorganization or any other restructuring transaction, including a sale pursuant to section 363 of the Bankruptcy Code, the amount of all indebtedness outstanding under the Senior Facilities or the DIP Roll Facilities, as applicable (excluding any amount owing under the Senior Term Loan C Facility or the DIP Roll Term Loan C Facility, as applicable, in each case to the extent of the amount of cash held in the Cash Collateral Accounts) plus the aggregate principal amount of all other debt for borrowed money (including debt evidenced by bonds, notes or similar instruments, but excluding, for the avoidance of doubt capitalized lease obligations, purchase money debt obligations and the preferred stock (if any) of PrefCo) of Holdings, the Borrower and its restricted subsidiaries shall not exceed the sum of (i) $3,600,000,000 plus (ii) $750,000,000 so long as such amount under clause (ii) has been incurred for any purpose other than to make any dividends, stock repurchases and redemptions of equity interests;

(c) upon substantial consummation of such plan of reorganization or any other restructuring transaction, including a sale pursuant to section 363 of the Bankruptcy Code, the lien and payment priority of each of the Facilities is as set forth in the applicable Term Sheet (or as otherwise agreed by the Commitment Parties);

(d) upon substantial consummation of such plan of reorganization or any other restructuring transaction, including a sale pursuant to section 363 of the Bankruptcy Code, the Borrower shall have a minimum liquidity (to be defined as the sum of (i) the amount of unrestricted cash of the Borrower and its restricted subsidiaries, (ii) the amount on deposit in the Cash Collateral Accounts in excess of the sum of (x) the face amount of all Term Letters of Credit outstanding as of such date and (y) all reimbursement obligations in respect of Term Letters of Credit as of such date and (iii) the unused availability under the Senior Revolving Credit Facility or the DIP Roll Revolving Credit Facility, as applicable, at such time) of $500 million as of such date;

(e) upon substantial consummation of such plan of reorganization or any other restructuring transaction , including a sale pursuant to section 363 of the Bankruptcy Code, the Borrower and its direct and indirect restricted subsidiaries (1) own each of the Principal Properties (as defined below) and (2) operate a retail electric business substantially as described in the Existing Plan, with such changes as are necessary or desirable to continue operating such business in the Company’s good faith business judgment, in each case, unless sold or otherwise disposed of after the Closing Date in accordance with the asset sale provisions of the applicable Facilities Documentation; and

C–12

(f) upon substantial consummation of such plan of reorganization or any other restructuring transaction, including a sale pursuant to section 363 of the Bankruptcy Code, the aggregate liquidation preference of the preferred stock (if any) of PrefCo shall not exceed the amount that is determined in connection with such plan of reorganization or restructuring transaction to be reasonably necessary or desirable, as reasonably determined by the proponent of such plan or restructuring transaction, to achieve a step-up in the tax basis of certain assets.

The term “Principal Properties” shall mean the (i) approximately 800 megawatt (net load), lignite coal-fired, power generation facility, excluding mining properties, known as “Oak Grove Unit 1”, being operated and owned by Oak Grove Management Company LLC in Robertson County, Texas; (ii) approximately 800 megawatt (net load), lignite coal-fired, power generation facility, excluding mining properties, known as “Oak Grove Unit 2”, being operated and owned by Oak Grove Management Company LLC in Robertson County, Texas; (iii) approximately 1,150 megawatt (net load) nuclear fueled power generation facility known as “Comanche Peak Unit 1” being operated and owned by Luminant Generation Company LLC in Somervell County and Hood County, Texas; (iv) approximately 1,150 megawatt (net load) nuclear fueled power generation facility known as “Comanche Peak Unit 2” being operated and owned by Luminant Generation Company LLC in Somervell County and Hood County, Texas; (v) approximately 1,792 megawatt (nominal nameplate) natural gas-fired combined-cycle electric generating plant known as the “Forney Energy Center” being operated and owned by Luminant Holding Company LLC in Forney, Texas; (vi) approximately 580 megawatt (net load), lignite coal fired, circulating fluidized bed power generation facility, excluding mining properties, known as “Sandow Unit 5” being operated and owned by Sandow Power Company LLC in Milam County, Texas; and (vii) approximately 1,000 megawatt (nominal nameplate) natural gas-fired combined-cycle electric generating plant known as the “Lamar Energy Center” being operated and owned by Luminant Holding Company LLC in Paris, Texas.

C–13

ANNEX III to

EXHIBIT C

FORM OF SOLVENCY CERTIFICATE

SOLVENCY CERTIFICATE

OF

HOLDINGS, THE BORROWER

AND THEIR SUBSIDIARIES

[DATE]

Pursuant to the [Credit Agreement] (the “Credit Agreement”), the undersigned hereby certifies to the Administrative Agent and the Lenders, solely in such undersigned’s capacity as chief financial officer of [    ], a [    ] [    ] (the “Borrower”), and not individually (and without personal liability), as follows:

As of the date hereof, on a pro forma basis after giving effect to the consummation of the Transactions, including the making of the Loans under the Credit Agreement on the date hereof, and after giving effect to the application of the proceeds of such Loans:

(a)	the fair value of the assets (on a going concern basis) of Holdings, the Borrower and their Subsidiaries, on a consolidated basis, exceeds, on a consolidated basis, their debts and liabilities, subordinated, contingent or otherwise;

(b)	the present fair saleable value of the property (on a going concern basis) of Holdings, the Borrower and their Subsidiaries, on a consolidated basis, is greater than the amount that will be required to pay the probable liability, on a consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured in the ordinary course of business;

(c)	Holdings, the Borrower and their Subsidiaries, on a consolidated basis, are able to pay their debts and liabilities, subordinated, contingent or otherwise, as such liabilities become absolute and matured in the ordinary course of business; and

(d)	Holdings, the Borrower and their Subsidiaries, on a consolidated basis, are not engaged in, and are not about to engage in, business contemplated as of the date hereof for which they have unreasonably small capital.

For purposes of this Solvency Certificate, the amount of any contingent liability at any time shall be computed as the amount that would reasonably be expected to become an actual and matured liability. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to them in the Credit Agreement.

The undersigned is familiar with the business and financial position of Holdings, the Borrower and their Subsidiaries (taken as a whole). In reaching the conclusions set forth in this Solvency

C–14

Certificate, the undersigned has made such other investigations and inquiries as the undersigned has deemed appropriate, having taken into account the nature of the particular business anticipated to be conducted by Holdings, the Borrower and their Subsidiaries (taken as a whole) after consummation of the transactions contemplated by the Credit Agreement.

[Signature Page Follows.]

C–15

IN WITNESS WHEREOF, the undersigned has executed this Solvency Certificate in such undersigned’s capacity as chief financial officer of the Borrower, on behalf of the Borrower, and not individually, as of the date first stated above.

Name:
Title:

C–16

EXHIBIT D

Conditions Precedent to Funding the Senior Facilities

Capitalized terms used but not defined in this Exhibit D shall have the respective meanings set forth in the Commitment Letter and the other Exhibits attached to the Commitment Letter to which this Exhibit D is attached. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit D shall be determined by reference to the context in which it is used.

The initial availability of, and initial funding under, the Senior Facilities on the Closing Date shall be subject solely to the satisfaction or waiver by the Commitment Parties of the following conditions precedent:

(a) The Closing Refinancing shall have been made or consummated prior to, or shall be made or consummated substantially concurrently with, the initial borrowing under the Senior Facilities.

(b) The Senior Lead Arrangers shall have received copies of (i) the audited consolidated balance sheet and the related audited consolidated statements of income, cash flows and shareholders’ equity of the Company and its subsidiaries as of and for the fiscal years ended December 31, 2013, December 31, 2014 and December 31, 2015 and (ii) the unaudited consolidated balance sheet and the related consolidated statements of income and cash flows of the Company and its subsidiaries as of and for each subsequent fiscal quarter (other than the fourth fiscal quarter of the Company’s fiscal year) ended at least 45 days before the Closing Date. The Senior Lead Arrangers hereby acknowledge that the Company’s public filing with the Securities and Exchange Commission of any required audited financial statements on Form 10-K or required unaudited financial statements on Form 10-Q, in each case, will satisfy the requirements under clauses (a) or (b) as applicable, of this paragraph and that as of the date hereof clause (a) has been satisfied.

(c) The Senior Lead Arrangers shall have received an unaudited pro forma consolidated balance sheet and related unaudited pro forma consolidated statement of income of the Borrower and its subsidiaries as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days (or 90 days if such four-fiscal quarter period is the end of the Company’s fiscal year) prior to the Closing Date, prepared after giving effect to the Transactions as if the Transactions had occurred on such date (in the case of such pro forma balance sheet) or on the first day of such period (in the case of such pro forma statement of income), as applicable (which need not be prepared in compliance with Regulations S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R).

(d) All documents and instruments required to perfect the Senior Administrative Agent’s security interests in the Collateral securing the Senior Facilities shall have been executed and delivered by the Senior Loan Parties and, if applicable, be in proper form for filing (it being understood that to the extent any lien search or Collateral or any security interests therein (including the creation or perfection of any security interest) (other than to the extent that a lien on such Collateral may be perfected by the filing of a financing statement under the Uniform Commercial Code or by the delivery of stock or other equity certificates of the Borrower or a material domestic wholly-owned restricted subsidiary of the Borrower that is part of the Collateral and such stock or other equity certificates have been received from the Company) is not or cannot be provided or perfected on the Closing Date after your use of commercially reasonable efforts to do so, or without undue burden or expense, the delivery of such lien search and/or Collateral (and creation or perfection of security interests therein), as applicable, shall not constitute a condition precedent to the availability of the Senior Facilities on the Closing Date but shall instead be required to be delivered or provided within 90 days after the Closing Date (or such later date as may be reasonably agreed by the Borrower and the Senior Administrative Agent) pursuant to arrangements to be mutually agreed by the Borrower and the Senior Administrative Agent).

(e) The Senior Administrative Agent shall have received (at least three (3) business days prior to the Closing Date) all documentation and other information about the Borrower and each Guarantor as has been reasonably requested in writing at least ten (10) business days prior to the Closing Date by the Senior Administrative Agent or the Senior Lead Arrangers that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

(f) (i) The execution and delivery by the Borrower and the other Senior Loan Parties of the Senior Facilities Documentation consistent with the Commitment Letter and the Senior Term Sheet shall have occurred and (ii) the delivery of customary legal opinions from counsel to the Senior Loan Parties, customary evidence of organizational authorization and incumbency, customary secretary’s certificates and customary organizational good standing certificates (to the extent such concept exists) of the Borrower and the Guarantors and a customary closing officer’s certificate.

(g) All fees required to be paid on the Closing Date pursuant to the Fee Letter and reasonable and documented out-of-pocket expenses required to be paid on the Closing Date pursuant to the Commitment Letter, in the case of expenses, to the extent invoiced at least three (3) business days prior to the Closing Date, shall have been paid, or shall be paid substantially concurrently with, the initial borrowing under the Senior Facilities (which amounts may be offset against the proceeds of the Senior Facilities).

(h) The Confirmation/Approval Order confirming (or in the case of a Plan effectuated through a sale pursuant to section 363 of the Bankruptcy Code, approving) the Plan shall have been entered by the Bankruptcy Court, which Confirmation/Approval Order shall be in full force and effect, shall authorize the Debtors’ entry into and performance under the Facilities, as applicable, and shall not otherwise be materially inconsistent with the Senior Term Sheet in a manner that is, in the aggregate, materially adverse to the Senior Lenders (taken as a whole) unless the Requisite Senior Term Lead Arrangers (as defined in the Fee Letter) consent in writing, and which such Confirmation/Approval Order shall not be subject to any stay and shall not be subject to any pending appeals, except for any of the following, which shall be permissible appeals the pendency of which shall not prevent the occurrence of the Closing Date: (a) any appeal brought by (1) the holders of asbestos claims or any representative thereof to the extent such appeal is consistent with or otherwise relates to or addresses in any manner any of the arguments previously raised in any of the asbestos objections or motions in the Case [Docket Nos. 1791, 1796, 1983, 5072, 5194, 5361, 6344. 6610, 6703, 8244, and 8450], or on appeal at USDC C.A. No. 15-1183 (RGA) (including, in the Case, Docket Nos. 6342, 7414, and 7547), (2) the holders of PCRB Claims (as such term is defined in the Existing Plan) or any agent or representative thereof to the extent such appeal is consistent with or otherwise relates to or addresses in any manner any of the arguments previously raised in any of the PCRB Trustee’s (as defined in the Plan) objections in the Case [Docket Nos. 6621 and 6623], (3) the United States Trustee to the extent such appeal is consistent with or otherwise relates to or addresses in any manner any of the arguments previously raised in any of the United States Trustee’s objections in the Case [Docket Nos. 5858, 5872, 6705], or (4) the Internal Revenue Service or any agent or representative thereof, (b) any appeal with respect to or relating to the distributions (or the allocation of such distributions) between and among creditors under the Plan or (c) any other appeal, the result of which would not have a materially adverse effect on the rights and interests of the Senior Lenders (taken as a whole and in their capacities as such). Neither the Plan nor the Confirmation/Approval Order shall have been waived, amended, supplemented or otherwise modified in any respect that is in the aggregate materially adverse to the rights and interests of the Commitment Parties (taken as a whole) in their capacities as such unless consented to in writing by the Requisite Senior Term Lead Arrangers (such consent not to be unreasonably withheld, delayed, conditioned or denied and provided that the Requisite Senior Term Lead Arrangers shall be deemed to have consented to such waiver, amendment, supplement or other modification unless they shall object thereto within ten (10) business days after either (x) their receipt from the Company of written notice of such waiver, amendment, supplement or other modification or (y) such waiver, amendment, supplement or other modification is publicly filed with the Bankruptcy Court, unless the Senior Administrative Agent has given written notice to the Company within such ten (10) business day period that the Requisite Senior Term Lead Arrangers are continuing to review and evaluate such amendment or waiver, in which case the Requisite Senior Term Lead Arrangers shall be deemed to have consented to such amendment or waiver unless they object within ten (10) business days after such notice is given to the Company). Each condition precedent to the effective date of the Plan with respect to the Debtors shall have been satisfied in all material respects in accordance with its terms (or waived with the prior written consent of the Requisite Senior Term Lead Arrangers, such consent not to be unreasonably withheld, conditioned, denied or delayed and provided that the Requisite Senior Term Lead Arrangers shall be deemed to have consented to such waiver unless they shall object thereto within ten (10) business days after either (x) their receipt from the Company of written notice of such waiver or (y) such waiver is publicly filed with the Bankruptcy Court, unless the Senior Administrative Agent has given written notice to the Company within such ten (10) business day period that the Requisite Senior Term Lead Arrangers are continuing to review and evaluate such amendment or waiver, in which case the Requisite Senior Term Lead Arrangers shall be deemed to have consented to such amendment or waiver unless they object within ten (10) business days after such notice is given to the Company; provided no such consent will be required if the waiver of such condition precedent is not in the aggregate materially adverse to the rights and interests of any or all of the Commitment Parties (taken as a whole) in their capacities as such ). The Debtors shall be in compliance in all material respects with the Confirmation/Approval Order

(i) No Material Adverse Change shall have occurred since May 31, 2016. For purposes hereof, “Material Adverse Change” means a material adverse effect on the business, operations, assets, liabilities, properties or financial condition of the Company and its restricted subsidiaries, taken together as a whole; provided, however, that in determining whether a Material Adverse Change has occurred, there shall not be taken into account any effect resulting from any of the following circumstances, occurrences, changes, events, developments or states of facts: (a) any change in general legal, regulatory, economic or business conditions generally, financial markets generally or in the industry or markets in which the Company or any of its restricted subsidiaries operates or is involved, (b) any natural disasters, change in political conditions, including any commencement, continuation or escalation of war, material armed hostilities, sabotage or terrorist activities or other material international or national calamity or act of terrorism directly or indirectly involving or affecting the United States, (c) any changes in accounting rules or principles (or any interpretations thereof), including changes in GAAP, (d) any change in any laws (including environmental laws and laws regulating energy or commodities) and (e) any increases in the costs of commodities or supplies, including fuel, or decreases in the price of electricity, (f) the announcement of the execution of this Commitment Letter (or any other agreement to be entered into pursuant to this Commitment Letter) or the pendency of or consummation of the transactions contemplated by this Commitment Letter or any other document or any actions required to be taken hereunder and (g) any actions to be taken or not taken pursuant to or in accordance with this Commitment Letter or any other document entered into in connection herewith; provided that, in the case of clauses (a), (b), (d) or (e), only to the extent such changes do not have a materially disproportionately adverse effect on the Company and its restricted subsidiaries, taken as a whole, compared to other persons operating in the same industry and jurisdictions in which the Company and its restricted subsidiaries operate.

(j) The Borrower shall have used commercially reasonable efforts to provide the Senior Lead Arrangers with a period (the “Senior Facilities Marketing Period”) of at least 15 consecutive calendar days after the delivery of the Confidential Information Memorandum (excluding information and sections customarily prepared by the Senior Lead Arrangers) (the “Required Senior Facilities Financial Information”) and (provided that (i) the Senior Facilities Marketing Period shall not commence prior to the Facilities Election, (ii) the Senior Facilities Marketing Period shall exclude July 1, 2016 and July 5, 2016, and (iii) if the Senior Facilities Marketing Period has not ended on or prior to August 19, 2016, it shall not commence earlier than September 6, 2016. If the Borrower in good faith reasonably believes that it has delivered the Required Senior Facilities Financial Information, it may deliver to the Senior Lead Arrangers written notice to that effect (stating when it believes it completed any such delivery), in which case the Borrower shall be deemed to have delivered the Required Senior Facilities Financial Information on the date specified in such notice unless the Senior Lead Arrangers in good faith reasonably believe that the Borrower has not completed delivery of the Required Senior Facilities Financial Information and, within three business days after its receipt of such notice from the Borrower, the Senior Lead Arrangers deliver a written notice to the Borrower to that effect (stating with specificity which information is required to complete the Required Senior Facilities Financial Information), in which case, such Required Senior Facilities Financial Information required to be delivered under this paragraph shall be deemed to have been delivered on the date such additional information is delivered by the Borrower.

(k) The Senior Administrative Agent shall have received a customary borrowing notice.

(l) The Senior Administrative Agent shall have received a solvency certificate (after giving effect to the Transactions) in the form attached hereto as Annex III attached to Exhibit C.

(m) All Specified Representations (as defined in Exhibit C but modified to cover the Senior Facilities Documentation) under the Senior Facilities Documentation shall be true and correct in all material respects on the Closing Date (except to the extent any such representation or warranty is stated to relate solely to an earlier date, it shall be true and correct in all material respects as of such earlier date).

(n) The Plan shall be substantially consummated substantially concurrently with the occurrence of the Closing Date, and any indebtedness of the Borrower and its restricted subsidiaries that is outstanding immediately after consummation of the Plan shall not exceed the amount contemplated or otherwise permitted by the Plan.

(o) The Cash Collateral Account shall have been established with arrangements (including as to arrangements relating to perfection by “control”) reasonably satisfactory to the Senior Administrative Agent.

(p) No amendment, modification or supplement to either the Settlement Agreement (as defined in the Plan as in effect on the date hereof) or the Settlement Order (as defined in the Plan as in effect on the date hereof) shall have occurred in a manner that is, in the aggregate, materially adverse to the Senior Lenders, taken as a whole.

(q) The Bankruptcy Court shall have entered the Settlement Order, which order shall be final and in full force and effect subject to changes and modifications permitted in paragraph (p) above.

(r) The Settlement Agreement shall remain in full force and effect subject to changes and modifications permitted in paragraph (p) above.

(s) The Borrower shall have a minimum liquidity (to be defined as the sum of (i) the amount of unrestricted cash of the Borrower and its restricted subsidiaries, (ii) the amount on deposit in the Cash Collateral Accounts in excess of the sum of (x) the face amount of all Term Letters of Credit outstanding as of such date and (y) all reimbursement obligations in respect of Term Letters of Credit as of such date and (iii) the unused availability under the Senior Revolving Credit Facility at such time) of $500 million as of the Closing Date.

EXHIBIT E

Conditions Precedent to DIP Roll Facilities

Capitalized terms used but not defined in this Exhibit E shall have the respective meanings set forth in the Commitment Letter and the other Exhibits attached to the Commitment Letter to which this Exhibit E is attached. In the case of any such capitalized term that is subject to multiple and differing definitions, the appropriate meaning thereof in this Exhibit E shall be determined by reference to the context in which it is used.

The initial availability of, and initial funding under, the DIP Roll Facilities on the Closing Date shall be subject solely to the satisfaction or waiver by the Commitment Parties of the following conditions precedent:

(a) The Closing Refinancing shall have been made or consummated prior to, or shall be made or consummated substantially concurrently with, the initial borrowing under the DIP Roll Facilities.

(b) The DIP Roll Lead Arrangers shall have received copies of (i) the audited consolidated balance sheet and the related audited consolidated statements of income, cash flows and shareholders’ equity of the Company and its subsidiaries as of and for the fiscal years ended December 31, 2013, December 31, 2014 and December 31, 2015 and (ii) the unaudited consolidated balance sheet and the related consolidated statements of income and cash flows of the Company and its subsidiaries as of and for each subsequent fiscal quarter (other than the fourth fiscal quarter of the Company’s fiscal year) ended at least 45 days before the Closing Date. The DIP Roll Lead Arrangers hereby acknowledges that the Company’s public filing with the Securities and Exchange Commission of any required audited financial statements on Form 10-K or required unaudited financial statements on Form 10-Q, in each case, will satisfy the requirements under clauses (i) or (ii) as applicable, of this paragraph and that as of the date hereof clause (i) has been satisfied.

(c) The DIP Roll Lead Arrangers shall have received an unaudited pro forma consolidated balance sheet and related unaudited pro forma consolidated statement of income of the Borrower and its subsidiaries as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days (or 90 days if such four-fiscal quarter period is the end of the Company’s fiscal year) prior to the Closing Date, prepared after giving effect to the Transactions as if the Transactions had occurred on such date (in the case of such pro forma balance sheet) or on the first day of such period (in the case of such pro forma statement of income), as applicable (which need not be prepared in compliance with Regulations S-X of the Securities Act of 1933, as amended, or include adjustments for purchase accounting (including adjustments of the type contemplated by Financial Accounting Standards Board Accounting Standards Codification 805, Business Combinations (formerly SFAS 141R).

(d) Solely with respect to any DIP Roll Loan Party that is not a Debtor, all documents and instruments required to perfect the DIP Roll Administrative Agent’s security interests in the Collateral securing the DIP Roll Facilities shall have been executed and delivered by such DIP Roll Loan Parties and, if applicable, be in proper form for filing (it being understood that to the extent any lien search or Collateral or any security interests therein

(including the creation or perfection of any security interest) (other than to the extent that a lien on such Collateral may be perfected by the filing of a financing statement under the Uniform Commercial Code or by the delivery of stock or other equity certificates of the Borrower or a material domestic wholly-owned restricted subsidiary of the Borrower that is part of the Collateral and such stock or other equity certificates have been received from the Company) is not or cannot be provided or perfected on the Closing Date after your use of commercially reasonable efforts to do so, or without undue burden or expense, the delivery of such lien search and/or Collateral (and creation or perfection of security interests therein), as applicable, shall not constitute a condition precedent to the availability of the DIP Roll Facilities on the Closing Date but shall instead be required to be delivered or provided within 90 days after the Closing Date (or such later date as may be reasonably agreed by the Borrower and the DIP Roll Administrative Agent) pursuant to arrangements to be mutually agreed by the Borrower and the DIP Roll Administrative Agent).

(e) The DIP Roll Administrative Agent shall have received (at least three (3) business days prior to the Closing Date) all documentation and other information about the Borrower and each Guarantor as has been reasonably requested in writing at least ten (10) business days prior to the Closing Date by the DIP Roll Administrative Agent or the DIP Roll Lead Arrangers that is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act.

(f) (i) The execution and delivery by the Borrower and the other DIP Roll Loan Parties of the DIP Roll Facilities Documentation consistent with the Commitment Letter and the DIP Roll Term Sheet shall have occurred and (ii) the delivery of customary legal opinions from counsel to the DIP Roll Loan Parties, customary evidence of organizational authorization and incumbency, customary secretary’s certificates and customary organizational good standing certificates (to the extent such concept exists) of the Borrower and the Guarantors and a customary closing officer’s certificate.

(g) All fees required to be paid on the Closing Date pursuant to the Fee Letter and reasonable and documented out-of-pocket expenses required to be paid on the Closing Date pursuant to the Commitment Letter, in the case of expenses, to the extent invoiced at least three (3) business days prior to the Closing Date, shall have been paid, or shall be paid substantially concurrently with, the initial borrowing under the DIP Roll Facilities (which amounts may be offset against the proceeds of the DIP Roll Facilities).

(h) The DIP Order, in form and substance satisfactory to the Requisite DIP Roll Term Lead Arrangers (it being agreed and understood that the form of DIP Order attached hereto as Exhibit G is satisfactory to the Requisite DIP Roll Term Lead Arrangers), shall have been entered by the Bankruptcy Court and shall remain in full force and effect and shall be final and not subject to any stay. The DIP Order shall not have been waived, amended, supplemented or otherwise modified in any respect that in the aggregate is adverse to the rights and interests of the Commitment Parties (taken as a whole) in their capacities as such unless consented to in writing thereby by the Requisite DIP Roll Term Lead Arrangers and the DIP Order shall not have been reversed or vacated. The Debtors shall be in compliance in all material respects with the DIP Order.

E-2

(i) No Material Adverse Change shall have occurred since May 31, 2016.

(j) The Case with respect to the Company shall not have been converted to a proceeding under chapter 7 of the Bankruptcy Code.

(k) The Borrower shall have used commercially reasonable efforts to provide the DIP Roll Lead Arrangers with a period (the “DIP Roll Facilities Marketing Period”) of at least 15 consecutive calendar days after the delivery of the Confidential Information Memorandum (excluding information and sections customarily prepared by the DIP Roll Lead Arrangers) (the “Required DIP Roll Facilities Financial Information”) and (provided that (i) the DIP Roll Facilities Marketing Period shall not commence prior to the Facilities Election, (ii) the DIP Roll Facilities Marketing Period shall exclude July 1, 2016 and July 5, 2016 and (iii) if the DIP Roll Facilities Marketing Period has not ended on or prior to August 19, 2016, it shall not commence earlier than September 6, 2016. If the Borrower in good faith reasonably believes that it has delivered the Required DIP Roll Facilities Financial Information, it may deliver to the DIP Roll Lead Arrangers written notice to that effect (stating when it believes it completed any such delivery), in which case the Borrower shall be deemed to have delivered the Required DIP Roll Facilities Financial Information on the date specified in such notice unless the DIP Roll Lead Arrangers in good faith reasonably believe that the Borrower has not completed delivery of the Required DIP Roll Facilities Financial Information and, within three business days after its receipt of such notice from the Borrower, the DIP Roll Lead Arrangers deliver a written notice to the Borrower to that effect (stating with specificity which information is required to complete the Required DIP Roll Facilities Financial Information), in which case, such Required DIP Roll Facilities Financial Information required to be delivered under this paragraph shall be deemed to have been delivered on the date such additional information is delivered by the Borrower.

(l) The DIP Roll Administrative Agent shall have received a customary borrowing notice.

(m) All Specified Representations under the DIP Roll Facilities Documentation shall be true and correct in all material respects on the Closing Date (except to the extent any such representation or warranty is stated to relate solely to an earlier date, it shall be true and correct in all material respects as of such earlier date).

(n) The Cash Collateral Account shall have been established with arrangements (including as to arrangements relating to perfection by “control”) reasonably satisfactory to the DIP Roll Administrative Agent.

E-3

EXHIBIT F

FORM OF APPROVAL ORDER

[Attached]

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
ENERGY FUTURE HOLDINGS CORP., et al.,[1]	)	Case No. 14-10979 (CSS)
)
Debtors.	)	(Jointly Administered)
)
	)	Re: D.I.
)

ORDER (A) AUTHORIZING THE DEBTORS TO

(I) ENTER INTO THE EXIT FINANCING COMMITMENT LETTER

AND THE FEE LETTER, (II) PAY ASSOCIATED FEES AND EXPENSES, AND

(B) GRANTING RELATED RELIEF

Upon the motion (the “Motion”)2 of Texas Competitive Electric Holdings Company LLC (the “Borrower” or “TCEH”), Energy Future Competitive Holdings Company LLC (the “Parent Guarantor”), and each of the Subsidiary Guarantors (as defined in the DIP Credit Agreement (as defined herein)) (the Subsidiary Guarantors, together with the Parent Guarantor, the “Guarantors”), each as a debtor and debtor-in-possession (collectively, the “TCEH Debtors”) for entry of an order (this “Order”) pursuant to sections 363(b) and 503(b)(1) of the Bankruptcy Code, Bankruptcy Rules 2002 and 6004(h) and Local Rule 2002-1: (a) authorizing the Debtors to (i) enter into the Financing Papers, (ii) incur and pay associated fees and expenses in connection with the Financing Papers, and (iii) furnish related indemnities as set forth in the Financing Papers; and (b) granting related relief; all as more fully set forth in the Motion and the Ying Declaration; and the Court having found that it has jurisdiction over this matter pursuant to 28

[1]	The last four digits of Energy Future Holdings Corp.’s tax identification number are 8810. The location of the debtors’ service address is 1601 Bryan Street, Dallas, Texas 75201. Due to the large number of debtors in these chapter 11 cases, for which the debtors have requested joint administration, a complete list of the debtors and the last four digits of their federal tax identification numbers is not provided herein. A complete list of such information may be obtained on the website of the debtors’ claims and noticing agent at http://www.efhcaseinfo.com.
[2]	Capitalized terms used but not otherwise defined herein have the meanings ascribed to them in the Motion.

U.S.C. §§ 157 and 1334; and the Court having found that this is a core proceeding pursuant to 28 U.S.C. § 157(b)(2); and the Court having found that venue of this proceeding and the Motion in this district is proper pursuant to 28 U.S.C. §§ 1408 and 1409; and the Court having found that the relief requested in the Motion is in the best interests of the Debtors’ estates, their creditors, and other parties in interest, and that the Debtors’ obligations under the Letters are actual, necessary costs and expenses of preserving the estates; and the Court having found that the Debtors provided appropriate notice of the Motion and the opportunity for a hearing on the Motion under the circumstances; and the Court having reviewed the Motion and having heard the statements in support of the relief requested therein at a hearing, if any, before the Court (the “Hearing”); and the Court having determined that the legal and factual bases set forth in the Motion, the Ying Declaration, and at the Hearing establish just cause for the relief granted herein; and upon all of the proceedings had before the Court; and after due deliberation and sufficient cause appearing therefor, it is HEREBY ORDERED THAT:

1. The Motion is granted as set forth herein.

2. Any and all objections to the Motion are hereby overruled in all respects.

3. The Debtors’ entry into the Commitment Letter, substantially in the form attached hereto as Exhibit 1, and the related Fee Letter is approved.

4. Each of the Financing Papers is valid, binding, and enforceable against the Debtors, their estates, and the Commitment Parties.

5. The Debtors are authorized to enter into the Financing Papers and perform all obligations thereunder on the terms and conditions set forth therein, without notice, hearing, or further order of this Court when and to the extent they become due under the Financing Papers, pursuant to sections 105(a) and 363 of the Bankruptcy Code.

6. The Debtors are authorized to pay to the Commitment Parties the fees and expenses associated with the Facilities in accordance with the Financing Papers, including, without limitation, all fees and expenses incurred prior to the date of this Order, on the terms and conditions set forth in the Financing Papers, without notice, hearing, or further order of this Court as, when and to the extent they become due and payable under the terms of the Financing Papers.

7. The Debtors are authorized to indemnify and hold harmless each of the Indemnified Persons (as such term is defined in the Commitment Letter) on the terms and conditions set forth in the Commitment Letter, without notice, hearing, or further order of this Court as, when, and to the extent such obligation becomes due and payable under the terms of the Financing Papers.

8. The fees, expenses, and indemnities associated with the Financing Papers, to the extent payable under the Financing Papers and this Order, are actual, necessary costs and expenses of preserving the Debtors’ estates and shall be treated as allowed administrative priority claims against the Debtors under sections 503(b)(1) and 507(a)(2) of the Bankruptcy Code. Such fees, expenses, and indemnities shall not be discharged, modified, or otherwise affected by any chapter 11 plan of the Debtors, dismissal of these chapter 11 cases, or conversion of these chapter 11 cases to chapter 7 cases, nor shall any of such amounts be required to be disgorged.

9. The terms and provisions of this Order shall be binding in all respects upon all parties in these chapter 11 cases, the Debtors, their estates, and all successors and assigns thereof, including any chapter 7 trustee or chapter 11 trustee appointed in any of these cases or after conversion of any of these cases to cases under chapter 7 of the Bankruptcy Code.

10. Notwithstanding the possible applicability of Bankruptcy Rules 6004(h), 7062, 9014, or otherwise, the terms and conditions of this Order shall be immediately effective and enforceable upon its entry.

11. The Debtors are authorized to take all actions reasonably necessary to effectuate the relief granted in this Order in accordance with the Motion.

12. This Court shall retain jurisdiction with respect to all matters arising from or related to the interpretation, implementation, and enforcement of this Order.

Dated: , 2016
Wilmington, Delaware	THE HONORABLE CHRISTOPHER S. SONTCHI CHIEF UNITED STATES BANKRUPTCY JUDGE

Exhibit 1

Commitment Letter

EXHIBIT G

FORM OF DIP ORDER

[Attached]

IN THE UNITED STATES BANKRUPTCY COURT

FOR THE DISTRICT OF DELAWARE

)
In re:	)	Chapter 11
)
ENERGY FUTURE HOLDINGS CORP., et al.,[1]	)	Case No. 14-10979 (CSS)
)
Debtors.	)	(Jointly Administered)
)
	)	Re: D.I. [ ]

ORDER (A) APPROVING

POSTPETITION FINANCING FOR TEXAS

COMPETITIVE ELECTRIC HOLDINGS COMPANY LLC

AND CERTAIN OF ITS DEBTOR AFFILIATES, (B) GRANTING

LIENS AND PROVIDING SUPERPRIORITY ADMINISTRATIVE

EXPENSE CLAIMS, (C) AUTHORIZING REFINANCING OF SECURED POST-

PETITION DEBT AND (C) MODIFYING THE AUTOMATIC STAY

Upon the motion (the “Motion”) of Texas Competitive Electric Holdings Company LLC (the “Borrower” or “TCEH”), Energy Future Competitive Holdings Company LLC (the “Parent Guarantor”), and each of the Subsidiary Guarantors (as defined in the DIP Credit Agreement (as defined herein)) (the Subsidiary Guarantors, together with the Parent Guarantor, the “Guarantors”), each as a debtor and debtor-in-possession (collectively, the “TCEH Debtors”) in the above-captioned chapter 11 cases of the TCEH Debtors (collectively, the “Cases”), pursuant to sections 105, 361, 362, 363, 364(c)(1), 364(c)(2), 364(c)(3), 364(d), 364(e) and 507 of title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (as amended, the “Bankruptcy Code”), rules 2002, 4001, and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and rule 4001-2 of the Local Rules of Bankruptcy Practice and Procedure of the United States Bankruptcy Court for the District of Delaware (the “Local Bankruptcy Rules”), seeking entry of an order (this “Order”), inter alia:

[1]	The last four digits of Energy Future Holdings Corp.’s tax identification number are 8810. The location of the debtors’ service address is 1601 Bryan Street, Dallas, Texas 75201. Due to the large number of debtors in these chapter 11 cases, for which the debtors have requested joint administration, a complete list of the debtors and the last four digits of their federal tax identification numbers is not provided herein. A complete list of such information may be obtained on the website of the debtors’ claims and noticing agent at http://www.efhcaseinfo.com.

(i) authorizing the Borrower and the Parent Guarantor to enter into that certain Senior Secured Superpriority Debtor-in-Possession Credit Agreement (as amended, restated, supplemented, or otherwise modified from time to time, the “DIP Credit Agreement”), between the Borrower, the Parent Guarantor, the financial institutions from time to time party thereto as lenders (the “DIP Lenders”), the financial institutions from time to time party thereto as letter of credit issuers (the “DIP L/C Issuers”), [●], as administrative agent and collateral agent (in such capacities, the “DIP Agent”),2 and the other agents and entities from time to time party thereto, substantially in the form of Exhibit A annexed hereto, to obtain secured postpetition financing (the “Financing”) on a superpriority basis, consisting of (a) a revolving credit facility (the “Revolving Credit Facility”) in an aggregate principal amount of up to $750,000,000; (b) a term “B” credit facility (the “Term Loan B Facility”) in an aggregate principal amount of up to $2,850,000,000; and (c) a term “C” credit facility (the “Term Loan C Facility” and, collectively with the Revolving Credit Facility and the Term Loan B Facility, the “DIP Facility”) in an aggregate principal amount of up to $650,000,000.

(ii) authorizing the Parent Guarantor and each of the Subsidiary Guarantors to enter into that certain Guarantee, substantially in the form of Exhibit B annexed to the Motion (as amended, restated, supplemented, or otherwise modified from time to time, the “DIP Guarantee”);

[2]	As used herein, the term “DIP Agent” refers to [●], as administrative agent under the DIP Credit Agreement, [●], as collateral agent under the DIP Credit Agreement, or both, as the context requires. All references in this Order to the DIP Agent with respect to the Secured Hedge Banks or the Secured Cash Management Banks (each, as defined herein) shall mean [●], in its capacity as collateral agent. [●], in its capacity as administrative agent, has no duties or obligations to the Secured Hedge Banks or the Secured Cash Management Banks.

(iii) authorizing each of the TCEH Debtors to execute and deliver the DIP Credit Agreement, the DIP Guarantee, the Fee Letter (as defined in the DIP Credit Agreement), and the other related Credit Documents (as defined in the DIP Credit Agreement) (collectively, the “DIP Documents”) and to perform such other acts as may be necessary or desirable in connection with the DIP Documents;

(iv) granting the DIP Facility and all obligations owing thereunder and under the DIP Documents, the Secured Commodity Hedging Agreements, the Secured Hedging Agreements, and the Secured Cash Management Agreements (each, as defined in the DIP Credit Agreement) to the DIP Agent, the DIP Lenders, the DIP L/C Issuers, the Secured Hedge Banks, and the Secured Cash Management Banks (collectively, and including all “Obligations” as described in the DIP Credit Agreement, including, without limitation, (A) obligations (the “Secured Hedge Obligations”) owing under or in connection with the Secured Commodity Hedging Agreements or the Secured Hedging Agreements with the TCEH Debtors and (B) obligations (the “Secured Cash Management Obligations”) owing under or in connection with the Secured Cash Management Agreements with the TCEH Debtors, the “DIP Obligations”) allowed superpriority administrative expense claims in each of the Cases and any Successor Cases (as defined herein);

(v) granting to the DIP Agent, for the benefit of itself, its sub-agents, the DIP Lenders, the DIP L/C Issuers, Hedge Banks (as defined in the DIP Credit Agreement) that are parties to Secured Commodity Hedging Agreements or Secured Hedging Agreements (the “Secured Hedge Banks”) with the TCEH Debtors,3 and Cash Management Banks (as

[3]

For the avoidance of doubt, the TCEH Debtors are only authorized to pledge collateral for the benefit of Secured Hedge Banks pursuant to the terms of the Interim Order Authorizing the Debtors To (A) Continue Performing Under Prepetition Hedging and Trading Arrangements, (B) Pledge Collateral and Honor Obligations Thereunder, and (C) Enter Into and Perform Under Trading Continuation Agreements and New Postpetition Hedging and Trading Arrangements [D.I. 315] or the Final Order Authorizing the Debtors To (A) Continue Performing Under Prepetition Hedging and Trading Arrangements, (B) Pledge Collateral and Honor Obligations Thereunder, and (C) Enter Into and Perform Under Trading Continuation Agreements and New Postpetition Hedging and Trading Arrangements, as applicable.

defined in the DIP Credit Agreement) that are parties to Secured Cash Management Agreements (the “Secured Cash Management Banks”) with the TCEH Debtors, automatically perfected security interests in and liens upon all of the DIP Collateral (as defined herein), including, without limitation, all property constituting “Cash Collateral,” as defined in section 363(a) of the Bankruptcy Code, which security interests and liens shall be subject to the priorities set forth herein;

(vi) authorizing and directing the TCEH Debtors to irrevocably repay in full, with the proceeds of the DIP Facility, all loans and other obligations (other than any indemnities that are intended to survive repayment of the obligations under the Existing DIP Credit Agreement) under that certain Senior Secured Superpriority Debtor-in-Possession Credit Agreement, dated as of May 5, 2014 (as amended, restated, supplemented, or otherwise modified from time to time, the “Existing DIP Credit Agreement” and, together with the mortgages and all other documentation executed in connection therewith, the “Existing DIP Facility Documents”) by and among the Borrower, the Parent Guarantor, the financial institutions from time to time party thereto as lenders (the “Existing DIP Lenders”), the financial institutions from time to time party thereto as letter of credit issuers (the “Existing DIP L/C Issuers”), Citibank, N.A., as administrative agent and collateral agent (in such capacities, the “Existing DIP Agent”),4 and the other agents and entities from time to time party thereto (such repayment in full, the “Refinancing”);

[4]	As used herein, the term “Existing DIP Agent” refers to Citibank, N.A., as administrative agent under the Existing DIP Credit Agreement, Citibank, N.A., as collateral agent under the Existing DIP Credit Agreement, or both, as the context requires. All references in this Order to the Existing DIP Agent with respect to the Secured Hedge Banks or the Secured Cash Management Banks (each, as defined in the Existing DIP Order) shall mean Citibank, N.A., in its capacity as collateral agent. Citibank, N.A., in its capacity as administrative agent, has no duties or obligations to the Secured Hedge Banks or the Secured Cash Management Banks.

(vii) authorizing, upon the occurrence of the Conversion Date (as defined in the DIP Credit Agreement), the TCEH Debtors to convert the DIP Facility into a post-emergence exit financing facility (the “Exit Facility”);

(viii) authorizing and directing the TCEH Debtors to pay the principal, interest, fees, expenses, and other amounts payable and/or reimbursable under the DIP Documents, including, without limitation, the Fee Letter, as such amounts become due, including, without limitation, letter of credit fees (including issuance and other related charges), commitment fees, closing fees, arrangement fees, incentive fees, and administrative agent’s fees, all to the extent provided in, and in accordance with the terms of, the DIP Documents; and

(ix) vacating and modifying the automatic stay imposed by section 362 of the Bankruptcy Code to the extent necessary to implement and effectuate the terms and provisions of the DIP Documents and this Order and to permit the exercise of remedies hereunder and thereunder.

The Court having considered the Motion, the Declaration of David Ying in Support of the (I) Motion for Entry of an Order (A) Authorizing the TCEH Debtors to (I) Enter into the Exit Financing Commitment Letter and the Fee Letter, (II) Pay Associated Fees and Expenses, and (B) Granting Related Relief and (II)Motion for Entry of an Order (A) Approving Postpetition Financing for Texas Competitive Electric Holdings Company LLC and Certain of its Debtor Affiliates, (B) Granting Liens and Providing Superpriority Expense Claims, (C) Authorizing Refinancing of Secured Post -Petition Debt and and (C) Modifying the Automatic Stay (the “Ying Declaration”), the DIP Documents, and the evidence submitted or adduced and the arguments of counsel made at the hearing held on [June 27], 2016 (the “Hearing”); and notice of the Hearing having been provided in accordance with rules 4001(b), (c), and (d), and 9014 of the Bankruptcy

Rules; and all objections, if any, to the entry of this Order having been withdrawn, resolved, or overruled by the Court; and it appearing to the Court that granting the relief requested is fair and reasonable and in the best interests of the TCEH Debtors and their estates, creditors, and other parties in interest, and is essential for the continued operation of the TCEH Debtors’ businesses; and after due deliberation and consideration and for good and sufficient cause appearing therefor;

BASED UPON THE RECORD ESTABLISHED AT THE HEARING BY THE TCEH DEBTORS, THE COURT HEREBY MAKES THE FOLLOWING FINDINGS OF FACT AND CONCLUSIONS OF LAW:5

A. Petition Date. On April 29, 2014 (the “Petition Date”), each of the TCEH Debtors filed a separate voluntary petition under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Court”) commencing these Cases. On May 1, 2014, the Court entered an order approving the joint administration of these Cases.

B. Debtors-in-Possession. The TCEH Debtors continue to operate their businesses and manage their properties as debtors-in-possession pursuant to sections 1107 and 1108 of the Bankruptcy Code. No trustee or examiner has been appointed in these Cases.

C. Jurisdiction and Venue. The Court has jurisdiction over this matter, these proceedings, and the persons and property affected hereby pursuant to 28 U.S.C. §§ 157 and 1334 and the Amended Standing Order of Reference from the United States District Court for the District of Delaware, dated February 29, 2012. This matter is a core proceeding within the meaning of 28 U.S.C. § 157(b)(2), and the TCEH Debtors confirm their consent pursuant to rule

[5]	Findings of fact shall be construed as conclusions of law, and conclusions of law shall be construed as findings of fact, pursuant to Bankruptcy Rule 7052.

9013-1(f) of the Local Bankruptcy Rules to the entry of an Order by the Court in connection with the Motion to the extent that it is later determined that the Court, absent consent of the parties, cannot enter final orders or judgments in connection herewith consistent with Article III of the United States Constitution. Venue for the Cases and proceedings on the Motion is proper pursuant to 28 U.S.C. §§ 1408 and 1409.

D. Committee Formation. On May 13, 2014, the United States Trustee for the District of Delaware (the “U.S. Trustee”) appointed an official committee of unsecured creditors in these Cases pursuant to section 1102 of the Bankruptcy Code [D.I. 420] (the “Creditors’ Committee”).

E. Existing DIP Order. On June 6, 2014, the Court entered the Final Order (A) Approving Postpetition Financing for Texas Competitive Electric Holdings Company LLC and Certain of Its Debtor Affiliates, (B) Granting Liens and Providing Superpriority Administrative Expense Claims, and (C) Modifying the Automatic Stay [D.I. 856] (the “Existing DIP Order”).

F. Findings Regarding Postpetition Financing.

(i) Request for Postpetition Financing. The TCEH Debtors seek authority to obtain the DIP Facility on the terms described herein and in the DIP Documents to administer their Cases, fund the Refinancing and fund their operations pursuant to this Order.

(ii) Priming of Liens of Prepetition Secured Creditors. The priming of the Prepetition First Priority Liens6 and the Prepetition Second Priority Liens of the Prepetition Secured Creditors in the Prepetition Collateral (each, as defined in the Final Cash Collateral Order) under section 364(d) of the Bankruptcy Code, as contemplated by the DIP Facility and as further described below, will enable the TCEH Debtors to obtain the DIP Facility and to continue to operate their businesses for the benefit of the estates and their creditors.

[6]	Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Final Order (A) Authorizing Use of Cash Collateral for Texas Competitive Electric Holdings Company LLC and Certain of Its Debtor Affiliates, (B) Granting Adequate Protection, and (C) Modifying the Automatic Stay [D.I. 855] (the “Final Cash Collateral Order”).

(iii) Need for Postpetition Financing. The TCEH Debtors require the proceeds of this Financing to continue operations and to administer and preserve the value of their estates. The ability of the TCEH Debtors to finance their operations, maintain business relationships with their vendors, suppliers, and customers, pay their employees, and otherwise finance their operations to date has required the availability of working capital from the Existing DIP Facility Documents. The continued access to sufficient working capital and liquidity through the Refinancing, incurrence of new indebtedness for borrowed money and other financial accommodations is vital to the ongoing preservation and enhancement of the TCEH Debtors’ estates.

(iv) No Credit Available on More Favorable Terms. Given their current financial condition, financing arrangements, and capital structure, the TCEH Debtors have been unable to obtain financing from sources other than the DIP Lenders and the DIP L/C Issuers on terms more favorable than the DIP Facility. The TCEH Debtors have been unable to obtain unsecured credit allowable under section 503(b)(1) of the Bankruptcy Code as an administrative expense. The TCEH Debtors have also been unable to obtain credit (a) having priority over that of administrative expenses of the kind specified in sections 503(b), 507(a), and 507(b) of the Bankruptcy Code, (b) secured by a lien on property of the TCEH Debtors and their estates that is not otherwise subject to a lien, or (c) secured solely by a junior lien on property of the TCEH Debtors and their estates that is subject to a lien. Financing on a postpetition basis is not otherwise available without granting the DIP Agent, for the benefit of itself, its sub-agents, the DIP Lenders, the DIP L/C Issuers, the Secured Hedge Banks, and the Secured Cash Management

Banks, (x) perfected security interests in and liens on (each, as provided herein) the TCEH Debtors’ existing and after-acquired assets as set forth in this Order, (y) superpriority claims as set forth in this Order, and (z) the other protections set forth in this Order.

G. Use of Proceeds of the DIP Facility. As a condition to entry into the DIP Credit Agreement and the extension of credit under the DIP Facility, the DIP Agent, the DIP Lenders, and the DIP L/C Issuers require, and the TCEH Debtors agree, that:

(i) proceeds of the Revolving Credit Facility may be utilized (a) on the Closing Date to fund (i) a portion of the Transaction Costs, and (ii) any OID or upfront fees required to be funded in connection with the “market flex” provisions of the Fee Letter, (b) on and after the Closing Date, to cash collateralize or backstop or replace outstanding letters of credit, (c) on or after the Closing Date, for working capital, capital expenditures and general corporate purposes (including acquisitions, investments, restricted payments and other transactions not prohibited by the DIP Documents, and (d) subject to the satisfaction of the conditions precedent to the Conversion Date, to fund the transactions contemplated by the Plan (and the funding of operations prior to the emergence from the Cases until the consummation of the Plan) and for other purposes to be mutually agreed;

(ii) proceeds of the Term Loan B Facility may be used together with cash on hand of the Borrower and its subsidiaries, (a) to pay Transaction Costs (as defined in the Commitment Letter), (b) to fund the Closing Refinancing (as defined in the Commitment Letter), (c) subject to satisfaction of the conditions precedent to the Conversion Date, to fund distributions required in connection with the consummation of the Plan, (d) for working capital and general corporate purposes, and (e) to pay fees, expenses and costs relating to the consummation of the Plan and funding the transactions contemplated by the Plan (and the funding of operations prior to the consummation of the Plan) and for other purposes to be mutually agreed; and

(iii) proceeds of the Term Loan C Facility may be used, on or after the Closing Date, to cash fund (together with cash on hand and other available sources of cash), in an amount not to exceed $650,000,000, one or more Cash Collateral Accounts (as defined in the Commitment Letter).

H. Section 506(c). In light of the DIP Agent’s, the DIP Lenders’, and the DIP L/C Issuers’ agreement to subordinate their liens and superpriority claims to the Carve Out and the RCT Reclamation Support Carve Out (each as defined herein), the DIP Agent, the DIP Lenders, and the DIP L/C Issuers are each entitled to a waiver of the provisions of section 506(c) of the Bankruptcy Code.

I. Good Faith of the DIP Agent, the DIP Lenders, the DIP L/C Issuers, and the Joint Lead Arrangers.

(i) Willingness To Provide Financing. The DIP Lenders have indicated a willingness to provide financing to the TCEH Debtors subject to (a) entry of this Order, (b) approval of the terms and conditions of the DIP Facility and the DIP Documents, and (c) entry of findings by the Court that such financing is essential to the TCEH Debtors’ estates, that the DIP Agent, the DIP Lenders, and the DIP L/C Issuers are extending credit to the TCEH Debtors pursuant to the DIP Documents in good faith, and that the DIP Agent’s, the DIP Lenders’, and the DIP L/C Issuers’ claims, superpriority claims, security interests and liens, and other protections granted pursuant to this Order and the DIP Documents will have the protections provided in section 364(e) of the Bankruptcy Code and will not be affected by any subsequent reversal, modification, vacatur, amendment, reargument, or reconsideration of this Order or any other order.

(ii) Business Judgment and Good Faith Pursuant to Section 364(e). The terms and conditions of the DIP Facility and the DIP Documents, and the fees paid and to be paid thereunder, are fair, reasonable, and the best available to the TCEH Debtors under the circumstances, reflect the TCEH Debtors’ exercise of prudent business judgment consistent with their fiduciary duties, and are supported by reasonably equivalent value and consideration. The DIP Facility was negotiated in good faith and at arm’s length among the TCEH Debtors, the DIP Agent, the DIP Lenders, the DIP L/C Issuers, and the Joint Lead Arrangers (as defined in the DIP Credit Agreement). Credit to be extended under the DIP Facility shall be deemed to have been so allowed, advanced, made, used, or extended in good faith, and for valid business purposes and uses, within the meaning of section 364(e) of the Bankruptcy Code, and the DIP Agent, the DIP Lenders, the DIP L/C Issuers, and the Joint Lead Arrangers are therefore entitled to the protection and benefits of section 364(e) of the Bankruptcy Code and this Order.

J. Good Cause. The relief requested in the Motion is necessary, essential, and appropriate, and is in the best interests of, and will benefit, the TCEH Debtors and their estates, creditors, and other parties in interest, as its implementation will, inter alia, provide the TCEH Debtors with the necessary incremental liquidity to (a) minimize the disruption to the TCEH Debtors’ business and ongoing operations, (b) preserve and maximize the value of the TCEH Debtors’ estates for the benefit of all of the TCEH Debtors’ creditors and other parties in interest and (c) confirm a plan of reorganization and exit from chapter 11.

K. Notice. In accordance with rules 2002, 4001(c) and (d), and 9014 of the Bankruptcy Rules, and the Local Bankruptcy Rules, notice of the Hearing and the relief requested in the Motion has been provided by the TCEH Debtors, via first class mail to: (a) the U.S. Trustee; (b) counsel to the TCEH Creditors’ Committee; (c) counsel to the EFH Creditors’ Committee; (d) Wilmington Trust, N.A., in its capacity as administrative agent under the TCEH first lien credit agreement and collateral agent under the TCEH intercreditor agreements and counsel thereto; (e) Bank of New York Mellon Trust Company, N.A., in its capacity as indenture trustee under: (i) the TCEH unsecured pollution control revenue bonds; and (ii) the EFCH 2037 Notes due 2037, and counsel thereto; (f) American Stock Transfer & Trust Company, LLC, in its capacity as indenture trustee under: (i) the 9.75% EFH senior unsecured notes due 2019; (ii) the 10.0% EFH senior unsecured notes due 2020; (iii) the 10.875% EFH LBO senior unsecured notes due 2017; (iv) the 11.25%/12.0% EFH LBO toggle notes due 2017; (v) the 5.55% EFH legacy notes (series P) due 2014; (vi) the 6.50% EFH legacy notes (series Q) due 2024; and (vii) the 6.55% EFH legacy notes (series R) due 2034, and counsel thereto; (g) Computershare Trust Company, N.A. and Computershare Trust Company of Canada, in their capacities as indenture trustee under: (i) the 11.0% EFIH senior secured second lien notes due 2021; and (ii) the 11.75% EFIH senior secured second lien notes due 2022, and counsel thereto; (h) UMB Bank, N.A. in its capacity as indenture trustee under: (i) the 9.75% EFIH senior unsecured notes due 2019; and (ii) the 11.25%/12.25% EFIH senior toggle notes due 2018, and counsel thereto; (i) Delaware Trust Company of Delaware in its capacity as indenture trustee under: (i) the 6.875% EFIH senior secured notes due 2017; (ii) the 10.0% EFIH senior secured notes due 2020; and (iii), the 11.50% TCEH senior secured notes due 2020, and counsel thereto; (j) Law Debenture Trust Company of New York in its capacity as indenture trustee under: (i) the 10.25% TCEH senior unsecured notes due 2015; and (ii) the 10.50%/11.25% TCEH senior toggle notes due 2016, and counsel thereto; (k) Wilmington Savings Fund Society, FSB in its capacity as indenture trustee under the 15.0% TCEH senior secured second lien notes due 2021, and counsel thereto; (l) counsel to certain holders of claims against the Debtors regarding each of the foregoing described in clauses (c) through (j); (m) the agent for the TCEH debtor-in-possession financing facility and counsel thereto; (n) the agent for the EFIH debtor-in-possession financing facility and counsel thereto; (o) counsel to certain holders of equity in Texas Energy Future Holdings Limited Partnership; (p) counsel to the Ad Hoc Committee of TCEH Unsecured Noteholders; (q) counsel to the Ad Hoc Committee of TCEH Second Lien Noteholders; (r) Oncor Electric Delivery Holdings Company LLC and counsel thereto; (s) Oncor Electric Delivery Company LLC and counsel thereto; (t) the Securities and Exchange Commission; (u) the Internal Revenue Service; (v) the Office of the United States Attorney for the District of Delaware; (w) the Office of the Texas Attorney General on behalf of the Public Utility Commission of Texas; (x) counsel to the Electric Reliability Council of Texas; and (y) those parties that have requested notice pursuant to Bankruptcy Rule 2002. The parties have made reasonable efforts to afford the best notice possible under the circumstances to permit the relief set forth in this Order, and no other or further notice is or shall be required.

L. Based upon the foregoing findings and conclusions, the Motion, and the record before the Court with respect to the Motion, and good and sufficient cause appearing therefor,

IT IS HEREBY ORDERED that:

1. Motion Approved. The Motion is granted as set for the herein, subject to the terms and conditions set forth in this Order. The provisions of this Order shall be effective immediately upon (and in no event before) the Closing Date. On the Closing Date, subject to the satisfaction of paragraph 15 herein, the Existing DIP Order shall be null and void and of no further force or effect.

2. Objections Overruled. All objections to the Motion, to the extent not withdrawn or resolved, are hereby overruled. This Order shall be immediately effective and enforceable upon its entry.

DIP Facility Authorization

3. Authorization of the Financing and DIP Documents. The DIP Documents are hereby approved. The TCEH Debtors are expressly and immediately authorized and empowered to execute and deliver (to the extent not previously executed or delivered) the DIP Documents and to incur and to perform the DIP Obligations in accordance with, and subject to, the terms of this Order and the DIP Documents, and to deliver all instruments and documents which may be required or necessary for the performance by the TCEH Debtors under the DIP Facility and the creation and perfection of the DIP Liens described in, and provided for by, this Order and the DIP Documents. The TCEH Debtors are hereby authorized and directed to pay, in accordance with this Order, the principal, interest, fees, expenses, reimbursement obligations with respect to Letters of Credit, and other amounts payable or reimbursable by the TCEH Debtors described in the DIP Documents and all other documents comprising the DIP Facility as such become due and without need to obtain further Court approval, including, without limitation, letter of credit fees (including issuance and other related charges), commitment fees, closing fees, arrangement fees, incentive fees, and administrative agent’s fees, whether or not the transactions contemplated hereby are consummated, as provided for in the DIP Credit Agreement and the DIP Documents. All collections and proceeds, whether ordinary course or otherwise, will be deposited and applied as required by this Order and the DIP Documents. Upon execution and delivery, the DIP Documents shall represent valid and binding obligations of the TCEH Debtors, enforceable against each of the TCEH Debtors and their estates in accordance with their terms. No obligation, payment, transfer, or grant of security under the DIP Documents or this Order shall be stayed, restrained, voidable, or recoverable under the Bankruptcy Code or under any applicable law (including, without limitation, under section 502(d) of the Bankruptcy Code), or subject to any defense, reduction, setoff, recoupment, or counterclaim.

4. Authorization to Borrow. The TCEH Debtors are hereby authorized to draw upon the DIP Facility in accordance with the DIP Documents.

5. Use of DIP Facility Proceeds. Upon entry of this Order, in accordance with paragraph 15 hereof and the DIP Documents, on the Closing Date, the TCEH Debtors are authorized to draw upon the DIP Facility and use advances of credit under the DIP Facility only for the purposes specifically set forth in, and subject to the terms and conditions of, this Order and the DIP Documents.

6. DIP Obligations. The DIP Documents and this Order shall constitute and evidence the validity and binding effect of the TCEH Debtors’ DIP Obligations, which DIP Obligations shall be enforceable against the TCEH Debtors, their estates, and any successors thereto, including, without limitation, any trustee appointed in the Cases, any case under chapter 7 of the Bankruptcy Code upon the conversion of any of the Cases, or in any other proceedings superseding or related to any of the foregoing (collectively, the “Successor Cases”). On the DIP Termination Date, (a) the DIP Obligations shall be due and payable, without notice or demand, to the extent provided for in the DIP Credit Agreement, and (b) unless all the DIP Obligations (excluding the Secured Hedge Obligations, the Secured Cash Management Obligations, and Contingent Obligations (as defined in the DIP Credit Agreement)) have been indefeasibly paid in full, in cash, all Commitments (as defined in the DIP Credit Agreement) have been terminated, and all Letters of Credit have been cancelled (or all such Letters of Credit have been fully cash collateralized or otherwise back-stopped, in each case to the satisfaction of the applicable DIP L/C Issuers), the use of the DIP Collateral, including Cash Collateral, shall automatically cease.

7. DIP Liens. To secure the DIP Obligations, effective immediately upon the occurrence of the Closing Date (as defined in the DIP Credit Agreement), pursuant to sections 361, 362, 364(c)(2), 364(c)(3), and 364(d) of the Bankruptcy Code, the DIP Agent, for the benefit of itself, its sub-agents, the DIP Lenders, the DIP L/C Issuers, the Secured Hedge Banks, and the Secured Cash Management Banks, is hereby granted the following continuing, valid, binding, enforceable, non-avoidable, and automatically and properly perfected postpetition security interests and liens (all property identified in clauses (a), (b), and (c) below being collectively referred to as the “DIP Collateral”), subject to the payment of the Carve Out and the RCT Reclamation Support Carve Out (all such liens and security interests granted to the DIP Agent, for the benefit of itself, its sub-agents, the DIP Lenders, the DIP L/C Issuers, the Secured Hedge Banks, and the Secured Cash Management Banks, pursuant to this Order and the DIP Documents, the “DIP Liens”) provided, however, that the DIP Superpriority Claims granted hereunder shall remain subject and subordinate to any DIP Superpriority Claims arising under the Existing DIP Order until such DIP Superpriority Claims have been irrevocably paid in full.

(a) First Lien on Cash Balances and Unencumbered Property. Pursuant to section 364(c)(2) of the Bankruptcy Code, a valid, binding, continuing, enforceable, fully-perfected and non-avoidable first priority senior security interest in and lien upon all prepetition and postpetition property of the TCEH Debtors, whether existing on the Petition Date or thereafter acquired, that, on or as of the Closing Date, is not subject to valid, perfected, and non-avoidable liens, including, without limitation, all real and personal property, inventory, plant, fixtures, machinery, equipment, the RCT L/C Collateral Account and the General L/C Collateral

Account (each, as defined in the DIP Credit Agreement), cash, any investment of such cash, accounts receivable, other rights to payment whether arising before or after the Petition Date (including, without limitation, postpetition intercompany claims of the TCEH Debtors), deposit accounts, investment property, supporting obligations, minerals, oil, gas, and as-extracted collateral, causes of action (including those arising under section 549 of the Bankruptcy Code and any related action under section 550 of the Bankruptcy Code), royalty interests, chattel paper, contracts, general intangibles, documents, instruments, interests in leaseholds, letter of credit rights, patents, copyrights, trademarks, trade names, other intellectual property, capital stock and stock equivalents of subsidiaries, books and records pertaining to the foregoing, and to the extent not otherwise included, all proceeds, products, offspring, and profits of any and all of the foregoing (the “Unencumbered Property”). Notwithstanding the prior sentence, Unencumbered Property shall in any event exclude (a) the TCEH Debtors’ claims and causes of action under chapter 5 of the Bankruptcy Code (other than causes of action arising under section 549 of the Bankruptcy Code and any related action under section 550 of the Bankruptcy Code), or any other avoidance actions under the Bankruptcy Code (collectively, “Avoidance Actions”) or any proceeds or property recovered pursuant to any successful Avoidance Actions, whether by judgment, settlement, or otherwise (the “Avoidance Proceeds”) and (b) the TCEH Debtors’ commercial tort claims (the “Commercial Tort Claims”), but shall include any proceeds or property recovered pursuant to any successful Commercial Tort Claim, whether by judgment, settlement, or otherwise (the “Commercial Tort Proceeds”); provided, however, that notwithstanding anything to the contrary in this paragraph 7, the DIP Superpriority Claims in respect of the DIP Obligations may be satisfied from any assets of the TCEH Debtors’ estates, including any Avoidance Proceeds, subject to the Carve Out and the RCT Reclamation Support

Carve Out; provided further, however, that to the extent a security interest or lien is granted in or on Avoidance Actions or Avoidance Proceeds, the DIP Agent, for the benefit of itself, its sub-agents, the DIP Lenders, the DIP L/C Issuers, the Secured Hedge Banks, and the Secured Cash Management Banks, shall be granted, pursuant to section 364(d)(1) of the Bankruptcy Code, a valid, binding, continuing, enforceable, fully-perfected first priority senior priming security interest in and lien on the Avoidance Actions or Avoidance Proceeds, as applicable.

(b) Priming of Liens of Prepetition Secured Creditors. Pursuant to section 364(d)(1) of the Bankruptcy Code, a valid, binding, continuing, enforceable, fully-perfected and non-avoidable first priority senior priming security interest in and lien upon all prepetition and postpetition property of the TCEH Debtors, whether existing on the Petition Date or thereafter acquired, that is subject to valid, perfected, and non-avoidable Prepetition First Priority Liens and Prepetition Second Priority Liens presently held by any of the Prepetition Secured Creditors (as defined in the Final Cash Collateral Order), excluding the Deposit L/C Loan Collateral Account to the extent of the Deposit L/C Obligations (each, as defined in the First Lien Credit Agreement (as defined in the Final Cash Collateral Order)). Such security interests and liens shall be senior in all respects to the Prepetition First Priority Liens and Prepetition Second Priority Liens in such property of any of the Prepetition Secured Creditors arising from current and future liens of any of the Prepetition Secured Creditors (including, without limitation, Adequate Protection Liens (as defined in the Final Cash Collateral Order)), but shall not be senior to any valid, perfected, and non-avoidable interests of other parties arising out of liens, if any, on such property existing immediately prior to the Petition Date, including the liens securing the Tex-La Indebtedness (as defined in the DIP Credit Agreement), or to any valid, perfected, and non-avoidable interests in such property arising out of liens to which the liens of any of the Prepetition Secured Creditors become subject subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code (the “Permitted Prior Liens”). Notwithstanding anything to the contrary in this Order or any rights granted or action taken pursuant hereto or pursuant to the agreements and transactions approved hereby, any and all rights and priorities of the First Lien Lenders (as defined in the Final Cash Collateral Order) holding Deposit L/C Loans (as defined in the First Lien Credit Agreement) (the “Deposit L/C Lenders”) in or to the Deposit L/C Loan Collateral Account (as defined in the First Lien Credit Agreement) or any cash therein or proceeds thereof (including amounts corresponding to undrawn Deposit Letters of Credit, and to drawn Deposit Letters of Credit if and to the extent any such amounts are returned to the TCEH Debtors), whether held by the TCEH Debtors or in which the TCEH Debtors otherwise have an interest as of the Petition Date or thereafter (the “Deposit L/C Loan Collateral”), shall be preserved, including, without limitation, any and all priorities among the First Lien Lenders or as between the Deposit L/C Lenders and the other First Lien Lenders, and any and all rights, claims, and liens granted or provided by or through this Order to the First Lien Lenders, to the extent applicable to any Deposit L/C Loan Collateral, shall have the same priorities, if any, among the First Lien Lenders, and as between the Deposit L/C Lenders and the other First Lien Lenders, as existed in the Deposit L/C Loan Collateral as of the Petition Date. For the avoidance of doubt, the preceding sentence delineates the rights and priorities among the First Lien Lenders and as between the Deposit L/C Lenders and the other First Lien Lenders only, and in no way affects the DIP Agent, the DIP Lenders, or the DIP L/C Issuers or their rights and priorities with respect to the First Lien Lenders, the Deposit L/C Lenders, or the Deposit L/C Loan Collateral.

(c) Liens Junior to Certain Other Liens. Pursuant to section 364(c)(3) of the Bankruptcy Code, a valid, binding, continuing, enforceable, fully-perfected and non-avoidable security interest in and lien upon all prepetition and postpetition property of the TCEH Debtors (other than the property described in clause (a), (b), or (d) or the final sentence of this paragraph 7, as to which the liens and security interests in favor of the DIP Agent will be as described in such clauses), whether existing on the Petition Date or thereafter acquired, that is subject to valid, perfected, and non-avoidable liens in existence immediately prior to the Petition Date, or to any valid and non-avoidable liens in existence immediately prior to the Petition Date that are perfected subsequent to the Petition Date as permitted by section 546(b) of the Bankruptcy Code (in each case, other than the Adequate Protection Liens), which security interests and liens in favor of the DIP Agent are junior to such valid, perfected, and non-avoidable liens.

(d) Liens Senior to Certain Other Liens. The DIP Liens shall not be junior or subordinate to (i) any lien or security interest that is avoided and preserved for the benefit of the TCEH Debtors and their estates under section 551 of the Bankruptcy Code or (ii) any liens arising after the Petition Date, including, without limitation, any liens or security interests granted in favor of any federal, state, municipal, or other domestic or foreign governmental unit (including any regulatory body), commission, board, or court for any liability of the TCEH Debtors.

Notwithstanding anything to the contrary in the DIP Documents or this Order, for the purposes of this Order, in no event shall the Unencumbered Property include, or the DIP Liens granted under this Order attach to, any of (a) Excluded Collateral (as defined in the DIP Credit Agreement), (b) Avoidance Actions or Avoidance Proceeds, and (c) Commercial Tort Claims (other than Commercial Tort Proceeds).

8. DIP Lien Priority. The DIP Liens are valid, binding, continuing, automatically perfected, non-avoidable, senior in priority, and superior to any security, mortgage, collateral interest, lien, or claim to any of the DIP Collateral, except that the DIP Liens shall be junior only to Permitted Prior Liens, the Carve Out, and the RCT Reclamation Support Carve Out. Pursuant to section 364(d) of the Bankruptcy Code, the DIP Liens shall be senior to the Prepetition First Priority Liens and the Prepetition Second Priority Liens of the Prepetition Secured Creditors in the Prepetition Collateral and the Adequate Protection Liens. For purposes of this Order, it shall be an Event of Default if, other than as set forth herein, the DIP Liens shall be made junior to, or pari passu with, any lien or security interest heretofore or hereinafter granted in the Cases or any Successor Cases, upon the conversion of any of the Cases to a case under chapter 7 of the Bankruptcy Code (or in any other Successor Case), and/or upon the dismissal of any of the Cases or Successor Cases. No lien or interest avoided and preserved for the benefit of the estate pursuant to section 551 of the Bankruptcy Code shall be pari passu with or senior to the DIP Liens.

9. DIP Superpriority Claims.

(a) Effective immediately upon the occurrence of the Closing Date, the DIP Agent, the DIP Lenders, and the DIP L/C Issuers are hereby granted, pursuant to section 364(c)(1) of the Bankruptcy Code, allowed superpriority administrative expense claims in each of the Cases and any Successor Cases (collectively, the “DIP Superpriority Claims”) for all DIP Obligations: (i) except as set forth herein, with priority over any and all administrative expense claims, diminution claims, unsecured claims, and all other claims against the TCEH Debtors or their estates in any of the Cases and any Successor Cases, existing on the Petition Date or thereafter arising, of any kind or nature whatsoever, including, without limitation, administrative expenses of the kinds specified in, or ordered pursuant to, sections 105, 326, 328, 330, 331, 365, 503(a), 503(b), 506(c), 507(a), 507(b), 546(c), 546(d), 726, 1113, and 1114 of the Bankruptcy Code, and any other provision of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy, or attachment, which allowed claims shall be payable from, and have recourse to, all prepetition and postpetition property of the TCEH Debtors and all proceeds or products thereof; and (ii) which shall at all times be senior to the rights of the TCEH Debtors and their estates, and any successor trustee or other estate representative to the extent permitted by law. Notwithstanding the foregoing, the DIP Superpriority Claims shall be subject only to the payment of the Carve Out and the RCT Reclamation Support Carve Out, to the extent specifically provided for herein; provided, however, that the DIP Superpriority Claims granted hereunder shall remain subject and subordinate to any DIP Superpriority Claims arising under the Existing DIP Order until such DIP Superpriority Claims have been irrevocably paid in full.

(b) Notwithstanding anything to the contrary in the DIP Documents or this Order, for the purposes of this Order, in no event shall the DIP Obligations be secured by a lien or mortgage on Excluded Collateral, Avoidance Actions, Avoidance Proceeds, or Commercial Tort Claims (other than Commercial Tort Proceeds).

10. No Obligation to Extend Credit. The DIP Agent, the DIP Lenders, and the DIP L/C Issuers shall have no obligation to make any loan or advance, or to issue any Letter of Credit, under the DIP Documents, unless all of the conditions precedent to the making of such extension of credit or the issuance of such Letter of Credit under the DIP Documents and this Order have been satisfied in full or waived in accordance with the terms of the DIP Documents.

Provisions Common to DIP Financing

11. Amendments to the DIP Documents. The TCEH Debtors are hereby authorized to implement, in accordance with the terms of the DIP Documents: (a) any nonmaterial modifications or amendments (including, without limitation, any change to the number or composition of the DIP Lenders or the DIP L/C Issuers) of the DIP Documents without further approval of the Court, it being understood that no further approval of the Court shall be required for authorizations, amendments, waivers, consents or other modifications to and under the DIP Documents (and any fees paid in connection therewith) so long as such authorizations, amendments, waivers, consents or modifications do not shorten the maturity of the extensions of credit thereunder, increase the aggregate commitments of the DIP Lenders or the rate of interest payable thereunder or increase existing fees or add new fees thereunder (excluding, for the avoidance of doubt, any amendment, consent or waiver fee), provided, however, that notice of any nonmaterial modification or amendment of the DIP Documents shall be provided to counsel to the Creditors’ Committee and counsel to the TCEH First Lien Ad Hoc Committee contemporaneously with the execution of such nonmaterial modification or amendment; and (b) any other modifications or amendments to the DIP Documents without further approval of the Court, provided, however, that notice of any material modification or amendment to the DIP Documents shall be provided to counsel to the Creditors’ Committee, the TCEH First Lien Ad Hoc Committee, and the U.S. Trustee, each of whom shall have seven (7) business days from the date of such notice within which to object, in writing, to such material modification or amendment. If the Creditors’ Committee or the U.S. Trustee timely objects to any material modification or amendment to the DIP Documents, such modification or amendment shall only be permitted pursuant to an order of the Court. The foregoing shall be without prejudice to the TCEH Debtors’ right to seek approval from the Court of any material modification or amendment on an expedited basis. Pursuant to this Order, the Creditors’ Committee hereby (a)

consents to any request by the TCEH Debtors to seek approval from the Court of any material modification or amendment on an expedited basis and (b) reserves its right to object to any such modification or amendment. The TCEH Debtors are hereby authorized to implement, in accordance with the terms of the DIP Documents, any amendment required to implement this Order; provided, however, that five (5) business days’ notice of any fees in connection therewith shall be given to the U.S. Trustee and on a professionals’ eyes only basis to counsel to the Creditors’ Committee, and counsel to the TCEH First Lien Ad Hoc Committee. Pursuant to this Order, the U.S. Trustee, the Creditors’ Committee, the Ad Hoc Group of TCEH Unsecured Noteholders, and the TCEH First Lien Ad Hoc Committee hereby (a) consent to any request by the TCEH Debtors to seek approval from the Court of any such fees on an expedited basis and (b) reserve their right to object to any such fees. Notwithstanding any other provision hereof, without further approval of this Court or notice to any party, amendments to the DIP Documents may be made as contemplated by Section [    ] of the DIP Credit Agreement and/or in the Fee Letter permitting modifications to the DIP Credit Agreement necessary or advisable to ensure successful syndication, including, without limitation, increasing the interest rate, commitment fee or fees to market.

12. Budget and Annual Forecast Reporting. The Borrower will provide the DIP Agent and the Creditors’ Committee with a statement of cash sources and uses of all free cash flow for the next full three (3) calendar months of the TCEH Debtors (on a consolidated basis) following the date of entry of the Order, broken down by month (the “Budget”), including the anticipated uses of the DIP Facility for such period, and after such three (3) calendar month period, at the end of each fiscal quarter (or, at the election of the Borrower, at the end of each calendar month or such other earlier period as may be agreed), an updated Budget for the subsequent three (3)-calendar month period. The Borrower will also provide the DIP Agent (for the benefit of the DIP Lenders) and the Creditors’ Committee, on a monthly basis, with a variance report for each calendar month (delivered no later than the end of the subsequent calendar month), (a) showing a statement of actual cash sources and uses of all free cash flow for the immediately preceding calendar month, noting therein all material variances from values set forth for such historical periods in the most recently delivered Budget, including explanations for all material variances and (b) certified as to its reasonableness when made by an Authorized Officer (as defined in the DIP Credit Agreement) of the Borrower. No later than December 1, 2016 for the business plan and operating budget covering 2017, the Borrower will provide the DIP Agent (for the benefit of the DIP Lenders) and the Creditors’ Committee with TCEH’s approved annual business plan and projected operating budget through the DIP Facility’s stated maturity date (the “Annual Operating Forecast”), (x) which shall be broken down by month, including, without limitation, income statements, balance sheets, cash flow statements, projected capital expenditures, asset sales, and a line item for total available liquidity for the period of such Annual Operating Forecast and (y) which shall set forth the anticipated uses of the DIP Facility for such period, certified as to its reasonableness when made by an Authorized Officer of the Borrower. Both the Budget and the Annual Operating Forecast shall provide, among other things, for the payment of the fees and expenses relating to the DIP Facility, ordinary course administrative expenses, bankruptcy-related expenses and working capital, expected issuances and renewals of Letters of Credit, and other general corporate needs; provided, however, that the Allowed Professional Fees (as defined herein) will be due and payable, and will be paid by the TCEH Debtors, whether or not consistent with the items or amounts set forth in the Budget, or the Annual Operating Forecast; and provided, further, that under no circumstance will the Budget, or the Annual Operating Forecast be construed as a cap or limitation on the amount of the Allowed Professional Fees due and payable by the TCEH Debtors.

13. Modification of the Automatic Stay. The automatic stay imposed under section 362(a) of the Bankruptcy Code is hereby modified as necessary to effectuate all of the terms and provisions of this Order, including, without limitation, to (a) permit the TCEH Debtors to grant the DIP Liens and the DIP Superpriority Claims, (b) permit the TCEH Debtors to perform such acts as the DIP Agent, the DIP Lenders, and the DIP L/C Issuers each may request in its sole discretion to assure the perfection and priority of the liens granted herein, (c) permit the TCEH Debtors to incur all liabilities and obligations to the DIP Agent, the DIP Lenders, and the DIP L/C Issuers under the DIP Documents, the DIP Facility, and this Order, and (d) authorize the TCEH Debtors to make payments, and the DIP Agent, the DIP Lenders, and the DIP L/C Issuers to retain and apply payments made, in accordance with the terms of this Order.

14. Perfection of DIP Liens. This Order shall be sufficient and conclusive evidence of the granting, attachment, validity, perfection, and priority of all liens granted herein, including the DIP Liens, without the necessity of filing or recording any financing statement, patent filing, trademark filing, copyright filing, fixture filing, mortgage, notice of lien, or other instrument or document, which may otherwise be required under the law or regulation of any jurisdiction, or the taking possession of, or control over, assets, or the taking of any other action (including, for the avoidance of doubt, entering into any deposit account control agreement, securities account control agreement, or other similar agreement) to grant, attach, validate, or perfect (in accordance with applicable non-bankruptcy law) the DIP Liens, or to entitle the DIP Agent, the DIP Lenders, the DIP L/C Issuers, the Secured Hedge Banks, the Secured Cash Management Banks, and/or secured parties pursuant to the DIP Documents to the priorities granted herein.

Notwithstanding the foregoing, the DIP Agent is authorized, but not required, to file, as it in its sole discretion deems necessary, such financing statements, patent filings, trademark filings, copyright filings, mortgages, notices of liens, and other similar documents to perfect in accordance with applicable non-bankruptcy law or to otherwise evidence the DIP Liens, and all such financing statements, patent filings, trademark filings, copyright filings, mortgages, notices of lien, and other documents shall be deemed to have been filed or recorded as of the Petition Date; provided, however, that no such filing or recordation shall be necessary or required in order to create or perfect the DIP Liens. The TCEH Debtors are authorized and directed to execute and deliver promptly upon demand to the DIP Agent all such financing statements, mortgages, notices, and other documents and information as the DIP Agent may reasonably request. The DIP Agent, in its discretion, may file a photocopy of this Order as a financing statement with any filing or recording office or with any registry of deeds or similar office, in addition to, or in lieu of, such financing statements, notices of lien, or similar instrument. In furtherance of the foregoing and without further approval of the Court, each Debtor is (a) authorized to do and perform all acts to make, execute, and deliver all instruments and documents and provide all information and (b) authorized and directed to pay all fees that may be reasonably required or necessary for the TCEH Debtors’ performance hereunder.

15. Payments to Existing DIP Agent and Existing DIP Lenders.

(a) On the Closing Date, the TCEH Debtors are hereby authorized and directed to (i) use the proceeds of borrowings under the DIP Facility (in accordance with the terms of the DIP Credit Agreement) to irrevocably repay in full all obligations (other than any indemnities that are intended to survive repayment of the obligations under the Existing DIP Credit Agreement) then due and payable to the Existing DIP Agent and the Existing DIP Lenders

under the Existing DIP Facility Documents and the Existing DIP Order, (ii) cancel, replace, backstop or “cash collateralize” all outstanding letters of credit issued pursuant to the Existing DIP Credit Agreement in accordance with the provisions thereof and (iii) pay or secure all hedging obligations of the TCEH Debtors permitted under the Existing DIP Credit Agreement, in each case under collateral arrangements reasonably satisfactory to the respective obligee of such obligations, whereupon all liens, mortgages and security interests granted to the Existing DIP Agent and the Existing DIP Lenders under the Existing DIP Order and the Existing DIP Facility Documents shall be deemed released and of no further force or effect.

(b) Subsequent to the Closing Date, (i) the TCEH Debtors shall promptly pay and/or reimburse the Existing DIP Agent and/or Existing DIP Lenders for any and all reasonable fees, costs, expenses, losses and damages incurred thereafter to the extent that the Existing DIP Credit Agreement or any other Existing DIP Facility Document entitled them to such payment, indemnity or reimbursement after termination of such Existing DIP Facility Document (subject to all parties’ reservation of rights to contest whether the Existing DIP Agent or Existing DIP Lender is entitled to such payment, indemnity or reimbursement by the TCEH Debtors) and (y) such amounts shall, until paid in full in cash, constitute superpriority administrative expense claims under section 507(b) of the Bankruptcy Code, senior in all respects to the Superpriority Claims granted in paragraph 9(a) above.

16. Proceeds of Subsequent Financing. If the TCEH Debtors, any trustee, any examiner with enlarged powers, or any responsible officer subsequently appointed in the Cases or any Successor Cases, shall obtain credit or incur debt pursuant to section 364(b), 364(c), or 364(d) of the Bankruptcy Code or in violation of the DIP Documents at any time prior to such time as the DIP Obligations (excluding the Secured Hedge Obligations, the Secured Cash

Management Obligations, and Contingent Obligations) have been indefeasibly paid in full, in cash, all Commitments have been terminated, and all Letters of Credit have been cancelled (or all such Letters of Credit have been fully cash collateralized or otherwise back-stopped, in each case to the satisfaction of the applicable DIP L/C Issuers), including subsequent to the confirmation of any plan with respect to any or all of the TCEH Debtors and the TCEH Debtors’ estates, and such facilities are secured by any DIP Collateral, then all cash proceeds derived from such credit or debt shall be used to indefeasibly repay in full, in cash, the DIP Obligations.

17. Maintenance of DIP Collateral. Until such time as all DIP Obligations (excluding the Secured Hedge Obligations, the Secured Cash Management Obligations, and Contingent Obligations) have been indefeasibly paid in full, in cash, all Commitments have been terminated, and all Letters of Credit have been cancelled (or all such Letters of Credit shall have been fully cash collateralized or otherwise back-stopped, in each case to the satisfaction of the applicable DIP L/C Issuers), the TCEH Debtors shall (a) maintain and insure the DIP Collateral in amounts, for the risks, and by the entities as required under the DIP Documents and (b) maintain the cash management system in effect as of the Petition Date consistent with the Cash Management Order (as defined in the DIP Credit Agreement), as modified by any order that may be entered by the Court, or as otherwise required by the DIP Documents.

18. Disposition of DIP Collateral; Rights of DIP Agent, DIP Lenders, and DIP L/C Issuers. The TCEH Debtors shall not sell, transfer, lease, encumber, or otherwise dispose of any portion of the DIP Collateral other than as permitted in both the DIP Documents and, to the extent required under the Bankruptcy Code, by order of the Court (and no consent shall be implied by this Order or from any action, inaction, or acquiescence by the DIP Agent, the DIP Lenders, or the DIP L/C Issuers, or an order of the Court); provided that the TCEH Debtors may release liens on the DIP Collateral solely to the extent permitted by the DIP Documents.

19. Protection of DIP Lenders’ Rights

(a) So long as there are any DIP Obligations outstanding or the DIP Lenders have any outstanding Commitments (as defined in the DIP Credit Agreement) under the DIP Credit Agreement, the Prepetition Secured Creditors shall: (i) have no right to and shall take no action to foreclose upon the liens granted thereto pursuant to the Prepetition Secured Facilities, any other Prepetition First Lien Document or any other documents or instruments related to, referenced in, or executed in connection with any such agreements or this Order, or otherwise seek to exercise or enforce any rights or remedies against the DIP Collateral (the “Enforcement Remedies”) while the DIP Lenders are pursuing such Enforcement Remedies; provided, however, that in the event the DIP Lenders do not pursue or are not continuing to pursue the Enforcement Remedies, the Prepetition Secured Creditors shall be permitted to pursue any such Enforcement Remedies subject to the terms of the Final Cash Collateral Order; and (ii) not file any further financing statements, trademark filings, copyright filings, mortgages, notices of lien or similar instruments, or otherwise take any action to perfect their security interests in such DIP Collateral unless, solely as to this clause (ii), the DIP Agent or the DIP Lenders file financing statements or other documents to perfect the liens granted pursuant to this Order or as the Prepetition Secured Creditors may reasonably determine to be required by applicable law to continue the perfection of such liens or security interests. Notwithstanding anything herein to the contrary, nothing in this Order shall prohibit or limit the Prepetition Secured Creditors from terminating the TCEH Debtors’ use of Cash Collateral pursuant to the terms and conditions of the Final Cash Collateral Order and all such rights are fully reserved.

(b) To the extent any Prepetition Secured Creditor has possession of any Prepetition Collateral or DIP Collateral or has control with respect to any Prepetition Collateral or DIP Collateral, then such Prepetition Secured Creditor shall be deemed to maintain such possession or exercise such control as gratuitous bailee and/or gratuitous agent for perfection for the benefit of the DIP Agent and the DIP Lenders and the First Lien Collateral Agent (as defined in the Final Cash Collateral Order) for the Prepetition Secured Creditors shall use its commercially reasonable efforts to comply with the reasonable instructions of the DIP Agent with respect to the exercise of such control and the DIP Agent agrees, and shall be deemed, without incurring any liability or duty to any party, to maintain possession or control of any Prepetition Collateral in its possession or control as gratuitous bailee and/or gratuitous agent for perfection for the benefit of the Prepetition Secured Creditors with respect to bank accounts.

(c) Except as set forth in this Order, no rights, protections or remedies of the DIP Agent or the DIP Lenders granted by the provisions of this Order or the DIP Documents shall be limited, modified or impaired in any way by: (i) any actual or purported withdrawal of the consent of any party to the Loan Parties’ authority to continue to use Cash Collateral; (ii) any actual or purported termination of the TCEH Debtors’ authority to continue to use Cash Collateral; or (iii) the terms of any other order or stipulation related to the TCEH Debtors’ continued use of Cash Collateral or the provision of adequate protection to any party.

(d) The DIP Agent, the DIP Lenders and the DIP L/C Issuers are hereby granted a non-exclusive worldwide license or right to use, to the maximum extent permitted by applicable law and to the extent of their interest therein, exercisable without payment of royalty or other compensation, any of the DIP Collateral consisting of intellectual property in connection with the liquidation, collection, disposition or other realization upon the DIP Collateral pursuant to any enforcement action by the DIP Agent and the DIP Lenders.

20. DIP Termination Date. On the DIP Termination Date, (a) the DIP Obligations shall be immediately due and payable, to the extent provided for in the DIP Credit Agreement, and all Commitments shall terminate and (b) unless the DIP Obligations (excluding the Secured Hedge Obligations, the Secured Cash Management Obligations, and Contingent Obligations) have been indefeasibly paid in full, in cash, all Commitments have been terminated, and all Letters of Credit have been cancelled (or all such Letters of Credit have been fully cash collateralized or otherwise back-stopped, in each case to the satisfaction of the applicable DIP L/C Issuers), all authority to use the DIP Collateral, including Cash Collateral, shall cease. For purposes of this Order, the “DIP Termination Date” shall mean the [Maturity Date]7 as defined in the DIP Credit Agreement.

21. Events of Default. An “Event of Default” under the DIP Documents shall constitute an Event of Default under this Order, unless waived in writing in accordance with Section 13.1 of the DIP Credit Agreement. Notwithstanding anything to the contrary contained herein or in the DIP Documents, any Event of Default under this Order or the DIP Documents, other than any Event of Default which cannot be waived without the written consent of each DIP Lender directly and adversely affected thereby, shall be deemed not to be “continuing” if the events, act, or condition that gave rise to such Event of Default have been remedied or cured (including by payment, notice, taking of any action, or omitting to take any action) or have ceased to exist and the Borrower is in compliance with the DIP Documents.

[7]	[NTD: Maturity Date to be defined as occurring upon, among other things, the acceleration of any Loans under the DIP Credit Agreement.]

22. Rights and Remedies Upon Event of Default. Upon the occurrence and during the continuance of an Event of Default and following the giving of five (5) business days’ notice to the TCEH Debtors, counsel to the Creditors’ Committee, and counsel to the TCEH First Lien Ad Hoc Committee (the “Remedies Notice Period”), the DIP Agent, on behalf of the DIP Lenders and the DIP L/C Issuers, may exercise all rights and remedies provided for in the DIP Documents, may declare (a) the termination, reduction, or restriction of any further Commitment to the extent any such Commitment remains, (b) all DIP Obligations under the DIP Documents to be immediately due and payable, without presentment, demand, protest, or other notice of any kind, all of which are expressly waived by the TCEH Debtors, and (c) subject to the provisions of the DIP Documents, the termination of the DIP Documents as to any future liability or obligation of the DIP Agent, the DIP Lenders, and the DIP L/C Issuers, including without limitation any obligations with respect to the Exit Facility, but without affecting any of the DIP Liens or the DIP Obligations, and may withdraw consent to the TCEH Debtors’ continued use of Cash Collateral. Notwithstanding anything herein to the contrary, the automatic stay pursuant to section 362 of the Bankruptcy Code shall be automatically terminated for the purposes of giving any notice contemplated hereunder. During the Remedies Notice Period, the TCEH Debtors may continue to use the DIP Collateral, including Cash Collateral, in the ordinary course of business, consistent with past practices and the most recently delivered Budget, but may not enter into any transactions or arrangements (including, without limitation, the incurrence of indebtedness or liens, investments, restricted payments, asset sales, or transactions with non-Debtor affiliates) that are not in the ordinary course of business; provided that, during the Remedies Notice Period, the TCEH Debtors may use DIP Collateral, including Cash Collateral, to (y) seek use of Cash Collateral on a non-consensual basis and/or (z) seek a determination that an Event of Default has not occurred and/or is not continuing. Unless the Court orders otherwise during the Remedies Notice Period, at the end of the Remedies Notice Period, (a) the TCEH Debtors shall no longer have the right to use or seek to use the DIP Collateral, including Cash Collateral, (b) the automatic stay pursuant to section 362 of the Bankruptcy Code, as to all of the DIP Agent, the DIP Lenders, and the DIP L/C Issuers, shall be automatically terminated without further notice to, or order of, the Court, and (c) the DIP Agent, on behalf of itself, the DIP Lenders, and the DIP L/C Issuers, shall be permitted to exercise all rights against the DIP Collateral in accordance with the DIP Documents and this Order, and shall be permitted to satisfy the DIP Obligations, without further order or application or motion to the Court and without restriction or restraint by any stay under section 362 or 105 of the Bankruptcy Code. During the Remedies Notice Period, any party in interest shall be entitled to seek an emergency hearing with the Court solely for the purpose of contesting whether an Event of Default has occurred and/or is continuing, and the TCEH Debtors waive their right to, and shall not be entitled to seek relief, including, without limitation, under section 105 of the Bankruptcy Code, to the extent that such relief would in any way impair or restrict the rights and remedies of the DIP Agent, on behalf of the DIP Lenders and the DIP L/C Issuers, set forth in this Order or the DIP Documents.

23. Good Faith Under Section 364(e) of the Bankruptcy Code; No Modification or Stay of this Order. Based on the findings set forth in this Order and the record made during the Hearing, and in accordance with section 364(e) of the Bankruptcy Code, in the event any or all of the provisions of this Order are hereafter modified, amended, or vacated by a subsequent order of the Court or any other court, each of the DIP Agent, the DIP Lenders, the DIP L/C Issuers, and the Joint Lead Arrangers are entitled to the protections provided in section 364(e) of the

Bankruptcy Code. To the fullest extent permitted under section 364(e) of the Bankruptcy Code, any liens or claims granted to the DIP Agent, the DIP Lenders, the DIP L/C Issuers, and the Joint Lead Arrangers hereunder arising prior to the effective date of any such modification, amendment, or vacatur of this Order shall be governed in all respects by the original provisions of this Order, including entitlement to all rights, remedies, privileges, and benefits granted herein.

24. DIP and Other Expenses. All fees paid and payable, and costs and/or expenses reimbursed or reimbursable, as set forth in the DIP Documents, by the TCEH Debtors to the DIP Agent, the DIP Lenders, the DIP L/C Issuers, and the Joint Lead Arrangers are hereby approved; provided, however, that fees and expenses of the professionals advising the DIP Agent shall be subject to review by the TCEH Debtors, the U.S. Trustee, and counsel to the Creditors’ Committee in accordance with the procedures set forth in this paragraph 24. The TCEH Debtors are hereby authorized and directed to pay all such fees, costs, and expenses in accordance with the terms of the DIP Documents, without the necessity of any further application with the Court for approval or payment of such fees, costs, or expenses. The TCEH Debtors are authorized and directed to reimburse within ten (10) calendar days of written demand (together with reasonably detailed supporting documentation) the DIP Agent, the DIP Lenders, the DIP L/C Issuers, and the Joint Lead Arrangers for their reasonable and documented out-of-pocket expenses incurred in connection with the negotiation, documentation, syndication, and administration of the DIP Facility, any amendments or waivers with respect thereto, any Event of Default in respect of the DIP Facility, and any exercise of remedies in respect thereof (including reasonable documented out-of-pocket prepetition and postpetition fees, charges, and disbursements of legal counsel, financial advisors, and third-party appraisers and consultants advising the DIP Agent incurred in connection with the DIP Agent’s participation in the Cases, limited in the case of legal counsel to one primary counsel (and (a) local counsel in applicable foreign and local jurisdictions, but limited to one local counsel in each such jurisdiction, (b) regulatory counsel, and (c) solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction to the affected indemnified persons similarly situated)). Payment of all such fees and expenses shall not be subject to allowance by the Court; provided, however, that the TCEH Debtors shall promptly provide copies of invoices received on account of fees and expenses of the professionals retained as provided for in the DIP Credit Agreement and the DIP Documents to counsel to the Creditors’ Committee and the U.S. Trustee, and the Court shall have exclusive jurisdiction over any objections raised to the invoiced amount of the fees and expenses proposed to be paid, which objections may only be raised within ten (10) calendar days after receipt thereof. In the event that within ten (10) calendar days from receipt of such invoices the TCEH Debtors, the U.S. Trustee, or counsel to the Creditors’ Committee raises an objection to a particular invoice, and the parties are unable to resolve any dispute regarding the fees and expenses included in such invoice, the Court shall hear and determine such dispute; provided, that payment of invoices shall not be delayed based on any such objections and the relevant professional shall only be required to disgorge amounts objected to upon being “so ordered” pursuant to an order of the Court. Notwithstanding anything to the contrary herein, the fees, costs, and expenses of the DIP Agent, the DIP Lenders, the DIP L/C Issuers, and the Joint Lead Arrangers under the DIP Documents, whether incurred prior to or after the Petition Date, shall be deemed fully earned, indefeasibly paid, irrevocable, and non-avoidable pursuant to, and in accordance with, the terms of the DIP Documents and, irrespective of any subsequent order approving or denying the Financing or any other financing pursuant to section 364 of the Bankruptcy Code, fully entitled to all protections of section 364(e) of the Bankruptcy Code; provided, however, that nothing contained in this sentence shall impair the rights of the TCEH Debtors, the U.S. Trustee, or counsel to the Creditors’ Committee with respect to the fees and expenses of the professionals advising the DIP Agent in accordance with the procedures set forth in this paragraph 24. All unpaid fees, costs, and expenses payable under the DIP Documents to the DIP Agent, the DIP Lenders, the DIP L/C Issuers, and the Joint Lead Arrangers shall be included and constitute part of the DIP Obligations and be secured by the DIP Liens.

25. Proofs of Claim. The DIP Agent, the DIP Lenders, and the DIP L/C Issuers will not be required to file proofs of claim in any of the Cases or Successor Cases for any claim allowed herein. Any order entered by the Court in relation to the establishment of a bar date in any of the Cases or Successor Cases shall not apply to the DIP Agent, the DIP Lenders, or the DIP L/C Issuers.

26. Rights of Access and Information. Without limiting the rights of access and information afforded the DIP Agent, the DIP Lenders, and the DIP L/C Issuers under the DIP Documents, the TCEH Debtors shall be, and hereby are, required to afford representatives, agents, and/or employees of the DIP Agent, the DIP Lenders, the DIP L/C Issuers, and the Creditors’ Committee reasonable access to the TCEH Debtors’ premises and its books and records in accordance with the DIP Documents and shall reasonably cooperate, consult with, and provide to such persons all such information as may be reasonably requested. In addition, the TCEH Debtors shall authorize their independent certified public accountants, financial advisors, investment bankers, and consultants to cooperate, consult with, and provide to the DIP Agent and the Creditors’ Committee all such information as may be reasonably requested from the TCEH Debtors with respect to the business, results of operations, and financial condition of the TCEH Debtors.

27. Carve Out.

(a) Carve Out. As used in this Order, the “Carve Out” means the sum of (i) all fees required to be paid to the Clerk of the Court and to the Office of the United States Trustee under section 1930(a) of title 28 of the United States Code plus interest at the statutory rate (without regard to the notice set forth in (iii) below); (ii) all reasonable fees and expenses up to $50,000 incurred by a trustee under section 726(b) of the Bankruptcy Code (without regard to the notice set forth in (iii) below); (iii) to the extent allowed at any time, whether by interim order, procedural order, or otherwise, all unpaid fees and expenses (the “Allowed Professional Fees”) incurred by persons or firms retained by the TCEH Debtors pursuant to section 327, 328, or 363 of the Bankruptcy Code (the “Debtor Professionals”) and the Creditors’ Committee pursuant to section 328 or 1103 of the Bankruptcy Code (the “Committee Professionals” and, together with the Debtor Professionals, the “Professional Persons”) at any time before or on the first business day following delivery by the DIP Agent of a Carve Out Trigger Notice (as defined below), whether allowed by the Court prior to or after delivery of a Carve Out Trigger Notice; and (iv) Allowed Professional Fees of Professional Persons in an aggregate amount not to exceed $50,000,000 incurred after the first business day following delivery by the DIP Agent of the Carve Out Trigger Notice, to the extent allowed at any time, whether by interim order, procedural order, or otherwise (the amounts set forth in this clause (iv) being the “Post-Carve Out Trigger Notice Cap”). For purposes of the foregoing, “Carve Out Trigger Notice” shall mean a written notice delivered by email (or other electronic means) by the DIP Agent to the TCEH Debtors, their lead restructuring counsel, the U.S. Trustee, and counsel to the Creditors’

Committee, which notice may be delivered following the occurrence and during the continuation of an Event of Default and acceleration of the DIP Obligations under the DIP Facility, stating that the Post-Carve Out Trigger Notice Cap has been invoked.

(b) Carve Out Reserves. On the day on which a Carve Out Trigger Notice is given by the DIP Agent to the TCEH Debtors with a copy to counsel to the Creditors’ Committee (the “Termination Declaration Date”), the Carve Out Trigger Notice shall (i) be deemed a draw request and notice of borrowing by the TCEH Debtors for Revolving Credit Loans under the Revolving Credit Commitment (each, as defined in the DIP Credit Agreement) (on a pro rata basis based on the then outstanding Revolving Credit Commitments), in an amount equal to the then unpaid amounts of the Allowed Professional Fees (any such amounts actually advanced shall constitute Revolving Credit Loans) and (ii) also constitute a demand to the TCEH Debtors to utilize all cash on hand as of such date and any available cash thereafter held by any Debtor to fund a reserve in an amount equal to the then unpaid amounts of the Allowed Professional Fees. The TCEH Debtors shall deposit and hold such amounts in a segregated account at the DIP Agent in trust to pay such then unpaid Allowed Professional Fees (the “Pre-Carve Out Trigger Notice Reserve”) prior to any and all other claims. On the Termination Declaration Date, the Carve Out Trigger Notice shall also be deemed a request by the TCEH Debtors for Revolving Credit Loans under the Revolving Credit Commitment (on a pro rata basis based on the then outstanding Revolving Credit Commitments), in an amount equal to the Post-Carve Out Trigger Notice Cap (any such amounts actually advanced shall constitute Revolving Credit Loans). The TCEH Debtors shall deposit and hold such amounts in a segregated account at the DIP Agent in trust to pay such Allowed Professional Fees benefiting from the Post-Carve Out Trigger Notice Cap (the “Post-Carve Out Trigger Notice Reserve” and,

together with the Pre-Carve Out Trigger Notice Reserve, the “Carve Out Reserves”) prior to any and all other claims. On the first business day after the DIP Agent gives such notice to such Revolver Credit Lenders (as defined in the DIP Credit Agreement), notwithstanding anything in the DIP Credit Agreement to the contrary, including with respect to the existence of a Default (as defined in the DIP Credit Agreement) or Event of Default, the failure of the TCEH Debtors to satisfy any or all of the conditions precedent for Revolving Credit Loans under the Revolving Credit Facility, any termination of the Revolving Credit Commitments following an Event of Default, or the occurrence of the Maturity Date, each Revolver Credit Lender with an outstanding Commitment (on a pro rata basis based on the then outstanding Commitments) shall make available to the DIP Agent such Revolver Credit Lender’s pro rata share with respect to such borrowing in accordance with the Revolving Credit Facility. All funds in the Pre-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clauses (i) through (iii) of the definition of Carve Out set forth above (the “Pre-Carve Out Amounts”), but not, for the avoidance of doubt, the Post-Carve Out Trigger Notice Cap, until paid in full, and then, to the extent the Pre-Carve Out Trigger Notice Reserve has not been reduced to zero, to pay the DIP Agent for the benefit of the DIP Lenders and the DIP L/C Issuers, unless the DIP Obligations (excluding the Secured Hedge Obligations, the Secured Cash Management Obligations, and Contingent Obligations) have been indefeasibly paid in full, in cash, all Commitments have been terminated, and all Letters of Credit have been cancelled (or all such Letters of Credit have been fully cash collateralized or otherwise back-stopped, in each case to the satisfaction of the applicable DIP L/C Issuers), in which case any such excess shall be paid to the Prepetition First Lien Creditors in accordance with their rights and priorities as of the Petition Date. All funds in the Post-Carve Out Trigger Notice Reserve shall be used first to pay the obligations set forth in clause (iv) of the definition of Carve Out set forth above (the “Post-Carve Out Amounts”), and then, to the extent the Post-Carve Out Trigger Notice Reserve has not been reduced to zero, to pay the DIP Agent for the benefit of the DIP Lenders and the DIP L/C Issuers, unless the DIP Obligations (excluding the Secured Hedge Obligations, the Secured Cash Management Obligations, and Contingent Obligations) have been indefeasibly paid in full, in cash, all Commitments have been terminated, and all Letters of Credit have been cancelled (or all such Letters of Credit have been fully cash collateralized or otherwise back-stopped, in each case to the satisfaction of the applicable DIP L/C Issuers), in which case any such excess shall be paid to the Prepetition First Lien Creditors in accordance with their rights and priorities as of the Petition Date. Notwithstanding anything to the contrary in the DIP Documents or this Order, if either of the Carve Out Reserves is not funded in full in the amounts set forth in this paragraph 27, then, any excess funds in one of the Carve Out Reserves following the payment of the Pre-Carve Out Amounts and Post-Carve Out Amounts, respectively, shall be used to fund the other Carve Out Reserve, up to the applicable amount set forth in this paragraph 27, prior to making any payments to the DIP Agent or the Prepetition First Lien Creditors, as applicable. Notwithstanding anything to the contrary in the DIP Documents or this Order, following delivery of a Carve Out Trigger Notice, the DIP Agent and the Prepetition First Lien Agents shall not sweep or foreclose on cash (including cash received as a result of the sale or other disposition of any assets) of the TCEH Debtors until the Carve Out Reserves have been fully funded, but shall have a security interest in any residual interest in the Carve Out Reserves, with any excess paid to the DIP Agent for application in accordance with the DIP Documents. Further, notwithstanding anything to the contrary in this Order, (i) disbursements by the TCEH Debtors from the Carve Out Reserves shall not constitute Loans (as defined in the DIP Credit Agreement)

or increase or reduce the DIP Obligations, (ii) the failure of the Carve Out Reserves to satisfy in full the Allowed Professional Fees shall not affect the priority of the Carve Out, and (iii) in no way shall the Initial Budget, Budget, Annual Operating Forecast, Carve Out, Post-Carve Out Trigger Notice Cap, Carve Out Reserves, or any of the foregoing be construed as a cap or limitation on the amount of the Allowed Professional Fees due and payable by the TCEH Debtors. For the avoidance of doubt and notwithstanding anything to the contrary herein or in the Final Cash Collateral Order, the DIP Facility, or in any Prepetition Secured Facilities (as defined in the Final Cash Collateral Order), the Carve Out shall be senior to all liens and claims securing the DIP Facility, the Adequate Protection Liens, and the 507(b) Claim (as defined in the Final Cash Collateral Order), and any and all other forms of adequate protection, liens, or claims securing the DIP Obligations or the Prepetition Secured Obligations.

(c) No Direct Obligation To Pay Allowed Professional Fees. The DIP Agent, DIP Lenders, and the DIP L/C Issuers shall not be responsible for the payment or reimbursement of any fees or disbursements of any Professional Person incurred in connection with the Cases or any Successor Cases under any chapter of the Bankruptcy Code. Nothing in this Order or otherwise shall be construed to obligate the DIP Agent, the DIP Lenders, or the DIP L/C Issuers, in any way, to pay compensation to, or to reimburse expenses of, any Professional Person or to guarantee that the TCEH Debtors have sufficient funds to pay such compensation or reimbursement.

(d) Payment of Allowed Professional Fees Prior to the Termination Declaration Date. Any payment or reimbursement made prior to the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall not reduce the Carve Out.

(e) Payment of Carve Out On or After the Termination Declaration Date. Any payment or reimbursement made on or after the occurrence of the Termination Declaration Date in respect of any Allowed Professional Fees shall permanently reduce the Carve Out on a dollar-for-dollar basis. Any funding of the Carve Out shall be added to, and made a part of, the DIP Obligations secured by the DIP Collateral and shall be otherwise entitled to the protections granted under this Order, the DIP Documents, the Bankruptcy Code, and applicable law.

28. RCT Reclamation Support Carve Out. All amounts up to $975,000,000 required to be paid by the TCEH Debtors to the Railroad Commission of Texas (the “RCT”) pursuant to amounts due and owing in respect of reclamation obligations incurred by the RCT and for which any of the TCEH Debtors may be liable under Applicable Law (as defined in the DIP Credit Agreement) will constitute the “RCT Reclamation Support Carve Out,” and such RCT Reclamation Support Carve Out will be senior to the DIP Obligations and to any other obligations or liabilities of the TCEH Debtors (other than, and subject in any event to, the Carve Out). Notwithstanding any provision of the DIP Documents or this Order to the contrary, for the sake of clarity, with respect to the RCT Reclamation Support Carve Out in favor of the RCT for financial assurance for Debtor Luminant Mining Company LLC’s reclamation obligations, the RCT shall be entitled to up to the first $975,000,000 in proceeds of DIP Collateral to satisfy valid claims against the RCT Reclamation Support Carve Out, in the event such DIP Collateral is liquidated, before payment of claims of all other secured or unsecured creditors or other parties in interest, other than the amounts subject to the professional fee carve out (which amounts are defined as the “Carve Out” in paragraph 27 of this Order).

29. Limitations on the DIP Facility, the DIP Collateral, and the Carve Out. Notwithstanding anything herein to the contrary, except as provided in this paragraph and in paragraph 22 with respect to the ability of the TCEH Debtors to use DIP Collateral, including Cash Collateral, solely during the Remedies Notice Period, to seek use of Cash Collateral on a non-consensual basis and/or to challenge whether an Event of Default has occurred and/or is continuing, the TCEH Debtors shall not assert or prosecute, and no portion of the proceeds of the DIP Facility, the DIP Collateral, including Cash Collateral, or the Carve Out, and no disbursements set forth in the Budget, may be used for the payment of professional fees, disbursements, costs, or expenses incurred by any person in connection with (a) incurring Indebtedness (as defined in the DIP Credit Agreement) except to the extent permitted under the DIP Credit Agreement; (b) preventing, hindering, or delaying any of the DIP Agent’s, the DIP Lenders’, the DIP L/C Issuers’, the Existing DIP Agent’s, the Existing DIP Lenders’, the Prepetition First Lien Agents’, or the Prepetition First Lien Creditors’ (in the case of each of the foregoing, in their respective capacities as such) enforcement or realization upon, or exercise of rights in respect of, any of the DIP Collateral once an Event of Default has occurred and after the Remedies Notice Period; (c) objecting, challenging, or contesting in any manner, or raising any defenses to, the validity, extent, amount, perfection, priority, or enforceability of any of the DIP Obligations, the DIP Liens, the DIP Obligations (as defined in the Existing DIP Order), the DIP Liens (as defined in the Existing DIP Order), the Prepetition First Lien Obligations, the Prepetition First Priority Liens, or the Prepetition Collateral (including Cash Collateral), or any other rights or interest of any of the DIP Agent, the DIP Lenders, the DIP L/C Issuers, the Secured Hedge Banks, the Secured Cash Management Banks, the Existing DIP Agent, the Existing DIP Lenders, the Prepetition First Lien Agents, or the Prepetition First Lien Creditors (in the case of each of the foregoing, in their respective capacities as such); (d) asserting, commencing, or prosecuting any claims or causes of action, including, without limitation, any actions under chapter 5 of the Bankruptcy Code, against any of the DIP Agent, the DIP Lenders, the DIP L/C Issuers, the Secured Hedge Banks, the Secured Cash Management Banks, the Existing DIP Agent, the Existing DIP Lenders, the Prepetition First Lien Agents, the Prepetition First Lien Creditors, or any of their respective affiliates, agents, attorneys, advisors, professionals, officers, directors, or employees (in the case of each of the foregoing, in their respective capacities as such); or (e) (i) asserting, joining, commencing, supporting, investigating, or prosecuting any action for any claim, counter-claim, action, cause of action, proceeding, application, motion, objection, defense, or other contested matter seeking any order, judgment, determination, or similar relief against, or adverse to the material interests of the Released Parties (as defined herein and/or in the Existing DIP Order) arising out of, in connection with, or relating to the DIP Facility, the DIP Documents, the Existing DIP Credit Agreement, the Existing DIP Facility Documents or the transactions contemplated hereunder or thereunder or (ii) asserting, joining, commencing, supporting, or prosecuting any action for any claim, counter-claim, action, cause of action, proceeding, application, motion, objection, defense, or other contested matter seeking any order, judgment, determination, or similar relief against, or materially adverse to the interests of the Prepetition First Lien Creditors arising out of, in connection with, or relating to the Prepetition First Lien Documents or the financing transactions contemplated thereunder, and in the case of (e)(i) and (e)(ii) of this paragraph 29, including, without limitation, (i) any action arising under the Bankruptcy Code with respect to or relating to the DIP Obligations, the DIP Liens, the DIP Facility, the DIP Obligations (as defined in the Existing DIP Order), the DIP Liens (as defined in the Existing DIP Order), the Existing DIP Facility Documents, the Prepetition First Lien Obligations, the Prepetition First Priority Liens, or the Prepetition First Lien Documents, as applicable; (ii) any so-called “lender liability” claims and causes of action with respect to or relating to the DIP Obligations, the DIP Liens, the DIP Facility, the DIP Obligations (as defined in the Existing DIP Order), the DIP Liens (as defined in the Existing DIP Order), the Existing DIP Facility Documents, the Prepetition First Lien Obligations, the Prepetition First Priority Liens, or the Prepetition First Lien Documents, as applicable; (iii) any action with respect to the validity and extent of the DIP Obligations, the DIP Obligations (as defined in the Existing DIP Order), the DIP Superpriority Claims, or the Prepetition First Lien Obligations or the validity, extent, perfection, and priority of the DIP Liens, the DIP Liens (as defined in the Existing DIP Order) or the Prepetition First Priority Liens; (iv) any action seeking to invalidate, set aside, avoid, reduce, set off, offset, recharacterize, subordinate (whether equitable, contractual, or otherwise), recoup against, disallow, impair, raise any defenses, cross-claims, or counterclaims, or raise any other challenges under the Bankruptcy Code or any other applicable domestic or foreign law or regulation against, or with respect to, the DIP Liens, the DIP Liens (as defined in the Existing DIP Order), the DIP Superpriority Claims, or the Prepetition First Priority Liens in whole or in part; (v) appeal or otherwise challenge this Order, the DIP Documents, the Existing DIP Order, the Existing DIP Facility Documents or any of the transactions contemplated herein or therein, provided that nothing herein shall limit the Creditors’ Committee’s rights to be compensated for any objection to this Order, and any allowed fees and expenses of the Creditors’ Committee’s professionals with respect thereto may be paid using any of the proceeds of the DIP Facility, the DIP Collateral, the Prepetition Collateral, including Cash Collateral, or the Carve Out; and/or (vi) any action that has the effect of preventing, hindering, or delaying (whether directly or indirectly) the DIP Agent, the DIP Lenders, the DIP L/C Issuers, the Existing DIP Agent or the Existing DIP Lenders in respect of their liens and security interests in the DIP Collateral or any of their rights, powers, or benefits hereunder or in the DIP Documents or the Existing DIP Documents anywhere in the world.

30. Payment of Compensation. Nothing herein shall be construed as a consent to the allowance of any professional fees or expenses of any Professional Person or shall affect the right of the DIP Agent, the DIP Lenders, the DIP L/C Issuers, or the Creditors’ Committee to object to the allowance and payment of such fees and expenses.

31. Release. The TCEH Debtors, on behalf of themselves and their estates (including any successor trustee or other estate representative in the Cases or Successor Cases) and any party acting by, through, or under the TCEH Debtors or their estates, forever and irrevocably (a) release, discharge, waive, and acquit the current or future DIP Agent, the DIP Lenders, the DIP L/C Issuers, the Joint Lead Arrangers, each of their respective participants and each of their respective affiliates, and each of their respective former, current, or future officers, employees, directors, agents, representatives, owners, members, partners, financial advisors, legal advisors, shareholders, managers, consultants, accountants, attorneys, affiliates, and predecessors in interest (collectively, and in each case solely in their capacities as such, the “Released Parties”), of and from any and all claims, demands, liabilities, responsibilities, disputes, remedies, causes of action, indebtedness, and obligations, rights, assertions, allegations, actions, suits, controversies, proceedings, losses, damages, injuries, attorneys’ fees, costs, expenses, or judgments of every type, whether known, unknown, asserted, unasserted, suspected, unsuspected, accrued, unaccrued, fixed, contingent, pending, or threatened, including, without limitation, all legal and equitable theories of recovery, arising under common law, statute or regulation or by contract, of every nature and description, arising out of, in connection with, or relating to the DIP Facility, the DIP Documents, or the transactions contemplated hereunder or thereunder, including, without limitation, (i) any so-called “lender liability” or equitable subordination claims or defenses, with respect to or relating to the DIP Obligations, DIP Liens, or DIP Facility, as applicable, (ii) any and all claims and causes of action arising under the Bankruptcy Code, with respect to or relating to the DIP Obligations, DIP Liens, or DIP Facility, as applicable, and (iii) any and all claims and causes of action regarding the validity, priority, perfection, or avoidability of the liens or secured claims of the DIP Agent, the DIP Lenders, and the DIP L/C Issuers and (b) waive any and all defenses (including, without limitation, offsets and counterclaims of any nature or kind) as to the validity, perfection, priority, enforceability, and nonavoidability of the DIP Obligations and the DIP Liens; provided, however, that this release shall have no impact on any claims or causes of action the Creditors’ Committee may bring (y) pursuant to the Challenge (as defined in the Final Cash Collateral Order) rights granted under the Final Cash Collateral Order and this Order or (z) for the prepetition conduct of any party not related to the DIP Facility or otherwise, in each case, subject to the terms and conditions of the Final Cash Collateral Order and this Order.

32. No Third Party Rights. Except as explicitly provided for herein, this Order does not create any rights for the benefit of any third party, creditor, equity holder, or any direct, indirect, or incidental beneficiary.

33. Section 506(c) Claims. No costs or expenses of administration of the Cases or any future proceeding that may result therefrom, which have been or may be incurred in the Cases at any time, shall be charged against the DIP Agent, the DIP Lenders, or the DIP L/C Issuers, or any of their respective claims or the DIP Collateral, pursuant to section 105 or 506(c) of the Bankruptcy Code, or otherwise, without the prior written consent of the DIP Agent, the DIP Lenders, or the DIP L/C Issuers, as applicable, and no such consent shall be implied from any other action, inaction, or acquiescence by the DIP Agent, any DIP Lender, and any DIP L/C Issuer.

34. Payments Free and Clear. Subject only to the Carve-Out, any and all payments or proceeds remitted to the DIP Agent on behalf of the DIP Lenders pursuant to the provisions of this Order or the DIP Documents shall be received free and clear of any claim, charge, assessment or other liability, including, without limitation, any such claim or charge arising out of or based on, directly or indirectly, section 506(c) of the Bankruptcy Code, whether asserted or assessed by, through or on behalf of any TCEH Debtor.

35. No Marshaling/Application of Proceeds. The DIP Agent, the DIP Lenders, and the DIP L/C Issuers shall not be subject to the equitable doctrine of “marshaling” or any other similar doctrine with respect to any of the DIP Collateral, and proceeds shall be received and applied pursuant to the terms of the DIP Documents notwithstanding any other agreement or provision to the contrary.

36. Insurance. To the extent that any of the Prepetition Secured Agents is listed as loss payee under the TCEH Debtors’ insurance policies, the DIP Agent is also deemed to be the loss payee under such insurance policies and shall act in that capacity and distribute, subject to the Carve Out, any proceeds recovered or received in respect of any such insurance policies, first, to the payment in full of the DIP Obligations (other than contingent indemnification obligations as to which no claim has been asserted), and second, to the payment of the Prepetition Secured Obligations.

37. Payments Held in Trust. Except as expressly permitted in this Final Order or the DIP Documents and except for adequate protection payments pursuant to orders of the court in effect as of the date hereof (including, for the avoidance of doubt all payments under section 5 of the Final Cash Collateral Order), in the event that any person or entity receives any payment on account of a security interest in DIP Collateral (whether in the form of DIP Collateral or any proceeds of DIP Collateral or any other payment with respect thereto from any other source) prior to indefeasible payment in full in cash of all DIP Obligations under the DIP Documents, and termination of the Commitments in accordance with the DIP Documents, such person or entity shall be deemed to have received, and shall hold, any such payment or proceeds of DIP Collateral in trust for the benefit of the DIP Agent and the DIP Lenders and shall immediately turn over such proceeds to the DIP Agent, or as otherwise instructed by this Court, for application in accordance with the DIP Documents and this Final Order. For the avoidance of doubt, any payments made by the TCEH Debtors in accordance with the DIP Documents, including the Budget, and this Order, shall not be affected by this paragraph 37.

38. Credit Bidding. The DIP Agent shall have the right to credit bid, in accordance with the DIP Documents, up to the full amount of the DIP Obligations in any sale of the DIP Collateral as provided for in section 363(k) of the Bankruptcy Code, without the need for further Court order authorizing the same and whether any such sale is effectuated through section 363(k) or 1129(b) of the Bankruptcy Code, by a chapter 7 trustee under section 725 of the Bankruptcy Code, or otherwise.

39. Joint and Several Liability. Nothing in this Order shall be construed to constitute a substantive consolidation of any of the TCEH Debtors’ estates, it being understood, however, that the TCEH Debtors shall be jointly and severally liable for the obligations hereunder and in accordance with the terms of the DIP Facility and the DIP Documents.

40. Discharge Waiver. The DIP Obligations shall not be discharged by the entry of an order confirming any plan of reorganization, notwithstanding the provisions of section 1141(d) of the Bankruptcy Code, unless the DIP Obligations have been indefeasibly paid in full, in cash, all Commitments have been terminated, and all Letters of Credit have been cancelled (or all such Letters of Credit shall have been fully cash collateralized or otherwise back-stopped, in each case to the satisfaction of the applicable DIP L/C Issuers) on or before the effective date of a confirmed plan of reorganization or liquidation. It shall be an Event of Default if any of the TCEH Debtors propose or support any plan of reorganization or liquidation, sale of all or substantially all of the TCEH Debtors’ assets, or entry of any confirmation order or sale order other than (i) the Existing Plan, (ii) an Alternative Acceptable Plan, or (iii) any plan of reorganization or liquidation, sale, or confirmation order that provides that the DIP Obligations (excluding the Secured Hedge Obligations, the Secured Cash Management Obligations, and Contingent Obligations) shall be indefeasibly paid in full, in cash, all Commitments shall be terminated, and all Letters of Credit shall be cancelled (or all such Letters of Credit shall be fully cash collateralized or otherwise back-stopped, in each case to the satisfaction of the applicable DIP L/C Issuers) on or prior to the earlier to occur of the effective date of any such plan of reorganization or liquidation or sale and the DIP Termination Date.

41. Rights Preserved. Notwithstanding anything herein to the contrary, the entry of this Order is without prejudice to, and does not constitute a waiver of, expressly or implicitly: (a) the DIP Agent’s, the DIP Lenders’, the DIP L/C Issuers’, or the Creditors’ Committee’s right to seek any other or supplemental relief in respect of the TCEH Debtors; (b) any of the rights of the DIP Agent, any of the DIP Lenders, any of the DIP L/C Issuers, or the Creditors’ Committee under the Bankruptcy Code or under non-bankruptcy law, including, without limitation, the right to (i) request modification of the automatic stay of section 362 of the Bankruptcy Code, (ii) request dismissal of any of the Cases or Successor Cases, conversion of any of the Cases to cases under chapter 7, or appointment of a chapter 11 trustee or examiner with expanded powers, or (iii) propose, subject to the provisions of section 1121 of the Bankruptcy Code, a chapter 11 plan or plans; or (c) any other rights, claims, or privileges (whether legal, equitable, or otherwise) of any of the DIP Agent, the DIP Lenders, the DIP L/C Issuers, or the Creditors’ Committee.

42. No Waiver by Failure To Seek Relief. The delay or failure of the DIP Agent, the DIP Lenders, the DIP L/C Issuers, or the Creditors’ Committee to seek relief or otherwise exercise their rights and remedies under this Order, the DIP Documents, or applicable law, as the case may be, shall not constitute a waiver of any of the rights hereunder, thereunder, or otherwise of the DIP Agent, the DIP Lenders, the DIP L/C Issuers, the Creditors’ Committee, or any party in interest, unless any such waiver is pursuant to a written instrument executed in accordance with the terms of the applicable DIP Documents.

43. Binding Effect; Successors and Assigns. The DIP Documents and the provisions of this Order, including all findings herein, shall be binding upon all parties in interest in the Cases, including, without limitation, the DIP Agent, the DIP Lenders, the DIP L/C Issuers, the Secured Hedge Banks, the Secured Cash Management Banks, any statutory or nonstatutory committees appointed or formed in the Cases (including the Creditors’ Committee), and the TCEH Debtors and their respective successors and assigns (including any chapter 7 or chapter 11 trustee hereinafter appointed for the estate of any of the TCEH Debtors) and shall inure to the benefit of the DIP Agent, the DIP Lenders, the DIP L/C Issuers, and the TCEH Debtors and their respective successors and assigns; provided, however, that the DIP Agent, the DIP Lenders, and the DIP L/C Issuers shall have no obligation to extend any financing to any chapter 7 trustee or similar responsible person appointed for the estates of the TCEH Debtors. In determining to make any loan under the DIP Credit Agreement or in exercising any rights or remedies as and when permitted pursuant to this Order or the DIP Documents, the DIP Agent, the DIP Lenders, and the DIP L/C Issuers (a) shall not be deemed to be in control of the operations of any of the TCEH Debtors or to be acting as a “controlling person,” “responsible person,” “insider” or “owner or operator” with respect to the operation or management of any of the TCEH Debtors (as such term, or any similar terms, are used in the Internal Revenue Code, the United States Comprehensive Environmental Response, Compensation and Liability Act (as amended), or any similar Federal or state statute) and (b) shall not owe any fiduciary duty to any of the TCEH Debtors, their creditors, or their estates, and shall not constitute or be deemed to constitute a joint venture or partnership with any of the TCEH Debtors.

44. No Modification of this Order. Unless and until the DIP Obligations (excluding the Secured Hedge Obligations, the Secured Cash Management Obligations, and Contingent Obligations) have been indefeasibly paid in full, in cash, all Commitments have been terminated, and all Letters of Credit have been cancelled (or all such Letters of Credit have been fully cash collateralized or otherwise back-stopped, in each case to the satisfaction of the applicable DIP L/C Issuers) (such payment being without prejudice to any terms or provisions contained in the DIP Facility which survive such discharge by their terms), an Event of Default shall occur if the TCEH Debtors seek or consent to, directly or indirectly, or if there is entered: (a) without the prior written consent of the DIP Agent, (i) any modification or amendment to this Order that is adverse to the rights and interests of the DIP Agent or DIP Lenders, (ii) any stay or vacatur of this Order, (iii) a priority claim for any administrative expense or unsecured claim against the TCEH Debtors (now existing or hereafter arising of any kind or nature whatsoever, including, without limitation, any administrative expense of the kind specified in section 503(b), 506(c),

507(a), or 507(b) of the Bankruptcy Code) in any of the Cases or Successor Cases, equal or superior to the DIP Superpriority Claims other than the Carve Out and the RCT Reclamation Support Carve Out, or (iv) any lien on any of the DIP Collateral with priority equal or superior to the DIP Liens, except as specifically provided herein or in the DIP Documents; (b) without the prior written consent of the DIP Agent, an order allowing use of the DIP Collateral, including Cash Collateral; (c) an order converting or dismissing any of the Cases of a TCEH Debtor that directly owns any of the Principal Properties (as defined in the Commitment Letter); (d) an order appointing a chapter 11 trustee with respect to the TCEH Debtors and substantially all of their respective properties; or (e) an order appointing an examiner with enlarged powers (having powers beyond those set forth in Bankruptcy Code sections 1106(a)(3) and (4)) with respect to the TCEH Debtors and substantially all of their respective properties; provided, however, that notwithstanding anything to the contrary herein, the TCEH Debtors may seek to use Cash Collateral on a non-consensual basis pursuant to an order in form and substance acceptable to the Left Lead Arrangers (as defined in the DIP Credit Agreement). No such consent shall be implied by any other action, inaction, or acquiescence of the DIP Agent.

45. Survival. The provisions of this Order and any actions taken pursuant hereto shall survive entry of any order which may be entered: (a) confirming any plan of reorganization or liquidation in any of the Cases; (b) converting any of the Cases to a case under chapter 7 of the Bankruptcy Code; (c) dismissing any of the Cases or any Successor Cases; or (d) pursuant to which the Court abstains from hearing any of the Cases or Successor Cases. The terms and provisions of this Order, including the claims, liens, security interests, and other protections granted to the DIP Agent, the DIP Lenders, the DIP L/C Issuers, the Secured Hedge Banks, and the Secured Cash Management Banks pursuant to this Order and/or the DIP Documents, notwithstanding the entry of any such order, shall continue in the Cases, in any Successor Cases, or following dismissal of the Cases or any Successor Cases, and shall maintain their priority as provided by this Order until, in respect of the DIP Facility, all the DIP Obligations (excluding the Secured Hedge Obligations, the Secured Cash Management Obligations, and Contingent Obligations), pursuant to the DIP Documents and this Order, have been indefeasibly paid in full, in cash, all Commitments have been terminated, and all Letters of Credit have been cancelled (or all such Letters of Credit have been fully cash collateralized or otherwise back-stopped, in each case to the satisfaction of the applicable DIP L/C Issuers) (such payment being without prejudice to any terms or provisions contained in the DIP Facility which survive such discharge by their terms).

46. Conversion Date. Upon the satisfaction or waiver of the conditions precedent to the Conversion Date (as defined in the DIP Credit Agreement) on the terms set forth in the DIP Credit Agreement, the Conversion Date shall occur, and the DIP Facility shall convert to the Exit Facility on the terms set forth in the DIP Credit Agreement without further notice to or order or other approval of the Court, act or action under applicable law, regulation, order or rule or the vote, consent, authorization or approval of any person or entity (including the boards of directors of the TCEH Debtors or the Reorganized TCEH Debtors), except as otherwise required by the DIP Credit Agreement. Solely for purposes of this paragraph 46, the DIP Credit Agreement in effect after the occurrence of the Conversion Date is referred to as the “Exit Facility Credit Agreement” and the DIP Documents are referred to as the “Exit Facility Documents”. Upon the occurrence of the Conversion Date, the TCEH Debtors and Reorganized TCEH Debtors shall be authorized and directed, in each case to the extent necessary, appropriate or desirable, to (1) enter into any notes, documents or agreements in connection with the Exit Facility, including, without limitation, any documents required in connection with the creation, perfection or continuation of the liens securing the Exit Facility, (2) grant such liens and security interests as necessary to provide security for the Exit Facility in accordance with the Exit Facility Credit Agreement and the Exit Facility Documents, (3) continue to perform all of their obligations under the Exit Facility Credit Agreement and the other Exit Facility Documents, and (4) take all such other actions as any Authorized Officer (as defined in the Exit Facility Credit Agreement) of the Reorganized TCEH Debtors may determine are necessary, appropriate or desirable in connection with the consummation of the transactions contemplated by the Exit Facility.

47. Railcar Lease Representation. Nothing herein primes or otherwise affects the rights and interests of TXU 2007-1 Railcar Leasing LLC (as the assignee of its affiliate High Ridge Leasing, LLC) under that certain Lease dated as of September 7, 2007, by and among TXU 2007-1 Railcar Leasing LLC (as assignee of its affiliate High Ridge Leasing, LLC) and Debtor Texas Competitive Electric Holdings Company LLC, relating to 996 Aluminum Rapid Discharge IV Coal Cars (the “Railcar Lease”). All rights of parties in interest with respect to the Railcar Lease are preserved.

48. DeCordova and Permian Basin Representation. Nothing herein primes, limits, or otherwise affects the rights and interests of either The Bank of New York Mellon Trust Company, N.A. (in its capacity as successor in interest to American National Bank and Trust Company of Chicago as indenture trustee (the “7.48% Indenture Trustee”)), or its successors in interest (including CSC Trust Company of Delaware, in its capacity as proposed successor indenture trustee), for the 7.48% Secured Facility Bonds, 1995 Series due January 1, 2017 (the “7.48% Secured Facility Bonds”), or of the holders of the 7.48% Secured Facility Bonds, under (a) that certain Trust Indenture, Security Agreement, and Mortgage, dated as of December 1,

1989, among TCEH (as successor in interest to Texas Utilities Electric Company), U.S. Bank National Association (as successor in interest to The Connecticut National Bank), as Owner Trustee, and the Indenture Trustee, as amended and supplemented by the Trust Indenture, Security Agreement and Mortgage Supplement No. 1, dated as of October 25, 1995 (collectively, the “7.48% Indenture”); and (b) the Operative Documents (as defined in the 7.48% Indenture) or any other document relating to the DeCordova Facility and the Permian Basin Facility (each as defined in the 7.48% Indenture). All rights of all parties in interest with respect to the 7.48% Secured Facility Bonds, the Operative Documents and the DeCordova and Permian Basin Facilities are hereby fully preserved.

49. No Impact on Certain Contracts/Transactions. No rights of any entity under section 555, 556, 559, 560, or 561 of the Bankruptcy Code shall be affected by the entry of this Order as to any contract or transaction of the kind listed in such sections of the Bankruptcy Code.

50. Alcoa Inc. Representation. Nothing herein shall interfere with, affect, or otherwise impair Alcoa Inc.’s setoff or recoupment rights, if any, in its capacity as counterparty under certain contracts and other agreements with any of the Debtors, against any applicable Debtor entity.

51. Order Governs. In the event of any inconsistency between the provisions of this Order and any provision contained in the DIP Documents, the Existing DIP Facility Documents or the Existing DIP Order, the provisions of this Order shall govern.

52. Retention of Jurisdiction. The Court has and will retain jurisdiction to enforce this Order according to its terms.

Wilmington, Delaware
Dated: , 2016

THE HONORABLE CHRISTOPHER S. SONTCHI
UNITED STATES BANKRUPTCY JUDGE

G-59